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                                                                [Conformed Copy]


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                       RECOVERY EQUITY INVESTORS II, L.P.
                       KIWI INTERNATIONAL AIR LINES, INC.


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             CONVERTIBLE NOTE PURCHASE AND OPTION AGREEMENT AMENDING
            AND RESTATING THAT CERTAIN CLASS A CONVERTIBLE PREFERRED
               STOCK PURCHASE AGREEMENT DATED AS OF JUNE 19, 1996


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                            Dated as of July 1, 1996


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                                TABLE OF CONTENTS


                                                                                                        Page

SECTION 1.            AMENDMENT AND RESTATEMENT AUTHORIZATION OF

                      SECURITIES; ETC.................................................................... 1

SECTION 2.            SALE AND PURCHASE OF CONVERTIBLE NOTES;
                      GRANT OF OPTION TO PURCHASE ADDITIONAL

                      SECURITIES......................................................................... 2
                      2.1.        Convertible Notes...................................................... 2

SECTION 2A.           ADDITIONAL INVESTMENTS AT REI'S OPTION............................................. 2
                      2A.1        Convertible Notes...................................................... 2
                      2A.2.       Preferred Stock........................................................ 3
                      2A.3.       Convertible Notes in Lieu of
                      Preferred Stock.................................................................... 3
                      2A.4.  Section 2A Closings......................................................... 4

SECTION 3.            CLOSING............................................................................ 5

SECTION 4.            CONDITIONS TO CLOSING.............................................................. 5
                      4.1. Conditions to REI's Obligation to
                      Close. ............................................................................ 5
                         4.1.1.  Representations and Warranties.......................................... 5
                         4.1.2.  Compliance Certificate.................................................. 6
                         4.1.3.  Opinions of Counsel..................................................... 6
                         4.1.4.  Purchase and Sale Permitted by
                         Applicable Law.................................................................. 6
                         4.1.5.  Registration Rights Agreements.......................................... 6
                         4.1.6.  Approvals............................................................... 6
                         4.1.7.  No Injunction........................................................... 7
                         4.1.8.  Corporate Documents..................................................... 7
                         4.1.9.  Elections of Directors.................................................. 7
                         4.1.10.  Outstanding Shares..................................................... 7
                         4.1.11.  Insurance.............................................................. 7
                         4.1.12.  Pegasus................................................................ 7
                         4.1.13. Proceeds from Notes Offering............................................ 7
                         4.1.14.  Quiet Enjoyment........................................................ 7

                      4.2. Conditions to KIWI's Obligation to
                      Close. ............................................................................ 8
                         4.2.1.  No Injunction........................................................... 8

SECTION 5.            REPRESENTATIONS AND WARRANTIES OF KIWI............................................. 8
                      5.1.  Organization and Standing;
                      Certificate of Incorporation and By-Laws........................................... 8
                      5.2.  Qualification................................................................ 8
                      5.3.  Corporate Power.............................................................. 8
                      5.4.  No Subsidiaries.............................................................. 9
                      5.5.  Capitalization............................................................... 9

                                               i

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
                      5.6.  Other Agreements............................................................. 10
                      5.7.  Authorization................................................................ 10
                      5.8.  No Conflicts................................................................. 11
                      5.9.  Business; Financial Statements............................................... 11
                      5.10.  Changes, etc................................................................ 13
                      5.11.  Tax Returns and Payments.................................................... 13
                      5.12.  Indebtedness................................................................ 14
                      5.13.  Required Prepayments........................................................ 14
                      5.14.  Title to Properties; Liens.................................................. 14
                      5.15.  Litigation, etc............................................................. 14
                      5.16.  Compliance with Other
                      Instruments, etc................................................................... 14
                      5.17.  Consents.................................................................... 15
                      5.18.  Permits, Licenses, Patents,
                      Trademarks, etc.................................................................... 15
                      5.19.  Securities Law Compliance................................................... 15
                      5.20.  Use of Proceeds............................................................. 16
                      5.21.  Status Under Certain Federal
                      Statutes........................................................................... 16
                      5.22.  ERISA....................................................................... 17
                      5.23.  Employment Agreements and Labor
                      Issues............................................................................. 17
                      5.24.  Disclosure.................................................................. 18
                      5.25.  Operations.................................................................. 18
                      5.26.  Insurance................................................................... 19
                      5.27.  Material Contracts.......................................................... 19
                      5.28.  Brokers and Finders......................................................... 20
                      5.29.  Pegasus Settlement.......................................................... 20
                      5.30.  Conversion of New Notes..................................................... 20
                      5.31.  Regulations G, T, X and U................................................... 21

SECTION 6.  PURCHASER'S REPRESENTATIONS ................................................................. 21
                      6.1.  Investment................................................................... 21
                      6.2.  Securities Law Matters....................................................... 21
                      6.3.  Rule 144..................................................................... 21
                      6.4.  Accredited Investor, etc..................................................... 21

SECTION 7.  COVENANTS ................................................................................... 22
                      7.1.  Covenants of KIWI............................................................ 22

                         7.1.1.  Debt Offering .......................................................... 22
                         7.1.2.  Restated Certificate, Omnibus
                         Consent; By-laws ............................................................... 22
                         7.1.3.  Limitations on Offerings; Notes
                         Offering ....................................................................... 22
                         7.1.4.  Employee Stock Plans ................................................... 23
                         7.1.5.  No Solicitation ........................................................ 23
                         7.1.6.  Inspection ............................................................. 24
                         7.1.7.  Financial Statements ................................................... 25
                         7.1.8.  Election of Directors .................................................. 25
                         7.1.9.  Public Announcements ................................................... 27

                                       ii


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
                      7.1.10.  Further Actions.......................................................... 27
                      7.1.11.  Weekly Reports........................................................... 27
                      7.1.12.  Other Board Rights, etc.................................................. 28
                      7.1.13.  Actions by July 31, 1996................................................. 28
                      7.1.14.  Hush-Kitting Plan........................................................ 29
                      7.1.15.  Renewed Insurance........................................................ 29
                      7.1.16.  Pegasus.................................................................. 30
                      7.1.17.  Certain Securities Matter................................................ 30
                      7.1.18.  Reservation and Authorization of
                      Conversion Shares................................................................. 30
                      7.1.19.  Limitation on Foreign Ownership.......................................... 31
                      7.1.20.  Consultants.............................................................. 32
                      7.1.21.  Limitation on Corporate
                      Transactions...................................................................... 32

            7.2.  Covenants of REI...................................................................... 32
                      7.2.1.  Public Announcements...................................................... 32
                      7.2.2.  Further Actions........................................................... 33
                      7.2.3.  Election of Directors..................................................... 33
            7.3.  Covenants of the Voting Trustees...................................................... 33
                      7.3.1.  Termination of Voting Trust............................................... 33
                      7.3.2.  Restated Certificate and Omnibus
                      Consent........................................................................... 33
                      7.3.3.  Election of Directors..................................................... 33
                      7.3.4.  Limitation on Corporate
                      Transactions...................................................................... 34
                      7.3.5.  Public Announcements...................................................... 34
                      7.3.6.  No Solicitation........................................................... 34
            7.4. Mutual Covenant........................................................................ 34

SECTION 8.  REGISTER OF CONVERTIBLE NOTES;
            RESTRICTIONS ON TRANSFER OF SECURITIES;
            REGISTRATION UNDER SECURITIES ACT, ETC ....................................................  34
            8.1. Provisions Relating to the

            Convertible Notes........................................................................... 34
                      8.1.1.  Convertible Note Register;
                      Ownership of Convertible Notes.................................................... 34
                      8.1.2.  Transfer and Exchange of Notes............................................ 35
                      8.1.3.  Restrictive Legend........................................................ 35
                      8.1.4.  Limitation on Transfer to
                      Competitors....................................................................... 35

            8.2. Provisions Relating to the Shares...................................................... 35
                      8.2.1.  Restrictive Legends; Termination
                      of Restrictions, etc.............................................................. 35
                      8.2.2.  Right of First Offer...................................................... 36

SECTION 9.   DEFINITIONS................................................................................ 37

SECTION 10.  EXPENSES, ETC.............................................................................. 48

                                      iii

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
SECTION 11.  SURVIVAL OF REPRESENTATIONS AND
 WARRANTIES............................................................................................. 48

SECTION 12.  AMENDMENTS AND WAIVERS..................................................................... 48

SECTION 13.  NOTICES, ETC............................................................................... 49

SECTION 14.  MISCELLANEOUS.............................................................................. 50

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                                    EXHIBITS

Exhibit A             -    Form of Convertible Note

Exhibit B             -    Restated Certificate

Exhibit C             -    Restated By-laws

Exhibit D             -    Registration Rights Agreement

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
                       KIWI INTERNATIONAL AIR LINES, INC.
                                Hemisphere Center
                                U.S. 1 & 9 South
                              Newark, NJ 07114-0006

                                                        Dated as of July 1, 1996

Recovery Equity Investors II, L.P.
901 Mariner's Island Blvd.
Suite 465
San Mateo, California  94404-1592

Dear Purchaser:

          KIWI International Air Lines, Inc., a New Jersey corporation ("KIWI"), hereby agrees with you as follows:

SECTION 1.         AMENDMENT AND RESTATEMENT AUTHORIZATION OF SECURITIES; ETC.

          1.1. Amendment and Restatement. This Agreement amends and restates, in its entirety, that certain Class A Convertible Preferred Stock Purchase Agreement dated as of June 19, 1996 between KIWI and you.

          1.2. Authorization of Convertible Notes. KIWI has authorized the issue and sale on the terms and conditions of this Agreement of up to $10,000,000 aggregate principal amount of its 6% Convertible Unsecured Notes due March 15, 1997 in the form of Exhibit A hereto (the "Convertible Notes," such term to include any such notes issued in substitution therefor pursuant to Section 8) and such additional principal amount of Convertible Notes as may be issuable upon conversion of shares of Preferred Stock as provided in the Restated Certificate.

          1.3. Authorization of Shares. Prior to September 1, 1996, subject to approval by its shareholders, KIWI will authorize the issuance and sale, on the terms and conditions of this Agreement, of that number of shares provided in
Section 2A.2 of its Class A Convertible Preferred Stock, no par value (the "Preferred Stock"), having the relative rights, preferences and limitations set forth in the form of Restated Certificate of Incorporation attached hereto as Exhibit B (the "Restated Certificate").

          1.4. Capitalized Terms, etc. Certain capitalized terms used in this Agreement are defined in Section 9; references to a "Section" or an "Exhibit" or a "Schedule" are, unless otherwise specified, to a Section of this Agreement or an Exhibit attached to this Agreement or to a Schedule included in the Disclosure Schedule dated June 19, 1996 previously delivered to you.

SECTION 2.         SALE AND PURCHASE OF CONVERTIBLE NOTES; GRANT
                   OF OPTION TO PURCHASE ADDITIONAL SECURITIES.

          2.1. Convertible Notes. Subject to the terms and conditions of this Agreement, KIWI will issue and sell to you, and you will purchase from KIWI, at the Closing Convertible Notes in the aggregate principal amount of $2,000,000 at a purchase price of $1,995,000 (such Convertible Notes, the "Initial Convertible Notes").

          2.2. Additional Securities. In consideration of the payment of $5,000, KIWI will grant to you the option to purchase, on the terms and conditions of Section 2.2.1. 2A, the Additional Securities.

          2.3. Allocation of Consideration. KIWI and you will each report the federal, state and local and other tax consequences of the purchase and sale of the Initial Convertible Securities and the grant of the option to purchase the Additional Securities in a manner consistent with this Section 2.

SECTION 2A.        ADDITIONAL INVESTMENTS AT REI'S OPTION.

          You will have the option, but no obligation, to purchase, and KIWI will issue and sell to you, subject to the terms and conditions of this Section 2A, the following additional securities of KIWI (the "Additional Securities"):

          2A.1 Convertible Notes. If you have purchased the Initial Convertible Notes, you may elect, by written notice (an "Exercise Notice") delivered to KIWI prior to January 1, 1997, to purchase from KIWI additional Convertible Notes in an aggregate principal amount of $2,000,000 at a purchase price of $2,000,000 (such Convertible Notes, the "Additional Convertible Notes"). The initial Conversion Price under the Additional Convertible Notes in effect upon the issuance thereof shall be equal to the Conversion Price then in effect under the Initial Convertible Notes.

          2A.2. Preferred Stock. If you have elected to purchase Additional Convertible Notes in accordance with Section 2A.1, you may, by Exercise Notice delivered to KIWI prior to March 16, 1997, elect to purchase from KIWI for an aggregate purchase price of $6,000,000 that number of duly authorized shares of Preferred Stock, if any, equal to the quotient obtained by dividing (a) 6,000,000 by (b) the Conversion Price in effect under the Convertible Notes at the time of issuance of such shares of Preferred Stock in accordance with
Section 2A.4 (such shares of Preferred Stock, the "Shares").

          2A.3. Convertible Notes in Lieu of Preferred Stock. (a) If you shall elect to purchase the Shares in accordance with Section 2A.2 and the issuance of any of the Shares would result in a breach of any Foreign Ownership Restriction in effect at the time of such issuance (the incremental Shares resulting in such breach, "Excess Shares"), (i) KIWI will give you written notice setting forth the number of Excess Shares and you will not purchase, and KIWI will not sell to you, such Excess Shares, (ii) you will be entitled to purchase at the Section 2A Closing with respect to the Shares all of the Shares other than the Excess Shares and (iii) you may, by Exercise Notice delivered to KIWI at or prior to the Section 2A Closing with respect to the Shares, elect to purchase from KIWI, in lieu of the Excess Shares, additional Convertible Notes in an aggregate principal amount equal to the product of (x) the number of Excess Shares multiplied by (y) the Conversion Price in effect under the Convertible Notes at the time of the Section 2A Closing with respect to the Shares, at a purchase price of 100% of the principal amount thereof.

          (b) If you shall have elected to purchase the Shares in accordance with Section 2A.2 and on the date a Section 2A Closing with respect thereto would have occurred KIWI shall have failed to authorize the issuance and sale of the Shares, you may (i) by Exercise Notice delivered to KIWI at or prior to such
Section 2A Closing, elect to purchase from KIWI, in lieu of the Shares, additional Convertible Notes in an aggregate principal amount of $6,000,000 at a purchase price of 100% of the principal amount thereof (such Convertible Notes and any Convertible Notes issued pursuant to Section 2A.3(a), "Substitute Convertible Notes"), and/or (ii) extend the maturity of all Convertible Notes to such date on or before March 15, 2007 as you shall designate.

          (c) If you purchase Substitute Convertible Notes pursuant to Section 2A.3(b) and the issuance and sale of the Shares shall be authorized thereafter, but prior to

September 1, 1996, KIWI may, by written notice delivered to you prior to September 30, 1996, require you to convert so much of the principal amount of such Substitute Convertible Notes as would not result in a breach of any Foreign Ownership Restriction in effect at the time of such conversion.

          (d) The initial Conversion Price under the Substitute Convertible Notes in effect upon the issuance thereof shall be equal to the Conversion Price then in effect under the Initial Convertible Notes.

          2A.4. Section 2A Closings. (a) The closing of the purchase of any Additional Securities (each, a "Section 2A Closing") will take place at the principal office of KIWI at 10:00 a.m. on the 10th Business Day after the date on which KIWI receives the applicable Exercise Notice, unless KIWI and you agree on a different place or time.

          (b) At each Section 2A Closing:

          (i) KIWI will (A) deliver to you, as the case may be,(x) a Convertible Note or Convertible Notes in the aggregate principal amount to be purchased by you, dated the date of such Section 2A Closing (the "Section 2A Closing Date") and registered in your name, or (y) a certificate or certificates representing the Shares and registered in your name, (B) make to you with respect to KIWI's issuance and sale to you of such Additional Securities the representations and warranties contained in Sections 5.1, 5.2, 5.3, 5.7, 5.8, 5.9 (other than the last sentence of Section 5.9(b)), 5.17, 5.19 and 5.21, (C) deliver to you an Officer's Certificate, dated the Section 2A Closing Date, setting forth such factual exceptions to the other representations and warranties contained in Section 5 (including the last sentence of Section 5.9(b)) as necessary for such representation and warranties to be true and correct at the time of the Section 2A Closing and
    (D) use reasonable efforts to deliver an opinion or opinions of counsel, in form and substance satisfactory to you, covering such matters with respect to the purchase and sale of such Additional Securities as is customary and
    (E) deliver such Officer's Certificates covering such matters, and such counterpart originals or certified or other copies of such documents, as you may reasonably request in connection therewith; and

          (ii) you will (A) pay to KIWI the applicable purchase price by wire transfer in immediately available funds to such bank account as shall be designated by KIWI to you in writing at least 5 days prior to such Section 2A Closing, and (B) make to KIWI with respect to your purchase of such Additional Securities the representations and warranties contained in
     Section 6.

          (c) You may withdraw an Exercise Notice by written notice delivered to KIWI any time prior to the purchase and sale of the applicable Additional Securities. KIWI's obligation to issue and sell to you the Additional Securities at a Section 2A Closing is subject to (i) the condition set forth in Section
4.2.1 and (ii) with respect to the issue and sale of the Shares (x) the approval of the Restated Certificate by KIWI's shareholders (voting together as a single class and as separate classes) and (y) the purchase of the Additional Convertible Notes by you in accordance with this Section 2A at or prior to the issuance and sale of the Shares.

SECTION 3.  CLOSING.

          The sale of the Initial Convertible Notes to you shall take place at the offices of KIWI, Hemisphere Center, U.S. 1&9 South, Newark, New Jersey, at 10:00 a.m., New York City time, at a closing (the "Closing") on July 1, 1996 (the "Closing Date"). At the Closing, (a) KIWI will deliver to you a Convertible Note or Convertible Notes in an aggregate principal amount of $2,000,000, dated the Closing Date and registered in your name, against payment at the Closing of $1,995,000 by wire transfer in immediately available funds to such bank account as shall be designated by KIWI to you in writing, and (b) in consideration of the grant to you of the option to purchase the Additional Securites pursuant to
Section 2A, you will pay to KIWI $5,000 by wire transfer in immediately available funds to such bank account as shall be designated by KIWI to you in writing.

SECTION 4.  CONDITIONS TO CLOSING.

          4.1. Conditions to REI's Obligation to Close. Your obligation to purchase the Initial Convertible Notes at the Closing is subject to the fulfillment to your satisfaction (or waiver by you) at or prior to the Closing of the following conditions:

                   4.1.1. Representations and Warranties. The representations and warranties of KIWI contained in Section

5 shall be true and correct when made and shall be true and correct at the time of the Closing with the same force and effect as if they had been made at and as of the Closing Date.

                   4.1.2. Compliance Certificate. KIWI shall have delivered to you an Officer's Certificate, dated the Closing Date, certifying that the conditions specified in this Section 4.1. have been fulfilled.

                   4.1.3. Opinions of Counsel. You shall have received favorable opinions in form and substance satisfactory to you from (a) Norris, McLaughlin & Marcus, counsel to KIWI, and (b) Debevoise & Plimpton, your special counsel in connection with the transactions contemplated by this Agreement.

                   4.1.4. Purchase and Sale Permitted by Applicable Law. At the time of the Closing, your purchase, and KIWI's issuance and sale, of the Initial Convertible Notes shall be permitted by all laws and regulations to which you and KIWI are subject.

                   4.1.5. Registration Rights Agreements. The Registration Rights Agreement shall have been duly authorized, executed and delivered by each of the parties thereto (other than yourself).

                   4.1.6. Approvals. All authorizations, approvals or permits, if any, of any Governmental Authority that are necessary or appropriate to permit the issue and sale of the Initial Convertible Notes, the conversion of the Initial Convertible Notes into Conversion Shares or the issuance of such Conversion Shares upon such conversion shall have been duly obtained and shall be in full force and effect and shall not contain any condition or restriction that materially impairs KIWI's ability to carry on its business as presently conducted or that prevents or limits the transactions contemplated by this Agreement in any material respect, except that KIWI's authority to issue any shares of Class C Common Stock in excess of 5,250,000 authorized and unissued shares not currently reserved for specific purposes other than issuance upon conversion of Convertible Notes or Preferred Stock (the "Available Class C Shares") or any shares of Preferred Stock is subject to the approval of KIWI's shareholders of the Restated Certificate and the filing of the Restated Certificate together with a certificate in support thereof as required by N.J.S.A. 14A:9-5(5) with the Secretary of State of the State of New Jersey.

                   4.1.7. No Injunction. There shall be in effect no judgment, injunction, order or decree issued by any court of competent jurisdiction enjoining, or imposing (or which would impose) substantial damages in connection with the consummation of the transactions contemplated by this Agreement and there shall not be pending any motion or similar proceeding for any such judgment, order or decree.

                   4.1.8. Corporate Documents. All corporate documents and instruments incident to the transaction contemplated hereby shall be reasonably satisfactory in form and substance to you and your counsel, and you and your counsel shall have received all such information and counterpart originals or certified or other copies of such documents as you or they may reasonably request in connection herewith.

                   4.1.9. Elections of Directors. Two nominees designated by you in writing to KIWI shall have been duly elected to KIWI's Board of Directors.

                   4.1.10. Outstanding Shares. You shall have received an Officer's Certificate and a certificate of the Transfer Agent certifying as to the total number of shares of Common Stock outstanding as of the Business Day immediately prior to the Closing Date.

                   4.1.11. Insurance. KIWI shall have no reason to believe that it will be unable to renew on or prior to July 6, 1996 its insurance coverage pursuant to insurance policies, on terms meeting the requirements of Section
5.26 and otherwise reasonably satisfactory to you (the "Renewed Insurance Policies").

                   4.1.12. Pegasus. There shall have been no (a)voluntary or involuntary return of KIWI aircraft leased through Pegasus or (b) settlement of any claims arising out of the facts alleged in KIWI International Air Lines, Inc. v. Pacific Aviation Holding Co., United States District Court, District of New Jersey, Civil Action No. 95-4922 (the "Pegasus Litigation") unless you shall have previously consented to such return or settlement in writing.

                   4.1.13. Proceeds from Notes Offering. KIWI shall have received for its unrestricted use cash proceeds of not less than $975,000 from the Notes Offering.

                   4.1.14. Quiet Enjoyment. KIWI shall be enjoying peaceful and undisturbed possession under all leases (including Aircraft Leases and Gate Leases) necessary to conduct its business in all material respects in the same manner as previously conducted, and all such leases shall be valid and subsisting and in full force and effect.

          4.2. Conditions to KIWI's Obligation to Close. KIWI's obligation to issue and sell to you the Initial Convertible Notes at the Closing is subject to the fulfillment to KIWI's satisfaction at or prior to the Closing of the following condition:

                   4.2.1. No Injunction. There shall be in effect no judgment, injunction, order or decree issued by any court of competent jurisdiction enjoining, or imposing (or which would impose) substantial damages in connection with the consummation of the transactions contemplated by this Agreement and there shall not be pending any motion or similar proceeding for any such judgment, order or decree.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF KIWI.

          KIWI represents and warrants to you as follows:

          5.1. Organization and Standing; Certificate of Incorporation and By-Laws. KIWI is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. KIWI has delivered to you a complete and correct copy of its Certificate of Incorporation and By-Laws and, in each case, all amendments to the date of this Agreement.

          5.2. Qualification. KIWI is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction set forth in
Schedule 5.2 and in each other jurisdiction (other than the jurisdiction of its incorporation) in which a failure to be so qualified would have or result in a Material Adverse Effect.

          5.3. Corporate Power. KIWI has all requisite corporate power and authority to own and operate its assets and properties, and to conduct its business as now conducted and, except as would not have or result in a Material Adverse Effect, as proposed to be conducted, and to execute and deliver this Agreement and the Registration Rights Agreement and, to perform its obligations thereunder and consummate the transactions contemplated thereby, including, but not limited to, the issuance and sale of the Initial Convertible Notes and any Additional Securities and the issuance of any Conversion Shares, except that KIWI's authority to issue any shares of Preferred Stock or shares of Class C Common Stock in excess of the Available Class C

Shares is subject to the approval by KIWI's shareholders of the Restated Certificate and the filing of the Restated Certificate together with a certificate in support thereof as required by N.J.S.A. 14 A:9-5(5) with the Secretary of State of the State of New Jersey.

          5.4. No Subsidiaries. KIWI has no subsidiaries and does not own of record or beneficially any capital stock or equity interest or investment in any Person.

          5.5. Capitalization. (a) As of the date hereof, subject to the effectiveness of Omnibus Consent, KIWI's authorized capital stock consists of
(i) 15,000,000 shares of Class A Common Stock, no par value, (the "Class A Common Stock") of which 1,989,078 shares are issued and outstanding, (ii) 6,000,000 shares of Class B Common Stock, no par value, (the "Class B Common Stock") of which no shares are issued and outstanding, (iii) 10,000,000 shares of Class C Common Stock, no par value, of which 1,770,904 shares are issued and outstanding, (iv) 5,000,000 shares of Class D Non-Voting Common Stock, no par value, (the "Class D Common Stock") of which no shares are issued and outstanding. All the aforesaid issued and outstanding shares have been, subject to the effectiveness of the Omnibus Consent, duly authorized and validly issued, and are fully paid and nonassessable, and are owned of record and (to KIWI's knowledge) beneficially by the stockholders and in the amounts set forth in
Schedule 5.5(a).

          (b) Other than (i) the Warrants to Purchase Class A Common Stock and Warrants to Purchase Class C Common Stock (collectively, the "Warrants") which have been issued in the amounts set forth on Schedule 5.5(c)(i), (ii) up to 91,587 shares and a like number of warrants to be issued in connection with the 1994 Offering and (iii) pursuant to the Offerings, and subject to the effectiveness of the Omnibus Consent, except as set forth on Schedule 5.5(c)(ii) there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon KIWI for the purchase or acquisition of any shares of its capital stock, except with respect to the Initial Convertible Notes and any Additional Securities in accordance with the provisions of this Agreement and the Restated Certificate. To KIWI's knowledge, no stockholder has granted options or other rights to purchase any Common Stock from any other stockholder.

          (c) KIWI holds no shares of its capital stock in its treasury. The Common Stock and the Warrants have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended ("Securities Exchange Act").

          5.6. Other Agreements. Other than the Voting Trust Agreement, the Class A Common Stock Shareholders Agreement and the Class C Common Stock Shareholders Agreement dated June 30, 1992 (the rights and obligations of the parties under which have terminated and are no longer of any force or effect), KIWI is not aware of and has not entered into any other agreement affecting the rights or obligations of its shareholders as shareholders. KIWI has not entered into any agreements which provide any Person with rights to demand or participate in any registration of KIWI's common stock.

          5.7. Authorization. The execution and delivery by KIWI of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated thereby, including, but not limited to, the issuance and sale of the Initial Convertible Notes and any Additional Securities and the issuance of any Conversion Shares, have been duly authorized by all requisite corporate action of KIWI, except that KIWI's authority to issue any shares of Preferred Stock or shares of Class C Common Stock in excess of the Available Class C Shares is subject to the approval by KIWI's shareholders of the Restated Certificate and the filing of the Restated Certificate together with a certificate in support thereof as required by N.J.S.A. 14A:9-5(5) with the Secretary of State of the State of New Jersey. This Agreement, the Registration Rights Agreement and the Initial Convertible Notes have been, duly executed and delivered by KIWI. This Agreement, the Registration Rights Agreement and the Initial Convertible Notes are legal, valid and binding obligations of KIWI enforceable against it in accordance with their respective terms. The Additional Convertible Notes and the Substitute Convertible Notes, if and when issued in compliance with the provisions of this Agreement, will have been duly executed and delivered and will be legal, valid and binding obligations of KIWI enforceable against it in accordance with their respective terms. The Shares, if and when issued in compliance with the provisions of this Agreement, will have been duly authorized and validly issued, and will be fully paid, nonassessable and free and clear of all Liens. The Conversion Shares have been duly authorized and validly reserved for issuance and, upon issuance, will be validly issued, fully paid, nonassessable and free and clear of all Liens, except that KIWI's authority to issue any shares of Preferred Stock or shares of Class C Common Stock in excess of the Available Class C Shares is subject to the approval by KIWI's shareholders of the Restated Certificate the filing of the Restated Certificate and a certificate in support thereof as required by N.J.S.A. 14A:9-5(5) with the Secretary of State of the State of New Jersey. Subject to the effectiveness of the Omnibus Consent, no stockholder of KIWI has or will have any preemptive right or rights of first refusal by reason of the issuance of the Shares or any Conversion Shares.

          5.8. No Conflicts. The execution, delivery and performance by KIWI of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated thereby (including, but not limited to, the issuance and sale of the Initial Convertible Notes and any Additional Securities and the issuance of any Conversion Shares), will not result in any violation of or be in conflict with, or result in a breach of, or constitute a default under, or give rise to a right of acceleration or termination under, any term or provision of (a) KIWI's Certificate of Incorporation or By-Laws, provided that, with respect to the issuance of any shares of Preferred Stock or shares of Class C Common Stock in excess of the Available Class C Shares, the Restated Certificate shall have been approved by KIWI's shareholders and filed together with a certificate in support thereof as required by N.J.S.A. 14A:9-5(5) with the Secretary of State of the State of New Jersey, or (b) except as disclosed on
Schedule 5.13, any Applicable Law, any Contract, the Renewed Insurance Policies, or any other contract, agreement or commitment or judgment, decree, order or other restriction to which KIWI is a party or by which it or any of its properties or assets is bound, which, in the case of this clause (b), would have or result in a Material Adverse Effect.

          5.9. Business; Financial Statements. (a) KIWI has delivered to you complete and correct copies of (i) its annual reports to stockholders for the fiscal years ended December 31, 1993 through 1995 (the "Annual Reports") and a year-end report for partial fiscal year ending December 31, 1992, (ii) its annual reports on Form 10/A and Form 10-K for fiscal years ending December 31, 1994 and 1995, respectively, as filed with the SEC and any subsequent periodic reports or filings made with the SEC (including but not limited to filings made with respect to the Offerings)(the "Reported Forms"), and (iii) the Investment Summary.

          (b) There are included in the Reported Forms audited financial statements of KIWI for the fiscal years ended December 31, 1994 and 1995, and KIWI has delivered to you its audited financial statements for the partial fiscal year ended December 31, 1992 and the fiscal year ended December 31, 1993 (collectively, the "Audited Financial Statements"). In each case, the Audited Financial Statements include a balance sheet and statements of operations, changes in stockholders' equity and cash flows and are accompanied by an MD&A and the report thereon of Arthur Andersen LLP, independent public accountants. KIWI has also delivered to you a complete and correct copy of its quarterly report on Form 10-Q for the fiscal quarter ended March 31, 1996 as filed with the Securities and Exchange Commission. The Form 10-Q contains unaudited financial statements of KIWI for the fiscal quarter ended March 31, 1996 and KIWI has delivered to you its unaudited financial statements for the monthly periods ended January 31, 1996 through May 31, 1996 (collectively, the "Unaudited Financial Statements"). In each case, the Unaudited Financial Statements include a balance sheet and statements of operations, changes in stockholders' equity, cash flows and are accompanied by an MD&A. The Audited Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods specified and fairly present KIWI's financial position and results of operations as of the dates and for the periods specified. The Unaudited Financial Statements have been, and, when delivered, the Subsequent Monthly Financial Statements will have been, prepared in all material respects on a basis consistent with the Audited Financial Statements, except that the Unaudited Financial Statements do not, and, when delivered, the Subsequent Monthly Financial Statements will not, contain notes and may be subject to normal audit adjustments. Except as disclosed to you, there are no material liabilities of KIWI, whether contingent or otherwise, that have not been disclosed on the Audited Financial Statements or the Unaudited Financial Statements other than liabilities incurred since May 31, 1996 in the ordinary course of business that, individually or in the aggregate, have not had or resulted in, and could not reasonably be expected to have or result in, a Material Adverse Effect.

          (c) The forecasts contained in the 1996 Business Plan as superceded for the months of June, July and August 1996 by KIWI's Revised Business Plan June 25 Version-Base Case, previously delivered to you, have been prepared on the basis of assumptions which KIWI believes are reasonable, reflect KIWI's good faith projections, except as disclosed in the Disclosure Supplement, and have been prepared on a basis consistent with GAAP applied on a basis consistent with the Audited Financial Statements.

          5.10. Changes, etc. Since December 31, 1995, except as set forth on
Schedule 5.10 or disclosed in the Disclosure Supplement, (a) there has been no change in the assets, liabilities or financial condition of KIWI, other than changes in the ordinary course of business which, individually or in the aggregate, have not had or resulted in, and could not reasonably be expected to have or result in, a Material Adverse Effect, (b) neither the business, operations or affairs nor any of the properties or assets of KIWI have been affected by any occurrence or development (whether or not insured against) which has been, either individually or in the aggregate, has had or resulted in, or could reasonably be expected to have or result in, a Material Adverse Effect and
(c) KIWI has not directly or indirectly declared, set aside, made or paid any dividend or other distribution in cash or other property in respect of any of KIWI's capital stock or any direct or indirect redemption, purchase or other acquisition of any of such stock or any warrants, options or other rights to acquire such stock.

          5.11. Tax Returns and Payments. (a) KIWI has filed all tax returns and reports required by law to be filed by KIWI with the United States Internal Revenue Service (the "IRS") or the State of New Jersey, Florida, Georgia or Illinois or (except to the extent that the failure to file would not have a Material Adverse Effect) any other jurisdiction; and, except as disclosed on
Schedule 5.11(a), KIWI has paid all taxes, assessments and other governmental charges levied upon it or any of its properties, assets, income or franchises which are due and payable, other than those (i) covered by the IRS Settlement Agreement and (ii) which are not past due or are presently being contested in good faith by appropriate proceedings diligently conducted for which such reserves or other appropriate provisions, if any, as shall be required by GAAP have been made. Except as disclosed on Schedule 5.11(a), no Governmental Authority is now asserting against KIWI any deficiency or claim for additional taxes other than as expressly provided in the IRS Settlement Agreement. Except as disclosed on Schedule 5.11(a), KIWI has not agreed to extend the period of assessment or collection of any taxes and has not filed any power of attorney with respect to taxes with the IRS or any other Governmental Authority.

          (b) Except as disclosed on Schedule 5.11(b), no audit by any Governmental Authority is pending with respect to KIWI's liability for taxes. Audits of KIWI's tax returns and reports by the relevant Governmental Authority have been completed for each period set forth on Schedule 5.11(b).

          5.12. Indebtedness. Schedule 5.12 sets forth a complete and correct list of KIWI's outstanding Indebtedness and commitments to incur Indebtedness, and identifies each contract, agreement or other instrument, including all amendments, relating thereto (collectively, the "Debt Agreements").

          5.13. Required Prepayments. Except as set forth on Schedule 5.13, KIWI will not be required as a result of the receipt of proceeds of the sale of the Convertible Notes or the Shares or the exercise of Rights issued pursuant to the Offerings to prepay any Indebtedness or other obligation or suffer the reduction of any outstanding guarantee of any Person with respect to Indebtedness or other obligations of KIWI.

          5.14. Title to Properties; Liens. KIWI owns or leases all assets or properties necessary to conduct its business as currently conducted and proposed to be conducted. KIWI owns no real property. KIWI has a valid leasehold interest in its leased real property, and good and sufficient title to its owned or leased personal property, in each case, subject to no Liens except for those specified on Schedule 5.14 and Permitted Exceptions and liens on aircraft leased by KIWI as may be recorded with the FAA in the ordinary course of its business.

          5.15. Litigation, etc. Except as set forth on Schedule 5.15 hereto, there is no action, suit, proceeding or investigation pending or, to KIWI's knowledge, threatened (or any basis therefor known to KIWI) which seeks to enjoin, or questions the validity of, or seeks substantial damages in connection with, the transactions contemplated hereby, or which, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect.

          5.16. Compliance with Other Instruments, etc. KIWI is not in violation of any term of (i) its Certificate of Incorporation or By-Laws, or (ii) except as set forth on Schedule 5.16 or disclosed in the Disclosure Supplement, any other contract, agreement or other instrument to which it is a party or by which it or any of its properties or assets is bound or any Applicable Law or applicable order, judgment or decree of any court, arbitrator or Governmental Authority, the consequences of which, in the case of clause (ii), individually or in the aggregate, have had or resulted in, or could reasonably be expected to have or result in, a Material Adverse Effect.

          5.17. Consents. None of (i) the execution, delivery nor performance of this Agreement or the Registration Rights Agreement, (ii) the offer, issuance or sale of the Initial Convertible Notes or any Additional Securities or the issuance of any Conversion Shares or (iii) the consummation of any other transaction contemplated hereby, requires any consent, approval, authorization, license, clearance, order or permit of, or filing or registration with, or notification or declaration to, any Governmental Authority or other Person, except that KIWI's authority to issue any shares of Preferred Stock or shares of Class C Common Stock in excess of the Available Class C Shares is subject to the approval by KIWI's shareholders of the Restated Certificate the filing of the Restated Certificate and certificate in support thereof as required by N.J.S.A. 14A:9-5(5) of with the Secretary of State of the State of New Jersey.

          5.18. Permits, Licenses, Patents, Trademarks, etc. (a) KIWI has all franchises, permits, licenses and other similar authority necessary for the operation of the business as presently conducted, and KIWI is not in default in any material respect thereunder.

          (b) KIWI owns or possesses the right to use all patents, trademarks, service marks, trade names and copyrights, technology, know-how and processes, and all rights with respect to the foregoing, which are necessary for the operation of the business as presently conducted, without any conflict known to KIWI in any material respect with the rights of others. No material violation exists with respect to any material patent, trademark, trade name or service mark owned or used by KIWI (i) to KIWI's knowledge, by any Person of any right of KIWI, or (ii) by KIWI of any right of any Person.

          5.19. Securities Law Compliance. (a) The offer of the Initial Convertible Notes and the Additional Securities has been, and the issuance and sale of the Initial Convertible Notes and any Additional Securities will be, made in compliance with all applicable federal and state securities laws. KIWI has not directly or indirectly offered the Initial Convertible Notes or any Additional Securities or any part thereof or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, anyone other than you. The offer, issuance and sale of the Initial Convertible Notes and any Additional Securities and the issuance of any Conversion Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and from any registration or filing requirements of any applicable state securities law, and neither KIWI nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemption. KIWI is not required to qualify an indenture with respect to the Convertible Notes under the Trust Indenture Act of 1939, as amended.

          (b) The offer, issuance and sale of any securities pursuant to the Offerings and upon exercise of any Rights issued pursuant to the Offerings have been, and will be, made in compliance with the requirements of the Securities Act.

          5.20. Use of Proceeds. KIWI will apply the proceeds of the sale of the Initial Convertible Notes to pay past due obligations and any remaining balance to meet current working capital needs. KIWI reasonably believes that such proceeds will be sufficient to stabilize KIWI's relations with its obligors under its material Contracts and permit KIWI to continue to receive in all material respects the benefits thereunder at least through July 31, 1996. KIWI will apply the proceeds of the sale of and any Additional Securities to pay past due obligations and meet the then current working capital needs and any balance remaining thereafter to strengthen its financial position, fund its growing capital requirements and further develop its business. Schedule 5.20 sets forth KIWI's best estimates of the application of the first $15,000,000 of cash proceeds remaining after application in accordance with the preceding three sentences from the sale of the Initial Convertible Notes, any Additional Securities and the Offerings, including, but not limited to, those obligations which will require application of such proceeds within the next twelve months.

          5.21. Status Under Certain Federal Statutes. KIWI is not (a) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (b) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (c) a "public utility" as such term is defined in the Federal Power Act, as amended or (d) a "rail carrier", or a "person controlled by or affiliated with a rail carrier" within the meaning of Title 49, U.S.C., or a "carrier" to which 49 U.S.C. 11301(b)(1) is applicable.

          5.22. ERISA. (a) Schedule 5.22(a) sets forth a true and complete list of each "employee benefit plan", as such term is defined in section 3(3) of the ERISA, and each bonus, deferred compensation, severance, change of control, stock option or other equity-based employee benefit or compensation plan, arrangement or agreement maintained, established entered into or required to be contributed to by KIWI (collectively, the "Plans"). No trade or business, whether or not incorporated, would be treated as a single employer together with KIWI at any date of determination under section 414 of the Code.

          (b) No Plan is subject to section 412 of the Code or section 302 or Title IV of ERISA.

          (c) No liability has been or is expected to be incurred by KIWI (either directly or indirectly, including as a result of an indemnification obligation) under or pursuant to Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans.

          (d) Each of the Plans has been operated and administered in all respects in compliance with all Applicable Laws, except for any failure so to comply that, individually or together with all other such failures, has not and will not result in a material liability or obligation on the part of KIWI, and has not had or resulted in, and will not have or result in, a material adverse effect on KIWI. There are no material pending or, to the best knowledge of KIWI, threatened claims by or on behalf of any of the Plans, by any Employee or otherwise involving any such Plan or the assets of any Plan (other than routine claims for benefits).

          (e) The execution and delivery of this Agreement and the issue and sale of the Initial Convertible Notes and any Additional Securities pursuant hereto will not involve any transaction which is subject to the prohibitions of
Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code.

          5.23. Employment Agreements and Labor Issues. Except as disclosed on
Schedule 5.23, (a) KIWI is in compliance with all terms and conditions of employment of its employees (including without limitation wages and hours); (b) KIWI has not and is not engaged in any unfair labor practice; (c) there is no unfair labor practice complaint against KIWI pending before the National Labor Relations Board, the EEOC, or the New Jersey Labor Board; (d) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge, information and belief of KIWI threatened against or involving any of them; (e) no question exists respecting the representation of employees of KIWI for labor unions or other similar organizational purposes; and (f) KIWI is not currently bound by any collective bargaining agreement and is not currently experiencing any material organization effort or any work stoppage. KIWI is not involved in any material labor dispute, nor to the knowledge of KIWI is any such dispute threatened.

          5.24. Disclosure. Except as otherwise disclosed in the Schedules, the Disclosure Supplement, none of the Annual Reports, the Investment Summary, the Reported Forms, this Agreement or any other historical financial statement, document, certificate or instrument delivered to you by or on behalf of KIWI in connection with the transactions contemplated hereby, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

          5.25. Operations. (a) Schedule 5.25(a) identifies by aircraft model and registration number KIWI's aircraft fleet and sets forth and identifies the lessor and lease agreement, including all amendments, with respect to each such aircraft (such leases, the "Aircraft Leases").

          (b) KIWI does not hold any International Route Authority other than those evidenced by the Scheduled Order relating to KIWI's route to Bermuda. Other than the Scheduled Order, no orders of the DOT are currently in effect which relate to any International Route Authorities held by KIWI.

          (c) Schedule 5.25(c) sets forth all Gates held or used by KIWI and identifies the lessor and lease agreement, including all amendments, with respect to each Gate (such leases, the "Gate Leases").

          (d) Schedule 5.25(d) identifies by address all of the KIWI's leased real property (other than Gates) and identifies the lessor and lease agreement, including all amendments, with respect thereto (such leases, the "Facilities Leases").

          (e) Schedule 5.25(e) identifies all of the alliance agreements KIWI may have with other travel providers, including, without limitation, alliance agreements with JAL airlines, Hertz, and Virgin Atlantic airlines (collectively, the "Alliance Agreements").

          (f) KIWI is a US Citizen and a duly certificated "air carrier" within the meaning of the Aviation Act authorized to transport passengers and cargo in domestic and international air transportation and certificated under Sections 401 and 604(b) of the Aviation Act. All such certificates are in full force and effect and duly issued to KIWI by the DOT (or the Civil Aeronautics Board) and the FAA, and KIWI has in full force and effect and duly issued to it all licenses, permits, authorizations, certificates of compliance, certificates of public convenience and necessity and other certificates (including, without limitation, air carrier operating certificates and operations specifications issued by the FAA pursuant to Part 121 of the Regulations of the FAA and all applicable aircraft registration requirements of the FAA, including those set forth in Part 47 of the regulations of the FAA) which are required by the DOT or the FAA for the conduct of the Business as now conducted. There are no license fees owed on KIWI's DOT or FAA licenses. KIWI is in compliance with all material requirements of the certificates and authorizations issued to it by the DOT and the FAA.

          5.26. Insurance. Schedule 5.26 sets forth the insurance policies maintained by KIWI (the "Insurance Policies") as of the date hereof. As of the date hereof, the Insurance Policies are in full force and effect, and are free from any right of termination on the part of the insurance carriers and such policies, with respect to their amounts and types of coverage, are adequate to insure fully against risks to which KIWI is normally exposed in the operation of its business. KIWI's insurance coverage will not be adversely affected by its decision to change insurance brokers.

          5.27. Material Contracts. Except for (x) the Aircraft Leases, Gate Leases, Facilities Leases, the Plans, the Alliance Agreements and Insurance Policies (collectively, the "Specified Contracts") and (y) any of the following which has been fully performed or terminated and in respect of which KIWI has no continuing rights, obligations or liabilities, set forth in Schedule 5.27 is a complete and correct list of: (i) each agreement, contract or commitment relating to the employment of any officer or director by KIWI, (ii) each agreement, indenture or other instrument pursuant to which KIWI has incurred any restrictions with respect to the payment of dividends or any other distribution in respect of its capital stock,

(iii) each agreement, contract or commitment relating to capital expenditures in excess of $100,000, (iv) each KIWI loan or advance to, or investment by KIWI in, any Person or any agreement, contract or commitment relating to the making of any such loan, advance or investment by KIWI, (v) each guarantee by a third party in respect of any Indebtedness or other obligation of KIWI, (vi) each management service, consulting or any other similar type contract, (vii) each agreement, contract or commitment limiting the ability of KIWI to engage in any line of business or to compete with any person, and (viii) each agreement, contract or commitment that involves payments to or by KIWI of $100,000 or more in any calendar year and is not cancelable by it without penalty within 30 days (the foregoing referred to in clauses (i) through (viii), together with the Specified Contracts are referred to collectively as the "Contracts"). Except as set forth in the Disclosure Supplement, each of the Contracts is, in all material respects, in full force and effect, and there exists no default or event of default or event, occurrence, condition or act that, with the giving of notice or the lapse of time, or both, would become a default or event of default thereunder, other than any default or event of default that has not had resulted in, and could not reasonably be expected to have or result in a Material Adverse Effect.

          5.28. Brokers and Finders. There is no broker or finder or other similar person who would have any valid claim against KIWI for a fee, commission or brokerage in connection with this Agreement or the transactions contemplated hereby as a result of any agreement, understanding or action by KIWI other than Acanthus Capital Group, Inc. ("Acanthus"). Other than that certain letter agreement and related indemnity letter, each dated January 26, 1996, and an agreement to pay Acanthus an amount equal to 3% of any consideration received by KIWI from you in connection with the purchase of the Initial Convertible Notes and any Additional Securities pursuant to Section 2A, no other contract, agreement or commitment between KIWI and Acanthus exists.

          5.29. Pegasus Settlement. Except as described on Schedule 5.29, as of the date hereof, there has been no settlement of any claims arising out of the facts alleged in KIWI International Air Lines, Inc. v. Pacific Aviation Holding Co., United States District Court, District of New Jersey, Civil Action No. 95-4922.

          5.30. Conversion of New Notes. The New Notes are convertible into Common Stock at KIWI's option contingent solely upon (i) the receipt by KIWI of $10,000,000 from REI of equity financing and (ii) the giving of notice by KIWI. KIWI has issued an aggregate $975,000 principal amount of New Notes pursuant to the Notes Offering and an aggregate $1,025,000 principal amount of New Notes are unsubscribed. To KIWI's belief, the holders of not less than an aggregate $500,000 principal amount of such outstanding New Notes will consent to the Amended New Note Terms.

          5.31. Regulations G, T, X and U. The issue and sale of the Convertible Notes will not violate Regulation G, T, X or U of the Board of Governors of the Federal Reserve System.

SECTION 6.         PURCHASER'S REPRESENTATIONS.

          You represent and warrant to KIWI as follows:

          6.1. Investment. You are purchasing the Initial Convertible Notes for your own account for investment and not with a view to or for sale in connection with any distribution thereof that would be in violation of the Securities Act, provided that the disposition of your property shall at all times be within your control.

          6.2. Securities Law Matters. You understand that the Initial Convertible Notes (and any Conversion Shares that may be issued upon conversion of the Initial Convertible Notes) have not been registered under the Securities Act.

          6.3. Rule 144. You acknowledge that the Initial Convertible Notes to be purchased by you must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. You have been advised or are aware of the provisions of Rule 144 promulgated under the Act, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions and that such Rule may not become available for resale of the Initial Convertible Notes.

          6.4. Accredited Investor, etc. You are an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act and were not organized for the specific purpose of acquiring the Shares. You have sufficient knowledge and experience in investing in companies similar to KIWI in terms of KIWI's stage of development so as to be able to evaluate the risks and merits of your investment in KIWI and you are able financially to bear the risks thereof. You have had an opportunity to discuss KIWI's business, management and financial affairs with KIWI's management. To your knowledge, you would be considered an "institutional buyer" within the meaning of Section 359-e(1)(a) of
Article 23-A of the New York General Business Law.

SECTION 7.  COVENANTS.

          7.1. Covenants of KIWI. KIWI hereby covenants and agrees as follows:

                      7.1.1. Debt Offering. KIWI will use its commercially reasonable efforts to raise $10 million, or more, in an offering of subordinate debt securities from a major aircraft manufacturer on terms reasonably satisfactory to you and KIWI.

                      7.1.2. Restated Certificate, Omnibus Consent; By-laws. KIWI will submit the Restated Certificate and Omnibus Consent for approval at the annual shareholders meeting and recommend its approval to such shareholders. Upon such approval, KIWI shall duly file the Restated Certificate with the Secretary of State of New Jersey. KIWI will submit the Restated By-laws for approval at a special meeting of the Board of Directors and recommend its approval to the Board of Directors.

                      7.1.3. Limitations on Offerings; Notes Offering. (a) KIWI will use its best efforts to complete the Offerings by October 15, 1996. KIWI will not make any other offering of KIWI's securities or rights to acquire KIWI's securities in exchange for, or in connection with the compromise of, the claims of the holders of KIWI's 8% 3-Year Capital Notes or stock purchase warrants or to KIWI's employees solicited in the Offerings with respect to the claims of such employees addressed in the Offerings.

          (b) KIWI will offer the unsubscribed principal amount of New Notes only upon amended terms extending the maturity thereof to March 15, 1997 and providing for the conversion of such New Notes at KIWI's option upon the receipt of $10,000,000 additional debt or equity financing from any source (the "Amended New Note Terms"). KIWI will, in compliance with applicable federal and state securities laws, seek the agreement of all holders of outstanding New Notes to amend the terms of such New Notes to adopt the Amended New Note Terms. KIWI will use its commercially reasonable efforts to complete the offering of the amended

New Notes and the solicitation of consents to the Amended New Note Terms by July 31, 1996.

                      7.1.4. Employee Stock Plans. (a) KIWI will not make grants under the Employee Stock Plans in excess of the following:

          (i) In any fiscal year, the number of shares of common stock issuable pursuant to grants made in such year under the Employee Stock Plans (other than shares issued pursuant to the Offerings) at a consideration per share less than the fair market value of a share of common stock at the time of such grants shall not exceed in the aggregate (x) in the case of fiscal year 1996, 2% of the then-outstanding shares of common and preferred stock and
    (y) in the case of each fiscal year thereafter, 1% of the then-outstanding shares of common and preferred stock.

          (ii) At no time shall the number of shares of common stock issued and issuable pursuant to grants made under the ISOP exceed in the aggregate
    10% of the then-outstanding shares of common and preferred stock.

          (iii) The total number of shares issued and issuable pursuant to grants made under the SPP (other than shares issued pursuant to the Offerings) will not exceed 1,000,000.

          (b) Until the occurrence of a Qualifying Public Offering, except pursuant to the Offerings and the Additional Offering, if any, KIWI will not, at any time,(i)issue any shares of common stock issuable pursuant to grants made under the Employee Stock Plans at a price per share below the Conversion Price in effect at the time of such grant or (ii) grant pursuant to the Employee Stock Plans any options, warrants or other rights to acquire shares of common stock at a price per share below the Conversion Price in effect at the time of such grant.

          (c) Prior to a Qualifying Public Offering, KIWI will not, without your prior written consent, enter into any stock purchase plan, any incentive stock option plan or any other type of equity-based compensation plan other than the Employee Stock Plans.

                      7.1.5. No Solicitation. (a) Except as provided in this Section 7.1.5, so long as you hold any Convertible Notes, (i) neither
KIWI nor its officers or directors, nor KIWI's authorized representatives or agents, will solicit, directly or indirectly, or enter into any discussions, negotiations or sharing of information with any Person with respect to, any Specified Transaction except, subject to Section 7.1.21, a Qualified Transaction with a Qualified Person and (ii) KIWI will not enter into any Specified Transaction except, subject to Section 7.1.21, a Qualified Transaction with a Qualified Person.

          (b) Subject to Section 7.1.21, KIWI will use its best efforts to locate and solicit Qualified Persons to invest on the same terms as provided in this Agreement (except that KIWI shall not issue shares of Preferred Stock in any such transaction) or on terms no more favorable to such Qualified Persons (a "Qualified Transaction"). KIWI will keep you fully informed of all contacts made, and the progress of all discussion, with potential investors pursuant to this Section 7.1.5(b).

          (c) For purposes of this Section 7.1.5, "Qualified Person" means a legitimate, reputable Person that is either (i) a US Citizen or (ii) engaged in a Qualified Transaction that will not impair as a result of Foreign Ownership Restrictions (x) your ability to hold or acquire the Shares or any Conversion Shares or (y) your rights to representation on KIWI's Board of Directors pursuant to Sections 7.8 and 7.3.7 or, as a holder of Preferred Stock, pursuant to the Restated Certificate.

                      7.1.6. Inspection. For so long as you are the holder of Registrable Shares representing 10% or more of KIWI's total common stock on an as-converted basis, KIWI will, upon reasonable notice, give any authorized representatives designated by you full access during normal business hours to visit and inspect any of the properties of KIWI, including the books of account of KIWI, and to make copies and take extracts therefrom, and to discuss KIWI's affairs, finances and accounts with its officers and independent public accountants (and by this provision KIWI authorizes such accountants to discuss with such representatives the affairs, finances and accounts of KIWI). You agree not to interfere with Kiwi's normal operations during any inspection by you or your representatives. KIWI will keep you regularly informed as to the affairs of its business. You shall keep confidential any confidential or proprietary information obtained pursuant to this Section 7.1.6, provided that you shall not be obligated to keep confidential information that is or becomes public knowledge other than through you or your representatives or agents, (b) is or becomes available on an unrestricted basis from a source other than KIWI, or (c) is required to be disclosed pursuant to court order or government action or otherwise by Applicable Law; provided, however, that you will notify KIWI, if possible, prior to any such disclosure in order to provide KIWI with a reasonable opportunity to challenge such disclosure obligation.

                      7.1.7. Financial Statements. So long as you hold any Convertible Notes, Shares or Conversion Shares, KIWI will deliver to you (i) on or before the 21st day of each month, unaudited financial statements of the business as at and for the monthly period ending the last day of the preceding month (the "Subsequent Monthly Financial Statements"), which shall include a balance sheet and statements of income, cash flows and shall be accompanied by an MD&A, and (ii) promptly after filing, any Reported Forms filed with the SEC subsequent to the date of this Agreement. At the time that the Subsequent Monthly Financial Statements and such Reported Forms are delivered to you, KIWI shall, by such delivery, be deemed to have made the representations and warranties to you with respect to such Subsequent Monthly Financial Statements and such Reported Forms set forth in Section 5.9.

                      7.1.8. Election of Directors. (a) For so long as you or any affiliate wholly-owned by you or any of your partners in REI (each, an "REI Holder") hold any Convertible Notes or any Conversion Shares and no shares of Preferred Stock have been issued pursuant to Section 2A.2 or upon conversion of any Convertible Notes, KIWI will cause to be nominated for director (i) at each general election of directors after the Closing and prior to January 1, 1998, two nominees designated in writing to KIWI by the holder or holders of 60% of the Conversion Shares held, or issuable upon conversion of Convertible Notes held, by REI Holders and (ii) thereafter, three nominees designated in writing to KIWI by the holder or holders of 60% of such Conversion Shares, and (iii) as necessary to fill any vacancy upon the death, resignation or removal of any such nominee, such nominee or nominees as are designated by the holders of 60% of such Conversion Shares; provided that, notwithstanding the foregoing, from and after the occurrence of a Qualifying Public Offering, (A) the number of directors which may be designated pursuant to this Section 7.1.8(a) shall not exceed (x) two directors, if the Conversion Shares held, or issuable upon conversion of Convertible Notes held, by REI Holders constitute less than 20% of KIWI's outstanding Common Stock (assuming conversion of all Convertible Notes) and (y) one director, if the Conversion Shares held, or issuable upon conversion of Convertible Notes held, by REI Holders constitute less than 10% of KIWI's outstanding

Common Stock (assuming conversion of all Convertible Notes) and (B) such rights to designate directors pursuant to this Section 7.1.8(a) shall terminate at such time as Conversion Shares held, or issuable upon conversion of Convertible Notes held, by REI Holders constitute less than 5% of KIWI's outstanding Common Stock (assuming conversion of all Convertible Notes).

          (b) If shares of Preferred Stock have been issued pursuant to Section 2A.2 or upon conversion of Convertible Notes and any such shares have been converted into shares Class C Common Stock ("Class C Conversion Shares") and, pursuant to the Restated Certificate, the holders of Preferred Stock are no longer entitled to vote as a class for the election of directors, then for so long as any Class C Conversion Shares are held by any REI Holder, KIWI will cause to be nominated for director (i) at each general election of directors after the Closing and prior to January 1, 1998, two nominees designated in writing to KIWI by the holder or holders of 60% of the Class C Conversion Shares held, or issuable upon conversion of Convertible Notes or Shares held, by REI Holders and (ii) thereafter, three nominees designated in writing to KIWI by the holder or holders of 60% of the Class C Conversion Shares held, or issuable upon conversion of Convertible Notes or Shares held, by REI Holders, and (iii) as necessary to fill any vacancy upon the death, resignation or removal of any such nominee, such nominee or nominees as are designated by the holders of 60% of the Class C Conversion Shares held, or issuable upon conversion of Convertible Notes or Shares held, by REI Holders; provided that, notwithstanding the foregoing, from and after the occurrence of a Qualifying Public Offering, (A) the number of directors which may be designated pursuant to this Section 7.1.8(b) shall not exceed (x) two directors, if the Class C Conversion Shares held, or issuable upon conversion of Convertible Notes or Shares held, by REI Holders constitute less than 20% of KIWI's outstanding Common Stock (assuming conversion of all shares of Preferred Stock, including shares of Preferred Stock issued or issuable upon conversion of Convertible Notes, and Convertible Notes) and (y) one director, if the Class C Conversion Shares held, or issuable upon conversion of Convertible Notes or Shares held, by REI Holders constitute less than 10% of KIWI's outstanding Common Stock (assuming conversion of all shares of Preferred Stock, including shares of Preferred Stock issued or issuable upon conversion of Convertible Notes, and Convertible Notes) and (B) such rights to designate directors pursuant to this Section 7.1.8(b) shall terminate at such time as Class C Conversion Shares held, or issuable upon conversion of

Convertible Notes or Shares held, by REI Holders constitute less than 5% of KIWI's outstanding Common Stock (assuming conversion of all shares of Preferred Stock, including shares of Preferred Stock issued or issuable upon conversion of Convertible Notes, and Convertible Notes); and provided, further, that any Specified Director serving as a director at the time the right to designate directors pursuant to this Section 7.1.8(b) arises shall, until the expiration of such director's term or earlier death, resignation or removal, be deemed to have been designated pursuant to this Section 7.1.8(b) in satisfaction of the provisions hereof.

          (c) For the purposes of Section 7.1.8(b), "Specified Director" means any director (i) elected pursuant to Section 4.1.9 or Section 7.1.8(a), (ii) elected or designated pursuant to the Restated Certificate by the holders of the Preferred Stock voting as a class , (iii) appointed pursuant to paragraph (c) of Article Sixth of the Restated Certificate on or before January 1, 1998 by directors described in the preceding clause (ii) or (iv) elected pursuant to the Restated Certificate by a majority of directors then serving who have been elected or appointed in the manner described in any of the preceding clauses
(i), (ii) or (iii) to fill any vacancy created by any director elected or appointed in such manner.

                      7.1.9. Public Announcements. Except as required by Applicable Law, KIWI will not, and will not authorize any Person on its behalf to, make any public announcements in respect of this Agreement or the transactions contemplated hereby without your prior written consent except that KIWI may describe the general terms of the transaction in its offering materials relating to the Offerings, except that KIWI shall not identify you in any such materials without your prior written consent, which shall not be unreasonably withheld.

                      7.1.10. Further Actions. (a) KIWI agrees to use all reasonable good faith efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby.

          (b) KIWI will, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by KIWI pursuant to Applicable Law in connection with this Agreement and the consummation of the transactions contemplated hereby.

          7.1.11. Weekly Reports. So long as you hold any Convertible Notes, KIWI will deliver to you on or before Tuesday of each week: (a) a report showing the aging of KIWI's payables outstanding at the close of business on the last Business Day of the prior week, including identification of each payable in excess of $50,000 and outstanding for more than 90 days, together with a summary of any actions taken during such prior week by any creditor with respect to KIWI's outstanding payables,(b) a report of flight bookings for such prior week and for the corresponding week of the prior month and the prior year and (c) a summary of any material changes in business or assets.

          7.1.12. Other Board Rights, etc. Prior to a Qualifying Public Offering, KIWI will not enter into any voting trust, shareholders agreement or other contract, agreement or commitment providing for, or otherwise grant to any shareholders any rights regarding, the nomination or election of Directors, except (a) as provided herein and in the Restated Certificate, (b) rights granted to holders of Common Stock who are employees of KIWI (the "Employee Shareholders") providing for the designation of one nominee director for each 10% (or part thereof) of KIWI's outstanding Common Stock held by Employee Shareholders at the time of such designation, and (c) as approved by KIWI's Board of Directors, including a majority of the REI Directors.

          7.1.13. Actions by July 31, 1996. KIWI will use commercially reasonable efforts to deliver to you not later than July 31, 1996, and in any event will deliver to you not later than September 15, 1996, the following, each in form and substance reasonably satisfactory to you:

                (a) NJEDA Guaranty. A written waiver and agreement from the New Jersey Economic Development Authority (the "NJEDA") (i) waiving (A) any reduction of the NJEDA guaranty amounts in connection with the transactions contemplated hereby and (B) any existing KIWI defaults with respect to any guaranty provided by the NJEDA for the benefit of KIWI and (ii) agreeing to (A) postpone until the first anniversary of the Closing Date any scheduled reduction in (x) its guaranty in the current amount equal to 90% of $1,000,000 made in connection with the Loan and Security Agreement dated October 23, 1992, as amended, by and between KIWI and Summit Bank, (y) its guaranty in the current amount of $300,000 relating to a 1995 loan from Summit Bank and (z) its guaranty in the current amount equal to 84% of $1,700,000 relating to a bond issued by Mountbatten Surety Company for the benefit of KIWI in favor of the Airlines Reporting Corporation, (B) reduce the aggregate amounts of such guarantees (as reduced from time to time in accordance with this clause (ii), the "Aggregate Guarantee Amount") not more frequently than each anniversary of the Closing Date and by no more than $1 million on each of the first, second and third anniversary of the Closing Date and (C) continue to make the Aggregate Guarantee Amount available for such purposes or for additional or replacement bank credit facilities approved by the NJEDA.

                (b) Operating Plan. A descriptive operating and strategic plan for fiscal years 1996 through and including 1999, supporting the 1996 Business Plan.

                (c) Hush-Kitting. A written plan for the hush-kitting of aircraft (the "Hush-Kitting Plan") in order to comply with Stage 3 noise pollution directives by January 1, 1997.

                (d) IRS Settlement. The written confirmation of the IRS that the total outstanding amount payable in respect of the IRS Settlement Agreement is not more than $2.3 million (including penalties) and a sufficient amount of penalties including therein shall be abated so as to make the total outstanding amount payable in respect of the IRS Settlement Agreement not more than $1.5 million upon payment in full of such amount.

                (e) Return Condition Schedule. A schedule detailing, with respect to each Aircraft Lease: (a) the return conditions contained in such Aircraft Lease, (b) current forecasts for performing all relevant maintenance items, including without limitation "C" - Checks, "D" - Checks and required engine overhauls, (c) costs additional to those reflected in the 1996 Business Plan, if any, resulting from KIWI's compliance with the return conditions of such Aircraft Lease, and (e) to the extent any early termination of an Aircraft Lease is contemplated, an estimate of all amounts owing, including without limitation, liquidated damages owing under such Aircraft Lease, on account of such early termination.

        7.1.14. Hush-Kitting Plan. KIWI will comply in all material respects with the Hush-Kitting Plan.

          7.1.15. Renewed Insurance. KIWI will enter into the Renewed Insurance Policies on or before July 6, 1996 and will keep the Renewed Insurance Policies in full force and effect.

          7.1.16. Pegasus. KIWI will not, without your prior written consent, voluntarily return any of the KIWI aircraft leased through Pegasus or settle any claims arising out of the facts alleged in the Pegasus Litigation.

          7.1.17. Certain Securities Matter. KIWI will take all such actions as you may reasonably request with respect to KIWI's prior issuance of securities.

          7.1.18. Reservation and Authorization of Conversion Shares. (a) KIWI will reserve and keep available for issuance upon conversion of Convertible
Notes:

                (i) at all times prior to the effectiveness of the Restated Certificate, such number of its authorized but unissued shares of Class C Common Stock as would be sufficient to permit the conversion of an aggregate principal amount of Convertible Notes equal to the amount, if any, by which (A) $4 million exceeds (B) the aggregate principal amount of Convertible Notes previously converted into Conversion Shares, provided that, if your option to purchase the Additional Convertible Notes shall have expired unexercised, the amount specified in the preceding clause (A) will be reduced, effective the date of such expiration, to $2 million; and

                (ii) at all times from and after the effectiveness of the Restated Certificate, in addition to the shares of Preferred Stock reserved for issuance pursuant to Sections 7.1.18(b), such number of its authorized but unissued shares of Preferred Stock as would be sufficient to permit the conversion of an aggregate principal amount of Convertible Notes equal to the amount if any by which (A) $10 million exceeds (B) the aggregate principal amount of Convertible Notes previously converted into Conversion Shares, provided that (x) if your option to purchase Additional Convertible Notes shall have expired unexercised, the amount specified in the preceding clause (A) will be reduced, effective the date of such expiration, to $2 million and (y) if the Additional Convertible Notes shall have been issued pursuant to Section 2A and either you shall have purchased Shares or Substitute Convertible Notes or your option to do so shall have expired unexercised, then the amount specified in the preceding clause (A) will be reduced, effective the date of the issuance of such Shares and/or Substitute Convertible Notes or of the expiration of your option to purchase such Additional Securities, to $4 million plus the aggregate principal amount of any Substitute Convertible Notes issued.

          (b) At all times from and after the effectiveness of the Restated Certificate until the issuance of the Shares, or expiration of your option to purchase the Shares, pursuant to Section 2A, in addition to the shares of Preferred Stock reserved for issuance pursuant to Section 7.1.18(a)(ii), KIWI will reserve and keep available for issuance such number of shares of Preferred Stock as would be issuable upon exercise of your option to purchase the Shares.

          (c) At all times from and after the effectiveness of the Restated Certificate, KIWI will reserve and keep available for issuance upon conversion of Preferred Stock such number of its authorized but unissued shares of Class C Common Stock as would be sufficient to permit the conversion of all outstanding shares of Preferred Stock and all shares of Preferred Stock reserved for issuance pursuant to Sections 7.1.18(a)(ii) and (b).

          (d) Before taking any action which would cause an adjustment reducing the Conversion Price, KIWI will take any corporate action which may be necessary in order that KIWI may be in compliance with this Section 7.1.18.

          7.1.19. Limitation on Foreign Ownership. So long as any Convertible Notes or Shares are outstanding or any REI Holder holds any Conversion Shares, KIWI will not issue or sell, or permit a transfer, to any Person that is not a US Citizen of (a) any equity securities of KIWI, if, as a result of such issuance, sale or transfer, Persons who are not US Citizens would hold equity securities of KIWI (other than any Shares or Conversion Shares), representing in the aggregate more than 10% of KIWI's total outstanding equity, or (b) any options or warrants to acquire any equity securities of KIWI, or any security convertible into equity securities of KIWI unless a condition to the exercise or conversion thereof is that the issuance of any equity securities of KIWI upon such exercise or conversion would not impair as a result of Foreign Ownership Restrictions (i) your ability to hold or acquire the Shares or any Conversion Shares or (ii) your rights to representation on KIWI's Board of Directors pursuant to Sections 7.1.8 and 7.3.3 or, as a holder of Preferred Stock, pursuant to the Restated Certificate.

          7.1.20. Consultants. KIWI will engage through December 31, 1996 and subject to such services being available on commercially reasonable terms (a) SH&E to provide consulting services relating to yield management through Don Garvett and (b) Price Waterhouse to provide financial consulting services through Mike Cox, in each case, it being understood that such engagement by KIWI will not prevent you from also engaging such consultants.

          7.1.21. Limitation on Corporate Transactions. Prior to the date on which the Restated Certificate shall have been approved by KIWI's shareholders and filed together with a certificate in support thereof as required N.J.S.A. 14A:9-5(5) with the Secretary of State of the State of New Jersey, KIWI will not engage in, and KIWI's Board of Directors will not approve, any transaction (each, a "Specified Corporate Transaction")(a) which would impair your right to have issued to you (i) the Shares, (ii) any shares of Preferred Stock issuable (assuming due authorization of the Preferred Stock) upon the conversion of the Initial Convertible Notes and any other Convertible Notes which you have been granted the option to purchase pursuant to Section 2A and (iii) any shares of Class C Common Stock issuable upon conversion of the shares of Preferred Stock referred to in the preceding clauses (i) and (ii), (b) any transaction with any Person that would constitute a "Business combination" as defined in N.J.S.A. 14A:10A-3 if such Person were an "Interested stockholder" as defined in N.J.S.A. 14A:10A-3, or (c) involving the issuance, of shares of Class C Common Stock or requiring that any shares of Class C Common Stock be reserved for issuance unless such transaction referred to in this clause (c) is conditioned upon the effectiveness of the Restated Certificate.

          7.2.  Covenants of REI.  You hereby covenant and agree as follows:

                      7.2.1. Public Announcements. Except as required by Applicable Law, you will not, and will not permit any Person on your behalf to, make any public announcements in respect of this Agreement or the transactions contemplated hereby without the prior written consent of KIWI.

                      7.2.2. Further Actions. (a) You agree to use all reasonable good faith efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby.

          (b) You will, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by you pursuant to Applicable Law in connection with this Agreement and the consummation of the transactions contemplated hereby.

                      7.2.3. Election of Directors. For so long as any Conversion Shares are held by any REI Holder and a Qualifying Public Offering has not occurred, such holder or holders will vote their Conversion Shares (other than shares of Preferred Stock, unless, pursuant to the Restated Certificate, the holders of Preferred Stock are no longer entitled to vote as a class for the election of directors) for the nominees for three director positions nominated by the Directors of KIWI's Board of Directors (other than the REI Directors).

          7.3. Covenants of the Voting Trustees. The Voting Trustees hereby covenant and agree as follows:

                      7.3.1. Termination of Voting Trust. The Voting Trustees will not consent to any extension of the life of the Voting Trust beyond December 31, 1997.

                      7.3.2. Restated Certificate and Omnibus Consent. The Voting Trustees will vote for the approval of the Restated Certificate and the Omnibus Consent at the annual meeting of KIWI's shareholders.

                      7.3.3. Election of Directors. If the REI Holders are entitled to designate directors pursuant to Section 7.1.9(a) or (b) and a Qualifying Public Offering has not occurred, the Voting Trustees will nominate and vote for (a) at each general election of Directors of KIWI after the Closing and prior to January 1, 1998, the two nominees (or such lesser number as the REI Holders may be entitled to designate pursuant to Sections 7.1.9(a) or (b), as the case may be) designated in writing by the REI Holders pursuant to Section 7.1.9(a) or (b), as the case may be, and (b) as necessary to fill any vacancy upon the death, resignation or removal of any such nominee, such nominee or nominees as designated in writing by the REI Holders pursuant to Section 7.1.9(a) or (b), as the case may be.

                      7.3.4. Limitation on Corporate Transactions. Prior to the date on which the Restated Certificate shall have been approved by KIWI's shareholders and filed together with a certificate in support thereof as required N.J.S.A. 14A:9-5(5) with the Secretary of State of the State of New Jersey, the Voting Trustees will not approve any Specified Corporate Transaction.

                      7.3.5. Public Announcements. Except as required by Applicable Law, the Voting Trustees will not, and will not authorize any Person on their behalf to, make any public announcements in respect of this Agreement or the transactions contemplated hereby without your prior written consent.

                      7.3.6. No Solicitation. So long as you hold any Convertible Notes, neither the Voting Trust nor its trustees, nor its authorized representatives or agents, will solicit, directly or indirectly, or enter into any discussions, negotiations or sharing of information with any Person with respect to any Specified Transaction, except with a Qualified Person in respect of a Qualified Transaction.

          7.4. Mutual Covenant. KIWI and you each hereby covenant and agree to cooperate in the negotiation of, and to use all reasonable efforts to conclude, appropriate amendments on mutually satisfactory terms to this Agreement, the form of Convertible Note, the Restated Certificate, the Restated By-laws and any other related document delivered or to be delivered in connection herewith if necessary to ensure that neither your ownership, nor ownership by any other REI Holder or permitted transferee, of the Initial Convertible Notes, any Additional Securities and any Conversion Shares, nor the right of the REI Holders to representation on KIWI's Board of Directors pursuant to Sections 7.1.8 and 7.3.3 or, as a holder of Preferred Stock, pursuant to the Restated Certificate, results in a breach by KIWI of any Foreign Ownership Restriction.

SECTION 8.         REGISTER OF CONVERTIBLE NOTES; RESTRICTIONS ON
                   TRANSFER OF SECURITIES; REGISTRATION UNDER
                   SECURITIES ACT, ETC.

          8.1. Provisions Relating to the Convertible Notes. The following provisions shall apply to the Convertible Notes:

                      8.1.1.         Convertible Note Register; Ownership
of Convertible Notes. KIWI will keep at its principal office a register in which KIWI will provide for the registration of the Convertible Notes and the registration of transfers of the Convertible Notes. KIWI may treat the Person in whose name any Convertible Note is registered on such register as the owner thereof for the purpose of receiving payment of the principal and interest on such Convertible Note and for all other purposes, whether or not such Convertible Note shall be overdue, and KIWI shall not be affected by any notice to the contrary. All references in this Agreement to a "holder" of any Convertible Note shall mean the Person in whose name such Convertible Note is at the time registered on such register.

                   8.1.2. Transfer and Exchange of Notes. Upon surrender of any Convertible Note for registration of transfer or for exchange to KIWI at its principal office, KIWI at its expense will execute and deliver in exchange therefor a new Convertible Note or Convertible Notes in denominations of at least $100,000 (except one Note may be issued in a lesser principal amount if the unpaid principal amount of the surrendered Note is not evenly divisible by, or is less than, $100,000), as requested by the holder or transferee, which aggregate the unpaid principal amount of such surrendered Convertible Note, registered as such holder or transferee may request, dated so that there will be no loss of interest on such surrendered Convertible Note and otherwise of like tenor.

                   8.1.3. Restrictive Legend. Each Convertible Note issued upon registration of transfer or exchange shall be stamped or otherwise imprinted with the restrictive legend contained on the form of Convertible Note attached as Exhibit A hereto.

                   8.1.4. Limitation on Transfer to Competitors. You will not, without the prior consent of KIWI's Board of Directors, transfer any Convertible Notes to any industry competitor of KIWI, unless KIWI's Board of Directors has already approved the issuance or sale to such industry competitor of other debt or equity securities of KIWI, or to any Person other then a legitimate, reputable Person, that is either (i) a U.S. Citizen or (ii) the transfer to which of such Convertible Notes will not result in a breach of any Foreign Ownership Restriction in effect at the time of such transfer.

          8.2. Provisions Relating to the Shares. The following provisions shall apply to the Shares and any Conversion Shares if and when issued:

                      8.2.1. Restrictive Legends; Termination of Restrictions, etc. Each instrument or certificate representing the Shares or any Conversion Shares and each instrument or certificate issued in substitution therefor or upon transfer thereof shall be stamped or otherwise imprinted with the following restrictive legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE AND ANY SHARES THAT MAY BE ISSUED UPON THE CONVERSION OF SUCH SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS, IN THE REASONABLE OPINION OF THE COMPANY'S COUNSEL, AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

     THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THAT CERTAIN CLASS A CONVERTIBLE NOTE PURCHASE AND OPTION AGREEMENT DATED AS OF JULY 1, 1996 TO WHICH THE COMPANY IS A PARTY. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER OF THIS CERTIFICATE PROMPTLY FOLLOWING WRITTEN REQUEST DELIVERED TO THE COMPANY.

                      8.2.2.         Right of First Offer.  (a)  Prior to
the earlier of (i) the sixth anniversary of the Closing Date and (ii) the occurrence of a Qualifying Public Offering, before transferring any Shares or Conversion Shares have been converted to a third party (other than an affiliate wholly-owned by you or any of your partners in REI), you will offer such shares (the "Offered Shares") to KIWI at a specified price and on specified material terms in a written notice (such notice, the "Offer Notice").

          (b) KIWI may, by written notice given to you (an "Acceptance"), within 30 days after receipt of the Offer Notice, elect to purchase all, but not less than all, of the Offered Shares for the purchase price specified in the Offer Notice ("Offer Purchase Price") and on the payment terms set forth in the Offer Notice (or, at your option, for a payment of the Offer Purchase Price in cash). Acceptance will constitute KIWI's irrevocable agreement to purchase the Offered Shares. A closing of the purchase of the Offered Shares shall take place at the principal office of KIWI at 10:00 a.m. on the 40th Business Day after the date on which KIWI received the Offer Notice, unless KIWI and you agree on a different place or time.

          (c) You may not transfer any shares during the 30-day period immediately following KIWI's receipt of the Offer Notice unless you shall have received KIWI's written notice that it shall not elect to purchase the Offered Shares (a "No-Exercise Notice"). If KIWI does not elect to purchase the Offered Shares as provided in Section 8.2(b), you may, subject to applicable law, sell the Offered Shares to a third party for not less than the Offer Purchase Price and on terms not materially different from the terms specified in the Offer Notice, provided such sale is completed within 180 days after the earlier to occur of (i) your receipt of a No-Exercise Notice and (ii) 30 days after KIWI's receipt of the Offer Notice.

SECTION 9.  DEFINITIONS.

          As used herein the following terms have the following respective meanings:

          Acanthus:  the meaning specified in Section 5.28.

          Acceptance:  the meaning specified in Section 8.2.2(b).

          Additional Securities:  the meaning specified in Section 2A.

          Additional Convertible Notes:  the meaning specified in 2A.1.

          Aggregate Guarantee Amount:  the meaning specified in Section
7.1.13(a).

          Agreement: this Convertible Note Purchase and Option Agreement, dated as of July 1, 1996, between you and KIWI.

          Aircraft Lease:  the meaning specified in Section 5.25(a).

          Alliance Agreements:  the meaning specified in Section 5.25(e).

          Amended New Note Terms:  the meaning specified in Section 7.1.3(b).

          Annual Reports:  the meaning specified in Section 5.9(a)

          Applicable Law: all applicable laws (including, without limitation, any Environmental Laws), treaties, judgements, decrees, injunctions, writs and orders of any court, governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority and all interpretations, implementations and enforcement of any of the foregoing, whether or not enforceable as a matter of law, by any court, government body, instrumentality agency or authority.

          Audited Financial Statements:  the meaning specified in Section 5.9
(b).

          Available Class C Shares:  the meaning specified in Section 4.1.6.

         Aviation Act: the Federal Aviation Act of 1958, as amended from time to time, or any similar legislation of the United States enacted in substitution or replacement thereof.

          Business Day: any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized by law to be closed.

          Capital Lease: a lease that would be capitalized on a balance sheet of the lessee prepared in accordance with GAAP.

          CERCLA: the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq.

          Class A Shareholders Agreement: the Shareholders Agreement dated October 1, 1992 relating to the holders of Class A Common Stock of KIWI.

          Class A Common Stock: the meaning specified in 5.5(a).

          Class B Common Stock: the meaning specified in 5.5(a).

          Class C Common Stock: the authorized shares of Class C Common Stock, no par value.

          Class C Conversion Shares: the meaning specified in Section 7.1.8(b).

          Class D Common Stock: the meaning specified in 5.5(a).

          Closing:  the meaning specified in Section 3.

          Closing Date: the meaning specified in Section 3.

          Code: the Internal Revenue Code of 1986, as amended from time to time.

          Common Stock: shall mean (a) prior to the filing of the Restated Certificate, the Class A Common Stock, the Class B Common Stock, the Class C Common Stock and the Class D Common Stock and (b) subsequent to the filing of the Restated Certificate, the Class A Common Stock, the Class C Common Stock and any class of Common Stock duly designated by KIWI's Board of Directors pursuant to the Restated Certificate.

          Contract:  the meaning specified in Section 5.27.

          Conversion Price: the meaning specified in the Convertible Notes.

          Conversion Shares: any shares of Common Stock or Preferred Stock issued upon conversion of Convertible Notes or Preferred Stock.

          Convertible Notes: the meaning specified in Section 1.2.

          Disclosure Schedule: the meaning specified in Section 1.

          Disclosure Supplement: the written update of certain matters relating to the representations and warranties contained in Section 5 dated July 1, 1996 previously delivered to you.

          Dollar and sign "$": lawful money of the United States of America.

          DOT: the United States Department of Transportation, any predecessor regulatory authority which it was established to replace and any successor regulatory authority established to replace it.

          EEOC:  Equal Employment Opportunity Commission.

          Employee Offerings: any investments pursuant to rights or equity offerings to existing holders of Class A Common Stock and to existing employees not involving in the aggregate material Proceeds.

          Employee Shareholders: the meaning specified in Section 7.1.12.

          Employee Stock Plans: the SPP and the ISOP.

          Environmental Laws: all Applicable Laws, relating to the protection of the environment, to human health and safety, or to any emission, discharge, generation, processing, storage, holding, abatement, existence, Release, threatened Release or transportation of any Hazardous Substances, including, without limitation, (a) CERCLA, the Resource Conservation and Recovery Act, and the Occupational Safety and Health Act, (b) all other requirements pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges, releases or threatened releases of Hazardous Substances into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Substances, and (c) all other requirements pertaining to the protection of the health and safety of employees or the public.

          ERISA: the Employee Retirement Income Security Act of 1974, as amended from time to time.

          Exercise Notice: the meaning specified in Section 2A.1.

          FAA: the United States Federal Aviation Administration and any successor regulatory authority established to replace it.

          Facilities Leases: the meaning specified in Section 5.25(d).

          Foreign Ownership Restrictions: shall mean all United States statutory or United States Department of Transportation regulatory or interpretive restrictions on foreign ownership or control of KIWI or its securities, the breach of which would result in the loss of KIWI's operating certificates or authorities.

          GAAP: generally accepted accounting principles as in effect in the United States from time to time.

          Gates: all of the rights, title, interests and privileges of KIWI in all airline passenger ground facilities at airports, including, without limitation, gates, associated passenger loading bridges, baggage handling and sortation equipment, baggage conveyors, ticket and service counters and associated back office space.

          Gate Leases: the meaning specified in Section 5.25(c).

          Governmental Authority: any court, any supra-national, national, federal, state or local government or governmental authority or instrumentality, whether domestic or foreign.

          Hazardous Substance: any "hazardous substance," "oil" or "pollutant or contaminant," as those terms are defined in 40 C.F.R. Section 302.4; as well as any other substance that is defined or regulated under any applicable Environmental Law as a hazardous or toxic substance, a hazardous, industrial, toxic or special waste, a hazardous material, or any hazardous constituent thereof.

          Hush-Kitting Plan: the meaning specified in Section 7.1.13(c).

          Indebtedness: (a) any indebtedness for borrowed money which such Person has directly or indirectly created, incurred or assumed;

          (b) any indebtedness, whether or not for borrowed money, secured by any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, provided that the amount of such indebtedness if not so assumed shall in no event be deemed to be greater than the fair market value from time to time (as determined in good faith by such Person) of the property subject to such Lien;

          (c) any indebtedness (other than current accounts payable for services or goods provided in the ordinary course of business) whether or not for borrowed money, with respect to which such Person has become directly or indirectly liable and which represents the deferred purchase price (or a portion thereof) or has been incurred to finance the purchase price (or a portion thereof) of any property or service or business acquired by such Person, whether by purchase, consolidation, merger or otherwise;

          (d) any obligations under Capital Leases to the extent such obligations would, in accordance with GAAP, appear on a balance sheet of such Person;

          (e) any indebtedness of the character referred to in clause (a), (b),
(c) or (d) of this definition deemed to be extinguished under GAAP but for which such Person remains legally liable;

          (f) any contingent obligation in respect of Letters of Credit; and

          (g) any indebtedness of any other Person of the character referred to in clause (a), (b), (c), (d) or (e) of this definition with respect to which the Person whose Indebtedness is being determined has become liable by way of a guarantee.

          Insurance Policies: the meaning specified in Section 5.26.

          International Route Authority: the right and authority (including, but not limited to, rights and authorities pursuant to certificates issued under
Section 401 of the Aviation Act and exemptions from certification granted under
Section 416 of the Aviation Act) issued by the DOT to an air carrier to engage in foreign air transportation of persons, property and mail on a designated international route and all renewals and extensions thereof, together with all designations held by such carrier to serve any foreign country or point named on such designated route, any and all frequency and airport slot allocations held by such carrier authorizing service to any foreign country or point named on such designated route, any and all rights of such carrier to provide air transportation service to any foreign country or point named on such designated route that is not included in an air transport agreement or that is in addition to the rights available to United States-designated airlines under applicable air transport agreements, any and all rights to fly over any foreign country or point named on such designated route and all right and authority of such carrier to operate between and beyond all foreign countries and points named on such designated route, including, but not limited to, the right to operate between and beyond such countries and points on a fifth-freedom and blind sector basis and all other rights, permits and licenses, certificates and other authorizations issued by any Governmental Authority that relate to or are necessary or desirable for operating on such designated route, including but not limited to, any related landing authorization.

          Investment Summary: that certain investment proposal memorandum dated February 29, 1996 from Acanthus Capital Group.

          IRS: the meaning specified in Section 5.11(a).

          IRS Settlement Agreement: Form 433-D Installment Agreement, dated August 30, 1995, between KIWI and the Internal Revenue Service.

          ISOP: the incentive stock option plan for KIWI employees contemplated to be provided by KIWI in 1996.

          Lien: as to any Person, any mortgage, lien (statutory or otherwise), pledge, reservation, right of entry, encroachment, easement, right of way, restrictive covenant, license, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset owned or held by such Person, or the signing or filing of a financing statement with respect to any of the foregoing which names such Person as debtor, or the signing of any security agreement with respect to any of the foregoing authorizing any other party as the secured party thereunder to file any financing statement or any other agreement to give or grant any of the foregoing. For the purposes of this Agreement, a Person shall be deemed to be the owner of any asset which it has placed in trust for the benefit of the holders of Indebtedness of such Person and such trust shall be deemed to be a Lien if such Indebtedness is deemed to be extinguished under GAAP and such Person remains legally liable therefor.

          Material Adverse Change: a material adverse change since December 31, 1995 in KIWI's business, operations, assets, condition (financial or otherwise), results of operations or prospects.

          Material Adverse Effect: a material adverse effect on KIWI's business, operations, assets, condition (financial or otherwise), results of operations or prospects.

          MD&A: with respect to KIWI's financial statements as of any date and for any period, management's discussion and analysis of KIWI's financial condition and results of operations as of such date and for such period.

          Multiemployer Plan: a Plan which is a "multi-employer plan" within the meaning of Section 4001(a)(3) of ERISA.

          1996 Business Plan: KIWI's Revised Business Plan, June 17, version, dated June 19, 1996, previously delivered to you.

          1994 Offering: the 1994 unregistered offerings of certain shares of Class A Common Stock and Class C Common Stock and a like number of Warrants and certain debt securities of KIWI (which offerings were designed to comply with the exemption from registration with the SEC under Regulation D promulgated under the Securities Act.)

          NJEDA: the meaning specified in Section 7.1.13(a).

          N.J.S.A.: New Jersey Statutes Annotated.

          New Notes: the notes issued by KIWI in connection with the Notes Offering.

          No-Exercise Notice: the meaning specified in Section 8.2.2(b).

          Notes Offering: a new offering by KIWI of up to $2,000,000 principal amount of 10% Convertible Unsecured notes due October 15, 1997, which notes are
(a) convertible into shares of Common Stock at the holders' option at any time prior to maturity at a conversion price of $1.00 per share and (b) convertible at KIWI's option at a conversion price of $1.00 per share, provided that KIWI shall have received an equity investment of not less than $10,000,000 in gross proceeds from REI in any equity financing.

          Offerings: (a) offerings to (i) the holders of approximately $1,260,000 of KIWI's 8% 3-Year Capital Notes pursuant to the Exchange Offer Memorandum dated as of March 15, 1996, (ii) employees of approximately 2,699,200 shares of Class A Common Stock for approximately $4,175,000 in Proceeds, and
(iii) holders of KIWI's stock purchase warrants to reduce the warrant exercise price to $1.00 per share, and (b) the conversion of the New Notes into shares of Common Stock in accordance with the terms of the New Notes.

          Offer Notice: the meaning specified in Section 8.2.2(a).

          Offer Purchase Price: the meaning specified in Section 8.2.2(b).

          Offered Shares: the meaning specified in Section 8.2.2(a).

          Officers' Certificate: a certificate executed on KIWI's behalf by its Chief Executive Officer, Chief Financial Officer, President or any Senior Vice President.

          Omnibus Consent: resolutions duly adopted by the Board of Directors and by the holders of not less than a majority of outstanding shares of each of the Class A Common Stock and the Class C Common Stock to ratify (a) all past stock issuances which are not inconsistent with Section 5.5 and (b) the Certificate of Amendment filed April 20, 1994, repealing preemptive rights and the Second Certificate of Amendment filed August 11, 1994, increasing the authorized share capital.

          Options: as to any Person, rights, options or warrants to subscribe for, purchase or otherwise acquire either shares of equity Preferred Stock of KIWI.

          Pegasus: collectively, Pegasus Capital Corporation, a California corporation, Pacific Aviation Holding Company, a California corporation, and First Security Bank of Utah, national association (not in its individual capacity but solely in its capacity as owner trustee under each of the following Trust Agreements: Trust Agreement 258 dated as of December 23,1988 (related to N258US); Trust Agreement 267 dated as of December 23,1988 (related to N267US); Trust Agreement 501 dated as of June 25, 1993 (related to N352PA); Trust Agreement 32719 dated as of September 20, 1989 (related to N32719); and Trust Agreement 357 dated as of February 5, 1993 (related to N357KP)).

          Pegasus Litigation: the meaning specified in Section 4.1.12.

          Permitted Exceptions: franchises, grants, authorizations, approvals, licenses, permits, easements, rights-of-way, consents, certificates and orders which, if not obtained or given, have not had or resulted in, and could not reasonably be expected to have or result in, a Material Adverse Effect.

          Person: a corporation, a firm, a joint venture, an association, a partnership, an organization, a business, a trust or other entity or enterprise, an individual, a government or political subdivision thereof or a governmental agency, department or instrumentality.

          Plans: the meaning specified in Section 5.22(a).

          Preferred Stock: the meaning specified in Section 1.3.

          Proceeds: cash proceeds, the principal amount of promissory notes received and the amount of liabilities offset by KIWI in exchange for shares offered and sold under the Offerings.

          Qualified Person: the meaning specified in Section 7.1.5(c).

          Qualified Transaction: the meaning specified in Section 7.1.5(b).

          Qualifying Public Offering: a public offering of Common Stock registered under the Securities Act in which KIWI receives total gross proceeds of at least $15,000,000.

          Registration Rights Agreement: the Registration Rights Agreement between KIWI and you in the form of Exhibit C hereto.

          Registrable Shares: the meaning specified in the Registration Rights Agreement.

          REI:  Recovery Equity Investment II, L.P.

          REI Directors: (i) directors elected or designated pursuant to Section
4.1.9 or by holders of Preferred Stock or (ii) directors designated by REI Holders pursuant to Section 7.1.8 or Section 7.3.3 and (iii) directors nominated by the directors described in clause (i) and/or clause (ii).

          REI Holder: the meaning specified in Section 7.1.8(a).

          Release: any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including without limitation, the moving of any materials through, into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

          Renewed Insurance Policies: the meaning specified in Section 4.1.11.

          Reported Forms: the meaning specified in Section 5.9(a).

          Restated By-Laws: shall mean the Restated By-Laws of KIWI International Air Lines, Inc. to be presented to the Board of Directors of KIWI in the form of Exhibit C hereto.

          Restated Certificate: the meaning specified in Section 1.3.

          Rights: those rights to acquire shares of Common Stock granted to KIWI shareholders pursuant to the Offerings or an Additional Offering.

          Scheduled Order: the order of the DOT relating to KIWI's International Route Authorities.

          SEC: the Securities and Exchange Commission.

          Section 2A Closing: the meaning specified in Section 2A.4.

          Section 2A Closing Date: the meaning specified in Section 2A.4.

          Securities Act: the Securities Act of 1933, as amended.

          Securities Exchange Act: the meaning specified in Section 5.5(c).

          Shares: the meaning specified in Section 2A.2.

          Specified Contracts: the meaning specified in Section 5.27.

          Specified Corporate Transaction: the meaning specified in Section 7.1.21.

          Specified Director: the meaning specified in Section 7.1.8(c).

          Specified Transaction: (a) any investment or investments in KIWI involving in the aggregate more than $1,000,000 other than pursuant to (w) the Offerings, (x) the 1994 Offering (but not involving the issuance of more than

91,587 shares and a like number of warrants), (y) the Employee Offerings or (z) the Employee Stock Plans, (b) any merger, consolidation or business combination involving KIWI or (c) any disposition in one or more transactions of all or substantially all of KIWI's assets or business.

          SPP: the stock purchase plan for KIWI employees contemplated to be provided by KIWI in 1996.

          Subsequent Monthly Financial Statements: the meaning specified in
Section 7.1.7.

          Title 14: Title 14 of the Code of Federal Regulations, Part 93, Subparts K and S, as amended from time to time.

          Unaudited Financial Statements: the meaning specified in Section
5.9(b).

          US Citizen: a "citizen of the United States" within the meaning of the Aviation Act.

          Voting Trust: shall mean the Voting Trust Agreement, dated October 1, 1992, by the Voting Trustees and all the Shareholders of the Class A and Class B Common Stock of KIWI.

          Voting Trustees: shall mean all the owners of Class A and Class B Common Stock who serve on the Board of Directors of KIWI, and any and all successors.

          Warrants: the meaning specified in Section 5.5(b).

SECTION 10.  EXPENSES, ETC.

          Each party hereto shall be responsible for its own expenses incurred in connection with this Agreement and the consummation of the transaction contemplated hereby. This provision shall survive the termination of this Agreement.

SECTION 11.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

          All representations and warranties contained in this Agreement shall survive any investigation at any time made by you or on your behalf and the Closing and will expire on the earlier to occur of (a)(i) in the case of representations and warranties relating to taxes, ERISA and compliance with Environmental Laws, the expiration of the applicable statute of limitations and (ii) in all other cases, 11:59 p.m. on the third anniversary of the Closing Date and (b) the occurrence of a Qualifying Public Offering.

SECTION 12.  AMENDMENTS AND WAIVERS.

          No term of this Agreement may be amended or waived except with the written consent of KIWI and you.

          Any amendment or waiver effected in accordance with this Section 12 shall be binding upon each holder of Initial Convertible Notes, upon each holder of any Additional Securities or Conversion Shares and upon KIWI.

SECTION 13.  NOTICES, ETC.

          All notices and other communications given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (a) on receipt, if delivered personally, (b) three Business Days after it has been mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (c) the next Business Day after it has been sent by nationally recognized overnight courier (appropriately marked for overnight delivery); or
(d) upon transmission, if it is sent by telecopy (with request for immediate confirmation of receipt in a manner customary for communications of such type):

          (i)      if to KIWI:

          Hemisphere Center
          U.S. 1 & 9 South
          Newark, N.J. 07114-0006

          with a copy to:

          Norris, McLaughlin & Marcus
          P.O. Box 1018
          Somerville, N.J. 08826-1018

          Telecopier: (708) 722-0755

          Attention: G. Robert Marcus

         (ii)      if to you:

          901 Mariner's Island Blvd.
          Suite 465
          San Mateo, California 94404-1592

          with a copy to:

          Debevoise & Plimpton
          875 Third Avenue
          New York, New York 10022

          Telecopier: (212) 909-6836

          Attention: George Maguire

or, in each case, at such other address as may be specified in writing (in accordance with the terms of this notice provision) to the other parties hereto.

SECTION 14.  MISCELLANEOUS.

          This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by, and binding upon, any holder or holders at any time of the Initial Convertible Notes and any Additional Securities or any part thereof. Notwithstanding the preceding sentence, you shall not assign (a) your right hereunder to acquire from KIWI any of the Initial Convertible Notes or any Additional Securities other than to an affiliate wholly-owned by you, which affiliate shall agree to make all of the representations made by you hereunder, or (b) any other rights hereunder except to permitted transferees of the Initial Convertible Notes and any Additional Securities, provided that you shall not assign your rights under Section 7.1.8, Section 7.3.3 or Section 7.1.12 to any such transferee other than an REI Holder. This Agreement embodies the entire agreement and understanding between you and KIWI and supersedes all prior agreements and understandings relating to the subject matter hereof. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counter-parts, each of which shall be an original, but all of which together shall constitute one instrument.

          THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW JERSEY.

            [The remainder of this page is intentionally left blank.]

          If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the undersigned, whereupon this letter shall become a binding agreement between you and the undersigned.

                              Very truly yours,

                              KIWI INTERNATIONAL AIR LINES, INC.

                              By:  /s/ John G. Murphy
                                   --------------------------
                                     Name: John G. Murphy
                                     Title: President and CEO

The foregoing Agreement is hereby accepted and agreed to as of the date first above written.

RECOVERY EQUITY INVESTORS II, L.P.,

By:  Recovery Equity Partners II, L.P.,
     its sole general partner

 By:        /s/  Jeffrey A. Lipkin
          ------------------------
          Name:  Jeffrey A. Lipkin
          Title: General Partner

 By:        /s/  Joseph J. Finn-Egan
          ------------------------
          Name:  Joseph J. Finn-Egan
          Title: General Partner

Section 7.3 of this Agreement is hereby accepted and agreed to as of the date first above written.

The Voting Trustees


  /s/ John P. Anderson
- -----------------------
Capt. John P. Anderson,
as trustee under the Voting Trust Agreement
dated as of October 1, 1992.

            [Signature Page 1 to Note Purchase and Option Agreement]

  /s/ Fred L. Barber
- --------------------------------
Capt. Fred L. Barber,
as trustee under the Voting Trust Agreement
dated as of October 1, 1992.

  /s/ Jack E. Gray II
- --------------------------------
Capt. Jack E. Gray, II,
as trustee under the Voting Trust Agreement
dated as of October 1, 1992.

  /s/ Don Grisham
- --------------------------------
Capt. Don Grisham,
as trustee under the Voting Trust Agreement
dated as of October 1, 1992.

  /s/ Cecilia Hallman
- --------------------------------
Cecilia Hallman,
as trustee under the Voting Trust Agreement
dated as of October 1, 1992.

  /s/ James B. Hawks
- --------------------------------
Capt. James B. Hawks,
as trustee under the Voting Trust Agreement
dated as of October 1, 1992.

  /s/ John G. Murphy
- --------------------------------
John G. Murphy,
as trustee under the Voting Trust Agreement
dated as of October 1, 1992.

  /s/ James B. Robbins
- --------------------------------
Capt. James B. Robbins,
as trustee under the Voting Trust Agreement
dated as of October 1, 1992.

            [Signature Page 2 to Note Purchase and Option Agreement]

                                                                   [Exhibit A-1]


NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF (THE "UNDERLYING SHARES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, UNLESS EITHER THIS NOTE OR THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER SAID ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT IS AVAILABLE. IF THIS NOTE OR THE UNDERLYING SHARES ARE TO BE SOLD OR TRANSFERRED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENT, THE COMPANY MAY REQUIRE A WRITTEN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED AND THAT SUCH TRANSFER WILL NOT VIOLATE SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

                                                            NOTE NO. ___________

                       KIWI INTERNATIONAL AIR LINES, INC.
                6% Convertible Unsecured Note due March 15, 1997

$____________                                                     ________, 1996

         KIWI INTERNATIONAL AIR LINES, INC., a New Jersey corporation (herein called the "Company"), for value received, hereby promises to pay to _______________, or its registered assigns, the principal sum of _____________ Dollars ($______) on March 15, 1997 or such later date as may be designated pursuant to Section 5 hereof (the "Maturity Date"), together with interest from the date hereof on the amount of said principal sum remaining from time to time unpaid at the rate of six percent (6%) per annum from the date hereof until the principal hereof shall be paid in full, said interest to be payable quarterly on the last day of each March, June, September and December commencing December 31, 1996 and to pay on any overdue principal and, to the extent permitted by Applicable Law, any overdue interest at a rate per annum equal to the lesser of
(a) the highest rate allowable by Applicable Law and (b) eight percent (8%)(the "Default Rate"). Such principal and interest shall be payable at the Designated Office of the Company in New Jersey and shall be sent to the Holder hereof at the registered address of such Holder as reflected in the registry books maintained by the Company.

         This Note is one of a duly authorized issue of Notes of the Company designated as its "6% Convertible Unsecured Notes due March 15, 1997" (herein called the "Notes"), limited in aggregate principal amount to $10,000,000 as described in the Convertible Note Purchase and Option Agreement dated July 1, 1996 (the "Note Purchase Agreement") plus such additional principal amount as may be issuable in certain circumstances provided in the form Restated Certificate of Incorporation attached as Exhibit B to the Note Purchase Agreement upon conversion of the Company's Class A Convertible Preferred Stock, no par value (the "Preferred Stock") contemplated by the Note Purchase Agreement. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Note Purchase Agreement.

1. CONVERSION

         (a) Optional Conversion. Subject to Section 1(h) hereof, the Holder of this Note is entitled, at the holder's option, to convert this Note, or any portion of the principal amount hereof, at any time prior to the Maturity Date
(i) if the Company has not authorized the Preferred Stock, into fully paid and nonassessable shares of the Company's Class C Common Stock, no par value ("Class C Common Stock"), or (ii) if the Preferred Stock has been authorized, into fully paid and nonassessable shares of Preferred Stock, in each case, by (x) the surrender of this Note to the Company, and (y) the delivery to the Company of a duly executed conversion notice in the form of Exhibit A hereto. Subject to
Section 1(h) hereof, upon exercise of such conversion right, this Note, or any portion of the principal amount hereof to be converted, shall be converted into that number of fully paid and non-assessable shares of Class C Common Stock or Preferred Stock, as the case may be ("Conversion Shares"), as is obtained by dividing the principal amount to be converted by the Conversion Price then in effect. The Conversion Price shall initially be equal to [*] and shall be adjusted as provided in Section 1(b) hereof (such conversion price, as last adjusted, being referred to herein as the "Conversion Price"). No fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay cash in an amount equal to the fair market value of such fractional share at the time of such conversion, as determined in good faith by a majority of the Directors of the Board of Directors of the Company. Any partial conversion of this Note shall be for a

- --------------
[* Insert(a) in the case of the Initial Convertible Notes, $1.00 and (b) in the case of all other Convertible Notes, the Conversion Price then in effect under any then Outstanding Convertible Notes.]

minimum of $5,000 principal amount hereof or any integral multiple thereof.

         (b) Adjustment of Conversion Price Upon Issuance of Common Shares.

             (i) Issuance of Common Shares. Except as provided in Subsection 1(b)(vii) hereof, if and whenever the Company shall issue or sell, or under any of Subsections 1(b)(ii) through 1(b)(vi) hereof is deemed to have issued or sold (any such issue or sale or deemed issue or sale, an "Issuance"), any of its shares of Common Stock ("Common Shares") for a consideration per share less than the Conversion Price in effect immediately prior to the time of such Issuance, then the Conversion Price in effect immediately prior to such Issuance shall be reduced (effective immediately after such Issuance) as follows:

         (A) in the case of any such Issuance prior to January 1, 1998, to a price equal to the quotient obtained by dividing (x) the aggregate consideration, if any, received, or deemed under any of Subsections 1(b)(ii) through 1(b)(vi) hereof to have been received, by the Company upon such Issuance by (y) the number of Common Shares issued, or under any of Subsections 1(b)(i) through 1(b)(vi) deemed to have been issued, in such Issuance; and

         (B) in the case of any such Issuance on or after January 1, 1998, to a price equal to the Conversion Price in effect immediately prior to such reduction multiplied by a fraction (not to exceed one) (1) the numerator of which is an amount equal to the sum of (x) the number of Common Shares outstanding immediately prior to such Issuance plus (y) the aggregate consideration, if any, received, or deemed under any of Subsections 1(b)(ii) through 1(b)(vi) hereof to have been received, by the Company upon such Issuance divided by the Conversion Price in effect immediately prior to such Issuance and (2) the denominator of which is the sum of (x) the number of Common Shares outstanding immediately prior to such Issuance plus
     (y) the number of Common Shares issued, or under any of Subsections 1(b)(ii) through 1(b)(vi) hereof deemed to have been issued, in such Issuance.

             (ii) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Shares or any stock or securities convertible into or exchangeable for Common Shares (such rights or options being hereinafter referred to as "Options" and such convertible or exchangeable stock or securities being hereinafter referred to as "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which a Common Share is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the maximum number of Common Shares issuable upon the full exercise of such Options or upon the full conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the maximum number of Common Shares issuable upon the exercise of such Options or upon the conversion or exchange of the maximum number of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date such Options were granted and thereafter shall be deemed to be outstanding; provided, that if such Option expires or terminates unexercised, the Conversion Price shall be adjusted to reflect that the Common Shares previously issuable upon exercise of such Option or upon the conversion or exchange of such Convertible Securities previously issuable upon the exercise of such Option are no longer deemed to have been issued. Except as otherwise provided in Subsection 1(b)(iv) hereof, no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Shares upon the exercise of such Options or upon the actual issuance of such Common Shares upon conversion or exchange of such Convertible Securities if an appropriate adjustment was previously made pursuant to this Subsection 1(b)(ii) upon the issuance of such options.

             (iii) Issuance of Convertible Securities. In case the Company shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which a Common Share is issuable upon such conversion or exchange (determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the maximum number of Common Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issuance or sale, then the maximum number of Common Shares issuable upon the conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issuance or sale of such Convertible Securities and thereafter shall be deemed to be outstanding; provided that (a) except as otherwise provided in Subsection 1(b)(iv) hereof, no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Shares upon conversion or exchange of such Convertible Securities if an appropriate adjustment was previously made pursuant to this Subsection 1(b)(iii) upon the issuance of such Convertible Securities, (b) if any such issuance or sale of such Convertible Securities is made upon the exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Subsection 1(b), no further adjustment of the Conversion Price shall be made by reason of such issuance or sale, and
(c) if the right to exchange or convert such Convertible Securities expires without such Convertible Securities being exchanged or converted, the Conversion Price shall be adjusted to reflect that the Common Shares previously issuable upon conversion or exchange of such Convertible Securities are no longer deemed to have been issued.

             (iv) Change in Option Price or Conversion Rate. In the event that the purchase price provided for in any Option referred to in Subsection 1(b)(ii) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Subsection 1(b)(ii) or 1(b)(iii) hereof, or the rate at which any Convertible Securities referred to in Subsection 1(b)(ii) or 1(b)(iii) hereof are convertible into or exchangeable for Common Shares, shall change at any time

(other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such purchase price, additional consideration or conversion rate, as the case may be, at the time such Options or Convertible Securities were initially granted, issued or sold. If the purchase price provided for in any such Option referred to in Subsection 1(b)(ii) hereof or the rate at which any Convertible Securities referred to in Subsection 1(b)(ii) or 1(b)(iii) hereof are convertible into or exchangeable for Common Shares shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the delivery of Common Shares upon the exercise of any such Option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder shall be adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Common Shares and had adjustments been made upon the issuance of the Common Shares delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is hereby reduced.

             (v) Consideration. In case any Common Shares, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Common Shares, Options or Convertible Securities shall be issued or sold, in whole or in part, for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair market value of such consideration as determined in good faith by a majority of the Directors on the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.

             (vi) Treasury Shares. The disposition of Common Shares owned or held by or for the account of the Company (other than as a result of a cancellation of treasury shares) shall be considered an issue or sale of Common Shares for the purpose of this Subsection 1(b).

             (vii) When Adjustment is not Required. Notwithstanding any provision herein to the contrary, no adjustment shall be made in the Conversion Price as a result of (A) the issuance of Common Shares upon conversion of any Notes or any shares of Preferred Stock or the issuance of any shares of Preferred Stock upon conversion of any Convertible Notes; (B) the issuance of up to 91,587 shares and like number of warrants issued pursuant to the 1994 Offering; (C) the offer or issuance of securities of the Company in connection with the Offerings (including, without limitation, any securities issued in connection with the Offerings under the Employee Stock Plans, as defined below);
(D) the issuance of shares of Class C Common Stock upon conversion of Class A Common Stock into Class C Common Stock; (E) shares (or Options to acquire shares) sold, granted or issued (as the case may be) under the Company's 1996 incentive stock option plan ("ISOP") or the Company's 1996 employee stock purchase plan registered under the Securities Act on Form S-8 (the "SPP", and together with the ISOP, the "Employee Stock Plans"); or (F) the issuance of Additional Securities pursuant to Section 2A of the Note Purchase Agreement or of Convertible Notes upon conversion of shares of Preferred Stock pursuant to the Restated Certificate.

         (c) Subdivision or Combination of Stock. In case the Company shall at any time split or subdivide its outstanding Common Shares into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding Common Shares of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

         (d) Reorganization, Reclassification, Consolidation or Merger. In the event of any capital reorganization or reclassification of the outstanding capital stock of the Company, or any consolidation of the Company with, or merger of the Company with or into, another corporation or entity, or the sale, exchange, assignment, lease, transfer or other disposition of all or substantially all of the assets of the Company, where, in connection with such event, the holders of Common Shares will be entitled to receive stock, securities, cash or other property with respect to or in exchange for such Common Shares, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale of assets, lawful and adequate provision (in form and substance reasonably satisfactory to the holders of a majority of the outstanding principal amount of the Notes) shall be made whereby each holder of outstanding Notes shall thereafter have the right to receive upon conversion of any Notes held by such holder such shares of stock, securities, cash or other property as may be issuable or payable with respect to or in exchange for the number of Common Shares immediately theretofore so receivable by such holder (taking into account the anti-dilution adjustments hereof, including an immediate adjustment, by reason of such consolidation or merger, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation or merger). In the event of a merger or consolidation of the Company as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Shares of the Company outstanding immediately prior to such merger or consolidation, the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding Common Shares of the Company. The Company shall not effect any consolidation or merger contemplated by this Subsection 1(d) unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger shall assume by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the outstanding principal amount of Notes, executed and mailed by first class mail, postage prepaid, to each holder of the outstanding Notes at the last address of such holder as shown by the records of the Company), the obligation to deliver to such holders of stock, securities, cash or other property as, in accordance with the foregoing provisions, such holder may be entitled to receive. Nothing in this Section 1(d) shall be deemed to constitute a waiver of
Section 2(d) hereof.

         (e) Notice of Adjustment. Upon any adjustment of the Conversion Price, then, and in each such case, the Company shall deliver a written certificate, by first class mail, postage prepaid, addressed to each Convertible Noteholder at the last address of such holder shown by the register of books of the Company, which certificate shall be signed by the President, Chief Executive Officer or Chief Financial Officer of the Company specifying the Conversion Price resulting from such adjustment and details of the calculation and the facts upon which the calculation is based.

         (f) Reservation of Conversion Shares.

         (i) Reservation of Shares. KIWI will reserve and keep available for issuance upon conversion of this Note:

         (A) at all times prior to the authorization of the Preferred Stock, such number of its authorized but unissued shares of Class C Common Stock as would be sufficient to permit the conversion of the aggregate principal amount of this Note; and

         (B) at all times from and after the authorization of the Preferred Stock, such number of its authorized but unissued shares of Preferred Stock as would be sufficient to permit the conversion of the aggregate principal amount of this Note.

         (ii) Further Action. Before taking any action which would cause an adjustment reducing the Conversion Price, KIWI will take any corporate action which may be necessary in order that the Company may be in compliance with this
Section 1(f).

         (g) Costs of Conversion. The Company shall pay all documentary, stamp or other similar taxes attributable to the issuance or delivery of Conversion Shares upon conversion of any of the Convertible Notes. However, the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such Conversion Shares in a name other than that of the holder of the Convertible Notes in respect of which such Conversion Shares are being issued.

         (h) Foreign Ownership Restrictions. If the holder of this Note shall have elected to convert all or any portion of the principal amount hereof pursuant to Section 2(a) and the issuance of any of the Conversion Shares issuable upon such conversion would result in a breach of any Foreign Ownership Restriction existing at the time of such issuance (the incremental Conversion Shares resulting in such breach, "Excess Conversion Shares"), the Company will give the holder of this Note written notice thereof setting forth the number of Excess Conversion Shares and the holder will not be entitled to convert so much of the principal amount of this Note (the "Excess Principal Amount") as would result in the issuance of Excess Conversion Shares and the Company will not give effect to the conversion of such Excess Principal Amount.

2.  NEGATIVE COVENANTS

         The Company covenants that so long as this Note is outstanding:

         (a) Authorization and Issuance of Securities. The Company will not authorize the issuance or sale of debt securities senior to the Notes, or any rights, options or warrants to acquire any such senior debt securities or any security convertible into such senior debt security, or (i) until such time as the Notes are convertible into Preferred Stock, any equity securities senior to the Class C Common Stock or any rights, options or warrants to acquire any such senior equity securities or any security convertible into such senior equity securities, including without limitation, debt instruments convertible into such senior equity securities or (ii) from and after such time as the Notes are convertible into Preferred Stock, any equity securities senior or (except in a Qualified Transaction) pari passu to the Preferred Stock or any rights, options or warrants to acquire any such senior or (except in a Qualified Transaction) pari passu equity securities or any security convertible into such senior or (except in a Qualified Transaction) pari passu equity securities, including without limitation, debt instruments convertible into such senior or (except in a Qualified Transaction) pari passu equity securities. Notwithstanding the foregoing, the Company may incur indebtedness on a secured basis (but not with a priority in right of payment) to Summit Bank and any bank or similar lender in addition to Summit Bank to replace or supplement its financing from Summit Bank.

         (b) Additional Debt. Except in a Qualified Transaction, the Company will not contract or incur any additional debt (other than refinancing of debt outstanding on the date hereof on terms substantially the same or more favorable to the Company than existing terms) on or after the date hereof for money borrowed in excess of an aggregate $1,000,000 (and any refinancing of such amount) prior to the termination of the Voting Trust Agreement, dated October 1, 1992 (the "Shareholders Agreement"), by and between the Voting Trustee and all Shareholders of the Class A and any previously authorized Class B Common Stock of the Corporation, at a time when the pro forma "Earnings Before Fixed Charges and Taxes" to "Fixed Charge" ratio is less than 1.25 based on the Company's annualized performance over the preceding six months.

         For the purposes of this Section 2(b) the following terms shall have the following meanings:

         "Earnings Before Fixed Charges and Taxes" shall mean, with reference to any period, the sum of the following for such period, all as determined in accordance with generally accepted accounting principles ("GAAP"): (A) the consolidated net earnings of the Company and its Subsidiaries, if any, excluding: (i) extraordinary gains, (ii) any equity interest of the Company in the unremitted earnings of any corporation not a Subsidiary and (iii) any gain on the sale, exchange or other disposition of assets plus (B) provisions for federal, state and local income taxes plus (C) Fixed Charges.

         "Fixed Charges" shall mean, with reference to any period, the sum of the following for such period, all as determined in accordance with GAAP: (A) all amounts which would be deducted in computing the consolidated net income of the Company and its Subsidiaries, if any, on account of interest on obligations for borrowed money, Capital Lease obligations and guarantees of the foregoing, including imputed interest in respect of Capital Lease obligations, amortization of debt discounts and expenses, fees and commissions for letters of credit and bankers' acceptance financing and the net interest costs of interest rate swaps and hedges plus (B) all payments by the Company and its Subsidiaries, if any, pursuant to any lease of real or personal property (other than Capital Lease obligations) minus the amount of any fixed rents paid to the Company or any Subsidiary under noncancellable subleases of one year or greater on the properties subject to such leases.

         "Capital Leases" shall mean any lease of property which in accordance with GAAP should be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

         "Subsidiary" shall mean any corporation of which the Company at the time owns, directly or indirectly, more than 50% of the Voting Stock which has the power to elect a majority of the board of directors.

         (c) Amending the Terms of Preferred Stock. The Company will not, whether prior to or after the authorization of the Preferred Stock, alter, modify, amend or adversely affect any term of the Preferred Stock as set forth in the Restated Certificate.

         (d) Merger, Consolidation, etc. The Company will not engage in any merger or consolidation or voluntary reorganization, restructuring, recapitalization, winding up, dissolution or liquidation or any sale, lease, assignment or other disposition of all or substantially all of the assets of the Company.

         (e) Amending the Certificate or the By-Laws. The Company will not alter, modify, or amend the Certificate of Incorporation or the By-Laws of the Company, as in effect on the date hereof, in any way that adversely affects any term, right or preference of the Preferred Stock it being understood that the adoption of the Restated Certificate and the Restated By-Laws will not be deemed to constitute a breach of Section 2(d) or this Section 2(e).

         (f) Restrictions on Sale of Common Shares, Options or Convertible Securities. The Company will not issue or sell Common Shares, Options or Convertible Securities, in whole or in part, prior to the occurrence of a Qualifying Public Offering, for a consideration other than cash, except for Common Shares, Options, Convertible Securities and other securities sold, granted or issued (as the case may be) (i) under the Employee Stock Plans, provided, however, that shares issued or issuable pursuant to grants made thereunder must be for consideration in the form of cash and/or recourse promissory note(s), (ii) in connection with the Offerings and/or (iii) not exceeding an additional 91,587 shares (and a like number of warrants) under the 1994 Offering.

         (g) Restricted Payments. Except (i) in connection with any mandatory scheduled reduction in the amount of the guaranty by the New Jersey Economic Authority and (ii) any prepayment of amounts payable in respect of the IRS Settlement Agreement made in connection with an agreement with the IRS to abate certain penalties so as to make the total outstanding amount payable in respect of the IRS Settlement Agreement not more than $1.5 million upon payment in full of such amount, the Company will not make any prepayment of any principal amount of or interest on any Indebtedness (other than Capital Lease obligations) or any amounts payable pursuant to any lease of real or personal property (including any Capital Lease obligations), including, but not limited to, any such amounts payable in connection with an early termination of such lease.

3.  EVENTS OF DEFAULT

         An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

         (a) the Company fails to make any payment of any principal amount on this Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

         (b) the Company fails to make any payment of any interest on this Note and such default continues for more than five Business Days after the same becomes due and payable; or

         (c) the Company fails to perform of or comply with any term contained in the Note Purchase Agreement or in this Note; or

         (d) (i) the Company is in default (as principal or as guarantor or other surety) in the payment of any principal amount of or interest on any Indebtedness [(other than trade accounts payable past due as of the date hereof and with respect to which the account creditor has taken no action materially adverse to the Company)][**] that is outstanding in an aggregate principal amount of at least $100,000 beyond any period of grace provided with respect thereto or (ii) the Company is in default in the performance of or compliance with any term of any evidence of any Indebtedness [(other than trade accounts payable past due as of the date hereof and with respect to which the account creditor has taken no action materially adverse to the Company)][**] in an aggregate outstanding principal amount of at least $100,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of any such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment; or

         (e) the Company (i) is generally not paying, or issuable to, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or

- -----------------
[**      Insert in Initial Convertible Notes only.]

     any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing [(other than actions taken prior to the date hereof for the purposes of matters described in the preceding clause
     (ii)][***]; or

         (f) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or any such petition shall be filed against the Company and such petition shall not be dismissed within 60 days; or

         (g) one or more final judgments, decrees or orders for the payment of money aggregating in excess of $100,000 are rendered against one or more of the Company and its Subsidiaries, if any, and which judgments, decrees or orders are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

         (h) any of the following shall have occurred: (w) a Change of Control,
     (x) a Material Sale Transaction, (y) any proposed merger or consolidation of the Company approved by the Board of Directors of the Company or (z) any proposed sale or other disposition of all or substantially all of the business or assets of the Company approved by the Board of Directors of the Company.

- -------------------
[***     Insert in Initial Convertible Notes only]

         For purposes of Section 3(h), "Change of Control" and "Material Sale Transaction" shall mean the following, respectively: (A) A Change of Control shall be deemed to have occurred at such time as: (x) any person (other than REI Holders and their transferees), including a group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote at elections of directors of the Company; or (y) individuals who constitute the Board of Directors as of the date hereof (each an "Incumbent Director") cease for any reason to constitute a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof who is an REI Director or whose election, or nomination for election by the Company's shareholders, was approved by a vote of Incumbent Directors then serving on the Board of Directors constituting at least a majority of the directors other than REI Directors, or who is an "Incumbent Director" under the Restated Certificate, shall be considered as though such person were an Incumbent Director. (B) A Material Sale Transaction shall be any transaction which has not been approved by at least a majority of the REI Directors then serving on the Board of Directors involving any sale, lease or other disposition by the Corporation of (xx) 25% or more of its aircraft fleet, or (yy) its operational rights at any airport (or group of airports within any twelve-month period) representing 25% or more of its gross revenues for the preceding 12 months.

4.  REMEDIES ON DEFAULT, ETC.

         (a) Acceleration.

         (i) Automatic Acceleration. If an Event of Default with respect to the Company described in paragraph (e) or (f) of Section 3 hereof (other than an Event of Default described in clause (i) of paragraph (e) or described in clause
(vi) of paragraph (e) by virtue of the fact that such clause encompasses clause
(i) of paragraph (e)) has occurred, this Note shall then automatically become immediately due and payable.

         (ii) Acceleration By Declaration. If any other Event of Default has occurred and is continuing, the holder or holders of 25% in aggregate principal amount of Notes then outstanding may at any time at such holder's or holders' option, declare all the Notes then outstanding to be immediately due and payable.

         (iii) Acceleration By Each Holder. If any Event of Default described in paragraph (a) or (b) of Section 3 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at such holder's or holders' option, declare the Note held by it to be immediately due and payable.

         (iv) Effect of Acceleration. Upon this Note becoming due and payable under this Section 4(a), whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus all accrued and unpaid interest thereon (to the full extent permitted by Applicable
Law), shall be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that the holder of this Note has the right to maintain its investment in the Note free from repayment by the Company.

         (b) Other Remedies. If any Event of Default has occurred and is continuing, and irrespective of whether this Note has become or has been declared immediately due and payable under Section 4(a), the holder of this Note may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in the Note Purchase Agreement or in this Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         (c) Rescission. At any time after this Note has been declared due and payable pursuant to Subsection 4(a)(ii) or 4(a)(iii), the holders of not less than 60% in aggregate principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (i) the Company has paid all overdue interest on the Note, all principal of and all interest on such overdue principal and (to the extent permitted by applicable law) any overdue interest in respect of the Note, at the Default Rate, (ii) all Events of Default, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived by the holders of not less than 60% in aggregate principal amount of the Notes then outstanding and (iii) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Note. No recission and annulment under this Section 4(c) will extend to or affect any subsequent Event of Default or impair any right consequent thereon.

             (d) No Waiver, Expenses, etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by the Note Purchase Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this
Section 4, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

5.  EXTENSION OF MATURITY

         (a) Failure to Authorize Preferred Stock. If the Company has not authorized the Preferred Stock by March 14, 1997, the holder of this Note may, by written notice to the Company, elect to extend the term of this Note to such date on or before March 15, 2007 as such holder shall designate. If the maturity of the Notes shall have been extended pursuant to Section 2A.3 of the Note Purchase Agreement, the Company will give the holder written notice thereof setting forth the date to which the maturity has been extended and the Maturity Date of this Note shall be extended to such date.

         (b) Excess Principal Amount. If the holder of this Note believes that the conversion of this Note pursuant to Section 2(a) on March 14, 1997 would result in the issuance of any Excess Conversion Shares, the holder of this Note may, by written notice to the Company on or after March 1, 1997, extend the maturity of this Note to such date on or before March 15, 2007 as such holder shall designate, but only with respect to so much of the principal amount of this Note as constitutes Excess Principal Amount as of March 14, 1997. If the holder of this Note shall have extended the

Maturity Date pursuant to this Section 5(b), such holder shall, upon receipt from time to time of written notice from the Company that the conversion of any such Excess Principal Amount (or any portion thereof) would no longer result in the issuance of Excess Conversion Shares the holder shall promptly convert so much of such Principal Amount as would not then result in the issuance of any Excess Conversion Shares.

6.  MISCELLANEOUS

         No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate herein prescribed or to convert this Note.

         The Company may deem and treat the person in whose name this Note is registered as the absolute owner hereof for the purpose or receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         The Notes shall be governed by and construed in accordance with the law of the State of New Jersey.

         IN WITNESS WHEREOF, KIWI INTERNATIONAL AIR LINES, INC. has caused this Note to be signed in its name by its President or one of its Vice Presidents and attested by its Secretary or one of its Assistant Secretaries.

ATTEST:

                                               KIWI INTERNATIONAL AIR LINES,
                                                 INC.

__________________________                     By: _________________________
James E. Player, Secretary                         John G. Murphy, President

                                                                       Exhibit A

                                CONVERSION NOTICE

         The undersigned Holder of this Note hereby irrevocably exercises the option to convert this Note into shares of Class A Convertible Preferred Stock or Class C Common Stock (as the case may be) in accordance with the terms of this Note and directs that such shares be registered in the name of and delivered to the undersigned, and that a check in payment for any fractional share be delivered to the undersigned.

Dated:  ____________________                    ____________________________
                                                Signature

                                                    Holder

                                                Please print name and address
                                                of Holder

                                                ________________________________
                                                        Name

                                                ________________________________
                                                        Address

                                                ________________________________

                                                ________________________________
                                                Social Security or other
                                                Taxpayer Identification Number,
                                                if any

                                                     [Individual Acknowledgment]

STATE OF _______________
                         SS.:
COUNTY OF ______________

         On this ____ day of ____________, 19__, before me, the undersigned, personally appeared ___________, who, I am satisfied, is the person who signed the foregoing Conversion Notice, and he or she did acknowledge under oath that he or she signed and delivered the same as his or her voluntary act and deed, for the uses and purposes expressed in the instrument.

                                              ____________________________
                                              Notary Public

                                                       [Entity Acknowledgment]

STATE OF _______________
                         SS.:
COUNTY OF ______________

         On this ____ day of ____________, 19__, before me, the undersigned, personally appeared ___________, the ________________ of __________________,
who, I am satisfied, is the person who signed the foregoing Conversion Notice, and he or she did acknowledge under oath that he or she signed and delivered the same in his or her capacity as such officer of such entity, that he or she was authorized to execute the same on behalf of such entity, and that the foregoing instrument is the voluntary act and deed of such entity, made by virtue of proper authority.

                                              ____________________________
                                              Notary Public

                                                                       EXHIBIT B

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       KIWI INTERNATIONAL AIR LINES, INC.

         Pursuant to the provisions of Section 14A:9-5 of the New Jersey Business Corporation Act, the undersigned Corporation adopts the following Restated Certificate of Incorporation:

         FIRST: The name of the corporation is KIWI International Air Lines, Inc. (the "Corporation").

         SECOND: The purposes for which the corporation is organized are to engage in: (i) the operation of an air transportation company, including without limitation, providing scheduled passenger service, cargo services and air charter services and all activities and undertakings related to the foregoing, consistent with the scope of applicable (if any) regulatory requirements imposed by federal, state or international authorities having jurisdiction over operations or property of the Corporation; and (ii) any activity within the purposes for which corporations may be organized under Title 14A, Corporations, General, of the New Jersey Statutes.

         THIRD: The address of the Corporation's registered office is 721 Route 202-206, P.O. Box 1018, Somerville, New Jersey 08876-1018, and the name of the Corporation's registered agent at such address is G. Robert Marcus.

         FOURTH: As of the effective date of the filing of this Restated Certificate of Incorporation, the aggregate number of shares which the Corporation shall have authority to issue shall be seventy-four million (74,000,000), which shall consist of (A) forty-one million (41,000,000) shares of Common Stock without par value (the "Common Shares") consisting of (i) fifteen million (15,000,000) shares of Class A Common Stock, without par value; and (ii) twenty-six million (26,000,000) shares of Class C Common Stock, without par value; (B) twelve million (12,000,000) shares of Class A Convertible Preferred Stock, without par value (the "Class A Convertible Preferred Stock") and (C) twenty-one million (21,000,000) shares of stock which shall be without designation until further action by the Board of Directors, subject to the rights of the holders of Class A Convertible Preferred Stock under clause (i) of
Section 6 of the provisions of this Article Fourth setting forth the express terms of the Class A Convertible Stock, as follows: The division of authorized shares of such undesignated stock into class and series, the determination of the designation of the relative rights, preferences and limitations of such stock, and any such divisions and determinations, may be accomplished by an amendment to this Restated Certificate of Incorporation authorized and approved by the Board of Directors of the Corporation (without the requirement of shareholder approval or consent).

         The express terms of the Common Stock are as follows:

               (a) The Class A Common Stock shall (i) be subordinate to the Class A Convertible Preferred Stock in the event of liquidation, but rank pari passu with the Class C Common Stock, and (ii) have dividend rights equal to those of the Class A Convertible Preferred Stock and the Class C Common Stock. Effective January 1, 1998 (the "Class A Common Conversion Date"), each share of Class A Common Stock shall be converted automatically into one share of Class C Common Stock, without any action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent. On or after the Class A Common Conversion Date, the Corporation shall not issue or reissue shares of Class A Common Stock. Prior to the Class A Common Conversion Date, the Corporation shall reserve and keep available and free of preemptive rights out of its authorized but unissued Class C Common Stock, solely for the purpose of effecting the conversion of the Class A Common Stock, such number of its shares of Class C Common Stock as shall be sufficient to effect the conversion of all outstanding shares of Class A Common Stock. If the number of authorized but unissued shares of Class C Common Stock shall not be sufficient to effect the conversion of all outstanding shares of Class A Common Stock, the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Class C Common Stock to such number of shares as shall be sufficient for such purpose. Promptly after the Class A Common Conversion Date, the Corporation shall promptly give written notice of such event to all holders of Common Stock formerly designated as Class A Common Stock. As soon as practicable after giving such notice, the Corporation shall issue and deliver or cause to be issued and delivered a certificate or certificates for the number of full Class C Common Shares issuable upon conversion of the Class A Common Stock to Class C Common Stock, together with any cash payment to be made in lieu of fractional shares, as provided below, in exchange for the certificates representing the Class A Common Stock converted pursuant to this paragraph, together with proper assignments of such certificates. No fractional shares of Class C Common Stock or scrip representing fractional shares shall be issued upon conversion of any of the Class A Common Stock. Instead, the Corporation shall pay cash in an amount equal to the fair market value of such fractional share at the time of such conversion, as determined in good faith by a majority of the Directors of the Board of Directors of the Corporation.

               (b) The Class C Common Stock shall (i) be subordinate to the Class A Convertible Preferred Stock in the event of liquidation but rank pari passu with the Class A Common Stock and (ii) have dividend rights equal to those of the Class A Common Stock and the Class A Convertible Preferred Stock.

         Upon the filing in the Office of the Secretary of State of the State of New Jersey of this Restated Certificate of Incorporation, the shares of Class A Common Stock and Class C Common Stock then outstanding shall automatically without any further action on the part of the holders thereof, have the relative rights, preferences and limitations set forth above.

         The express terms of the Class A Convertible Preferred Stock are as follows:

         1. Dividends. The holders of record of Class A Convertible Preferred Stock shall be entitled to participate pari passu with the holders of Common Shares in any and all dividends or other distributions declared on the Common Shares, based on the number of Common Shares into which the Class A Convertible Preferred Stock could be converted on the record date for such dividend or, if no record date is established, the date on which such dividend is declared. Any such dividends or other distributions shall be paid at the same time as payment is made with respect to the Common Shares. The dividends will be received when, as and if declared by the Board of Directors out of funds legally available therefor.

         2. Redemption. (a) Corporation's Option to Redeem. At any time on or after August 1, 2002, provided that a public offering of Common Stock registered under the Securities Act of 1933, as amended (the "Securities Act") in which the Company receives gross proceeds of at least $15,000,000 (a

"Qualifying Public Offering") has not occurred, the Corporation may elect to redeem all of the Class A Convertible Preferred Stock at the Redemption Price (as defined in Section 2(e) hereof) by delivering a written notice of such election, which shall be irrevocable upon receipt thereof (a "Redemption Election") to the holder(s) of the Class A Convertible Preferred Stock.

               (b) Shareholder's Option to Redeem. Provided that a Qualifying Public Offering has not occurred, at any time on or after August 1, 2001 or upon
(i) a Change of Control of the Corporation, (ii) a Material Sale Transaction,
(iii) any proposed merger or consolidation of the Corporation approved by the Board of Directors of the Corporation, (iv) any proposed sale or other disposition of all or substantially all of the business or assets of the Corporation approved by the Board of Directors of the Corporation or (v) any voluntary or involuntary bankruptcy filing, liquidation, dissolution or winding up of the Corporation (or any proposal to take any such action described in this clause (v) which has been approved by the Board of Directors of the Corporation), the holders of record of the Class A Convertible Preferred Stock shall be entitled to have the Corporation redeem all of the Class A Convertible Preferred Stock at the Redemption Price. Such election shall be made by delivering a written notice of such election, which shall be irrevocable upon receipt thereof (a "Holder Redemption Election") to the Corporation, provided that, notwithstanding the foregoing, if the Redemption Price is not paid in full on the Redemption Date (as defined in Section 2(c) hereof), as such Redemption Date may be postponed pursuant to Section 2(c) hereof, such Holder Redemption Election may be withdrawn by the holders of record of the Class A Convertible Preferred Stock by delivering a written notice of such withdrawal to the Corporation any time thereafter and prior to receipt of payment in full of the Redemption Price, together with all interest accrued thereon in accordance with
Section 2(d) hereof. For purposes of this Section 2, "Change of Control" and "Material Sale Transaction" shall mean the following, respectively: (A) A Change of Control shall be deemed to have occurred at such time as: (x) any person, including a group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act") other than any REI Holder (as such term is defined in the Convertible Note Purchase and Option Agreement dated July 1, 1996 (the "Note Purchase Agreement") between the Corporation and Recovery Equity Investors II, L.P.) or any group of REI Holders or any of their transferees, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% or more of the combined voting power of the Corporation's outstanding voting securities (other than Class A Convertible Preferred Stock) ordinarily having the right to vote at elections of directors of the Corporation; or (y) individuals who constitute the Board of Directors as of the date hereof or would constitute Incumbent Directors as defined in the Corporation's 6% Convertible Unsecured Notes due March 15, 1997 (the "Convertible Notes") (each an "Incumbent Director") cease for any reason to constitute a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of Incumbent Directors then serving on the Board of Directors constituting at least a majority of the directors then comprising the Type Class (as described in Article Sixth below) to which such director was elected, shall be considered as though such person were an Incumbent Director; (B) A Material Sale Transaction shall be any transaction which has not been approved by at least a majority of the "Type Preferred Class" directors or "Preferred Directors" (as such terms are defined in Article Sixth below) then serving on the Board of Directors involving any sale, lease or other disposition by the Corporation of
(xx) 25% or more of its aircraft fleet, or (yy) its operational rights at any airport (or group of airports within any twelve-month period) representing 25% or more of its gross revenues for the preceding 12 months. Any right of redemption arising from time to time pursuant to an event or occurrence under clause (i), (ii), (iii), (iv) or (v) of this Subsection 2(b) that is not exercised within sixty (60) days immediately following the date upon which at least a majority of the holders of record of Class A Convertible Preferred Stock shall have received from the Corporation written notice of such event or occurrence, shall automatically terminate without any further notice or action by the Corporation or its shareholders; provided, however that any such termination of such redemption right shall not impair or otherwise affect any right of redemption by the holders of record of the Class A Convertible Preferred Stock arising pursuant to any such subsequent event or occurrence or otherwise arising on or after August 1, 2001.

               (c) Timing of Redemption. Any redemption effected pursuant to this Section 2 shall occur on the 60th day (or, if such day is not a business day, the next business day after the 60th day) after the date on which shareholders or the Corporation, as the case may be, receive the Redemption Election or the Holder Redemption Election (such date, the "Redemption Date"), provided, however, that the Redemption Date may be postponed for up to an additional 60 calendar days to permit the appraiser selected pursuant to Section 2(e) below to determine the fair market value of the Class A Convertible Preferred Stock. For purposes of this Section 2, "business day" means a business day in the City of New York.

               (d) Late Interest. In the event that, on any Redemption Date, the funds of the Corporation are not legally available for the redemption of the Class A Convertible Preferred Stock being redeemed, such funds which are legally available therefor shall be applied to the redemption of such Class A Convertible Preferred Stock on a pro rata basis from the holders of the Class A Convertible Preferred Stock. Thereafter, any funds which become legally available for the redemption of Class A Convertible Preferred Stock shall immediately be set aside and promptly applied to the redemption of any remaining Class A Convertible Preferred Stock until all remaining Class A Convertible Preferred Stock that have been the subject of a Redemption Election have been redeemed. The aggregate Redemption Price for Class A Convertible Preferred Stock which are not redeemed by the Corporation as required on a Redemption Date shall bear interest from such Redemption Date (or such later date to which the Redemption Date may be postponed pursuant to Section 2(c) hereof) until such Redemption Price has been paid in full at a per annum rate equal to twenty percent (20%) in excess of the Prime Rate (as defined below) as the same may change from time to time hereafter; provided, however, that such interest rate shall in no event exceed the maximum rate permitted by applicable law. The term "Prime Rate" means the base rate on corporate loans, posted by at least 75% of the United States' largest banks as published in the Money Rates column of the Wall Street Journal.

               (e) Redemption Price. The "Redemption Price" payable with respect to each Class A Convertible Preferred Share shall be equal to the greater of (i) the Issue Price Per Share (as adjusted to reflect any share split, combination, reclassification or similar event involving the Class A Convertible Preferred Shares) plus all accrued and unpaid dividends thereon through the date on which such Class A Convertible Preferred Stock is actually redeemed or (ii) the per share fair market value of such Class A Convertible Preferred Stock on the date the Redemption Election or the Holder Redemption Election, as the case may be, is received, by the shareholder or the Corporation, respectively, as determined in accordance with this Section 2(e) by an appraiser mutually acceptable to the Corporation and the holders of the Class A Convertible Preferred Stock. The fees of such appraiser shall be paid by the Corporation. Any appraiser selected pursuant hereto shall be (x) a commercial bank of recognized national standing with an investment banking division, (y) an accounting firm of recognized national standing or (z) an investment banking firm of national recognized standing. If the Corporation and the holders of Class A Convertible Preferred Stock fail to agree, within ten days of receipt of a Redemption Election, on an appraiser, each of the Corporation and the holders of the Class A Convertible Preferred Stock shall select an appraiser within three days after such ten-day period who shall select a third appraiser who shall determine such fair market value within forty-five days after the Redemption Notice, and the determination of such appraiser shall be final and binding upon the Corporation and the holders of Class A Convertible Preferred Stock. The determination of the per share fair market value of the Series A Convertible Preferred Stock by such appraiser will not give effect to (1) the lack of a public market for such shares, (2) the fact that such shares are not registered under the Securities Act of 1933, as amended, or are subject to any other restriction on transfer or
(3) the fact that such shares would represent a minority interest in the Corporation. For purposes of this Restated Certificate of Incorporation, "Issue Price Per Share" shall be, with respect to any share of Class A Convertible Preferred Stock, an amount equal to the Conversion Price under the Corporation's 6% Convertible Unsecured Notes due March 15, 1997 (the "Convertible Notes") in effect at the time of issuance of such share of Class A Convertible Preferred Stock, provided that, for the purposes of determining the Redemption Price of the Excess Preferred Shares (as defined in Subsection 4(k)(iii)) for the purposes of Subsection 4(k)(iii), the "Issue Price Per Share" with respect to any Excess Preferred Share shall be an amount equal to the weighted average of the respective Conversion Prices under the Convertible Notes in effect at the respective times of issuance of all shares of Class A Convertible Preferred Stock then outstanding.

               (f) Redemption Procedures. On a Redemption Date, the holder of the shares of Class A Convertible Preferred Stock being redeemed shall surrender the certificate or certificates representing the shares being redeemed (together with a proper assignment of such certificates to the Corporation in exchange for payment of the applicable Redemption Price for such shares). In the event that the Corporation is unable to pay, legally prevented from paying or fails to pay the Redemption Price for all of the shares of Class A Convertible Preferred Stock required to be redeemed on such Redemption Date, the Corporation shall reissue and deliver to such holder on such Redemption Date a certificate representing the number of shares of Class A Convertible Preferred Stock for which the Redemption Price has not been paid in full. Following any redemption of shares of Class A Convertible Preferred Stock in accordance with this Section 2, the Corporation shall not reissue any shares so redeemed.

               (g) Notices. For the purposes of this Section 2, all notices shall be in writing and shall be deemed to have been duly given (a) on receipt, if delivered personally, (b) three Business Days after it has been mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (c) the next Business Day after it has been sent by nationally recognized overnight courier (appropriately marked for overnight delivery); or
(d) upon transmission, if it is sent by telecopy (with request for immediate confirmation of receipt in a manner customary for communications of such type): if to the Corporation, KIWI International Air Lines, Inc., Hemisphere Center, U.S. 1 & 9 South, Newark, N.J. 07114-0006, telecopier: (201) 645-1144, attention
President; and if to the holders of Class A Convertible Preferred Stock, at their last address of record.

         3. Liquidation, etc. In the event of any bankruptcy, liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of Class A Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Shares of the Corporation's capital stock, an amount equal to the higher of (i) Issue Price Per Share (as adjusted to reflect any share split, combination, reclassification or similar event involving the Class A Convertible Preferred Stock) plus all accrued and unpaid dividends thereon or (ii) the amount that would be distributable to holders of the Class A Convertible Preferred Stock if such Class A Convertible Preferred Stock had been converted into Class C Common Shares in accordance with Section 4 hereof (such amount, the "Liquidation Preference"). In the event the assets of the Corporation available for distribution to the holders of Class A Convertible Preferred Stock upon any liquidation, dissolution or winding up of the Corporation shall be insufficient to permit payment in full of the Liquidation Preference amounts to which the holders of Class A Convertible Preferred Stock shall be entitled, then the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of Class A Convertible Preferred Stock, in proportion to the total amounts to which the holders of all such Class A Convertible Preferred Stock are entitled upon liquidation, dissolution or winding up. Unless the holders of sixty percent (60%) of the Class A Convertible Preferred Stock consent to a distribution pursuant to this
Section 3 in property, all distributions pursuant to this Section 3 to holders of Class A Convertible Preferred Stock shall be made in cash. Whenever payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by not less than three-fourths of the Directors then serving on the Board of Directors of the Corporation.

         4. Conversion Rights. (a) Optional Conversion. Subject to the terms and conditions of this Section 4 (including, without limitation, Subsection 4(k)(i)), the holder of any Class A Convertible Preferred Stock shall have the right at its option at any time prior to actual payment for redemption, to convert all or any portion of its shares of Class A Convertible Preferred Stock into such number of fully paid and nonassessable Class C Common Shares as is obtained by multiplying the number of shares of Class A Convertible Preferred Stock to be converted by Issue Price Per Share and dividing the result by the Conversion Price which shall initially be equal to the Issue Price Per Share and shall be adjusted as provided in this Section 4, (such conversion price, as last adjusted, being referred to herein as the "Conversion Price").

               (b) Automatic Conversion.

                   (i) Subject to Subsection 4(k), all outstanding Class A Convertible Preferred Stock shall be converted automatically into the number of Class C Common Shares into which such Class A Convertible Preferred Stock are then convertible pursuant to this Section 4, without any action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, at the time of a Qualifying Public Offering.

                   (ii) Upon the occurrence of an event triggering the automatic conversion of Class A Convertible Preferred Stock as provided in the preceding subparagraph (i), the Corporation shall promptly give written notice (an "Automatic Conversion Notice") to all holders of Class A Preferred Shares of such event. As soon as practicable after giving such notice, the Corporation shall issue and deliver or cause to be issued and delivered a certificate or certificates for the number of full Class C Common

         Shares issuable upon such conversion, together with any cash payment to be made in lieu of fractional shares as provided in Subsection 4(h) of this Article Two in exchange for the certificates representing the Class A Convertible Preferred Stock converted pursuant to this Subsection 4(b), together with proper assignments of such certificates.

               (c) Mechanics of Conversion. The rights of conversion under Subsection 4(a) shall be exercised by a holder of Class A Convertible Preferred Stock by surrendering the certificates representing such shares, together with written notice of such holder's election to convert such shares (the "Conversion Notice"), and a proper assignment of such certificates to the Corporation. The Conversion Notice shall state the names and addresses in which and to which the certificates representing the Class C Common Shares issuable upon such conversion shall be issued, delivered or paid, as the case may be. The date upon which the certificates representing the Class A Convertible Preferred Stock to be converted, the Conversion Notice and the proper assignment have all been received by the Corporation is referred to herein as the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver or cause to be issued and delivered, as specified in the Conversion Notice, certificates for the number of full Class C Common Shares issuable upon such conversion together with any cash instead of fractional shares as provided in Subsection 4(h). Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder of the converted Class A Convertible Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for Class C Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Common Shares represented thereby. Following any conversion of shares of Class A Convertible Preferred Stock, in accordance with this Section 4, the Corporation shall not reissue any shares so converted.

               (d) Adjustment of Conversion Price Upon Issuance of Common
Shares.

                   (i) Issuance of Common Shares. Except as provided in Subsection 4(d)(vii), if and whenever the Corporation shall issue or sell, or under any of Subsections 4(d)(ii) through 4(d)(vi) is deemed to have issued or sold (any such issue or sale or deemed issue or sale, an

"Issuance"), any of its Common Shares for a consideration per share less than the Conversion Price in effect immediately prior to the time of such Issuance, then the Conversion Price in effect immediately prior to such Issuance shall be reduced (effective immediately after such Issuance) as follows:

                        (A) in the case of any such Issuance prior to January 1, 1998, to a price equal to the quotient obtained by dividing (x) the aggregate consideration, if any, received, or deemed under any of Subsections 4(d)(ii) through 4(d)(vi) hereof to have been received, by the Corporation upon such Issuance by (y) the number of Common Shares issued, or under any of Subsections 4(d)(i) through 4(d)(vi) deemed to have been issued, in such Issuance; and

                        (B) in the case of any such Issuance on or after January 1, 1998, to a price equal to the Conversion Price in effect immediately prior to such reduction multiplied by a fraction (not to exceed one) (1) the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such Issuance plus (y) the aggregate consideration, if any, received, or deemed under any of Subsections 4(d)(ii) through 4(d)(vi) to have been received, by the Corporation upon such Issuance divided by the Conversion Price in effect immediately prior to such Issuance and
(2) the denominator of which is the sum of (x) the number of shares of Common Stock outstanding immediately prior to such Issuance plus (y) the number of shares of Common Stock issued, or under any of Subsections 4(d)(ii) through 4(d)(vi) deemed to have been issued, in such Issuance.

                   (ii) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Shares or any stock or securities convertible into or exchangeable for Common Shares (such rights or options being hereinafter referred to as "Options" and such convertible or exchangeable stock or securities being hereinafter referred to as "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which a Common Share is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing
(A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the maximum number of Common Shares issuable upon the full exercise of such Options or upon the full conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the maximum number of Common Shares issuable upon the exercise of such Options or upon the conversion or exchange of the maximum number of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date such Options were granted and thereafter shall be deemed to be outstanding; provided, that if such Option expires or terminates unexercised, the Conversion Price shall be adjusted to reflect that the Common Shares previously issuable upon exercise of such Option or upon the conversion or exchange of such Convertible Securities previously issuable upon the exercise of such Option are no longer deemed to have been issued. Except as otherwise provided in Subsection 4(d)(iv), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Shares upon exercise of such Options or upon the actual issuance of such Common Shares upon conversion or exchange of such Convertible Securities if an appropriate adjustment was previously made pursuant to this Subsection 4(d)(ii) upon the issuance of such Options.

                        (iii) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Share is issuable upon such conversion or exchange (determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the maximum number of Common Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issuance or sale, then the maximum number of Common Shares issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issuance or sale of such Convertible Securities and thereafter shall be deemed to be outstanding; provided that (a) except as otherwise provided in Subsection 4(d)(iv), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Shares upon conversion or exchange of such Convertible Securities if an appropriate adjustment was previously made pursuant to this Subsection 4(d)(iii) upon the issuance of such Convertible Securities, (b) if any such issuance or sale of such Convertible Securities is made upon the exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Subsection 4(d), no further adjustment of the Conversion Price shall be made by reason of such issuance or sale, and (c) if the right to exchange or convert such Convertible Securities expires without such Convertible Securities being exchanged or converted, the Conversion Price shall be adjusted to reflect that the Common Shares previously issuable upon conversion or exchange of such Convertible Securities are no longer deemed to have been issued.

                        (iv) Change in Option Price or Conversion Rate. In the event that the purchase price provided for in any Option referred to in Subsection 4(d)(ii), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Subsections 4(d)(ii) or 4(d)(iii), or the rate at which any Convertible Securities referred to in Subsection 4(d)(ii) or 4(d)(iii) are convertible into or exchangeable for Common Shares, shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such purchase price, additional consideration or conversion rate, as the case may be, at the time such Options or Convertible Securities were initially granted, issued or sold. If the purchase price provided for in any such Option referred to in Subsection 4(d)(ii) or the rate at which any Convertible Securities referred to in Subsection 4(d)(ii) or 4(d)(iii) are convertible into or exchangeable for Common Shares shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the delivery of Common Shares upon the exercise of any such Option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder shall be adjusted to such respective amount as would have been obtained had such Option or

Convertible Securities never been issued as to such Common Shares and had adjustments been made upon the issuance of the Common Shares delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is hereby reduced.

                        (v) Consideration. In case any Common Shares, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. Unless the holders of sixty percent (60%) of the Class A Convertible Preferred Stock consent, at no time shall Common Shares, Options or Convertible Securities be issued or sold, in whole or in part, prior to the occurrence of a Qualifying Public Offering, for a consideration other than cash, except for Common Shares, Options, Convertible Securities and other securities sold, granted or issued (as the case may be) (i) under the Employee Stock Plans (as defined in Subsection 4(d)(vii)), provided, however, that shares issued or issuable pursuant to grants made thereunder must be for consideration in the form of cash and/or recourse promissory note(s), (ii) in connection with the Offerings (as defined below) and/or (iii) not exceeding an additional 91,587 shares (and like number of warrants) under the 1994 Offering (as defined below). In case any Common Shares, Options or Convertible Securities shall be issued or sold, in whole or in part, for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair market value of such consideration as determined in good faith by a majority of the Directors on the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. For purposes of this Restated Certificate of Incorporation, the term "1994 Offering" shall mean the 1994 unregistered offerings of certain shares of Class A Common Stock and Class C Common Stock and a like number of warrants and certain debt securities of KIWI (which offerings were designed to comply with the exemption from registration with the SEC under Regulation D promulgated under the Securities Act) and the term "Offerings" shall mean (x) offerings to (A) the holders of approximately $1,260,000 of the Corporation's 8% 3-Year Capital Notes pursuant to the Exchange Offer Memorandum dated as of March 15, 1996, (B) holders of the Corporation's stock purchase warrants to reduce the warrant exercise price to $1.00 per share, (C) employees of approximately 2,699,200 shares of Class A Common Stock for approximately $4,175,000 in cash proceeds, the principal amount of promissory notes received and the amount of liabilities offset by the Corporation in exchange for shares offered and sold under the Offerings and (y) shares of the Corporation's Common Stock issuable upon the conversion of the Corporation's 10% Convertible Unsecured Notes due October 15, 1996.

                        (vi) Treasury Shares. The disposition of Common Shares owned or held by or for the account of the Corporation (other than as a result of a cancellation of treasury shares) shall be considered an issue or sale of Common Shares for the purpose of this Subsection 4(d).

                        (vii) When Adjustment is not Required. Notwithstanding any provision herein to the contrary, no adjustment shall be made in the Conversion Price as a result of (A) the issuance of Common Shares upon conversion of any Class A Convertible Preferred Stock or any Convertible Notes or the issuance of Preferred Stock upon conversion of any Convertible Notes; (B) the issuance of up to 91,587 shares and like number of warrants issued pursuant to the 1994 Offering; (C) the offer or issuance of securities of the Corporation in connection with the Offerings (including, without limitation, any securities issued in connection with the Offerings under the Employee Stock Plans, as defined below); (D) the issuance of shares of Class C Common Stock upon conversion of Class A Common Stock into Class C Common Stock; (E) shares (or Options to acquire shares) sold, granted or issued (as the case may be) under the Corporation's 1996 incentive stock option plan ("ISOP") or the Corporation's 1996 employee stock purchase plan registered under the Securities Act on Form S-8 (the "SPP", and together with the ISOP, the "Employee Stock Plans"); and/or
(F) the issuance of any Additional Securities (as such term is defined in the Note Purchase Agreement) including, without limitation, the issuance of up to $10,000,000 aggregate principal amount of Convertible Notes (inclusive of all Convertible Notes previously issued) and such additional Convertible Notes as may be issued pursuant to Subsection 4(k).

                   (e) Subdivision or Combination of Stock. In case the Corporation shall at any time split or subdivide its outstanding Common Shares into a greater number of shares, the Conversion Price for the Class A Convertible Preferred Stock in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding Common Shares of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

               (f) Reorganization, Reclassification, Consolidation or Merger. In the event of any capital reorganization or reclassification of the outstanding capital stock of the Corporation, or any consolidation of the Corporation with, or merger of the Corporation with or into, another Corporation or entity, or the sale, exchange, assignment, lease, transfer or other disposition of all or substantially all of the assets of the Corporation, where, in connection with such event, the holders of Common Shares will be entitled to receive stock, securities, cash or other property with respect to or in exchange for such Common Shares, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale of assets, lawful and adequate provision (in form and substance reasonably satisfactory to the holders of a majority of the outstanding Class A Convertible Preferred Stock) shall be made whereby each holder of Class A Convertible Preferred Stock shall thereafter have the right to receive, at such holder's option, (A) such shares of stock, securities, cash or other property as may be issuable or payable with respect to or in exchange for the number of Common Shares immediately theretofore so receivable by such holder (taking into account the anti-dilution adjustments hereof, including an immediate adjustment, by reason of such consolidation or merger, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation or merger) or (B) the Liquidation Preference to which such holder of Class A Convertible Preferred Stock would be entitled in accordance with
Section 3 hereof. In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Shares of the Corporation outstanding immediately prior to such merger or consolidation, the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding Common Shares of the corporation. The Corporation shall not effect any consolidation or merger contemplated by this Subsection 4(f) unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger shall assume by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the outstanding Class A Convertible Preferred Stock), executed and mailed by first class mail, postage prepaid, to each holder of Class A Convertible Preferred Stock at the last address of such holder as shown by the records of the Corporation, the obligation to deliver to such holders such shares of stock, securities, cash or other property as, in accordance with the foregoing provisions, such holder may be entitled to receive.

               (g) Notice of Adjustment. Upon any adjustment of the Conversion Price, then, and in each such case, the Corporation shall deliver a written certificate, by first class mail, postage prepaid, addressed to each holder of Class A Convertible Preferred Stock at the last address of such holder shown by the records of the Corporation, which certificate shall be signed by the President, Chief Executive Officer or Chief Financial Officer of the Corporation specifying the Conversion Price resulting from such adjustment and details of the calculation and the facts upon which the calculation is based.

               (h) Fractional Shares. No fractional shares of Class C Common Stock or scrip representing fractional shares shall be issued upon conversion of any of the Class A Convertible Preferred Stock. Instead, the Corporation shall pay cash in an amount equal to the fair market value of such fractional share at the time of such conversion, as determined in good faith by a majority of the Directors of the Board of Directors of the Corporation.

               (i) Reservation of Common Stock. The Corporation shall at all times reserve and keep available and free of preemptive rights out of its authorized but unissued shares of Class C Common Stock, solely for the purpose of effecting the conversion of the Class A Convertible Preferred Stock, such number of shares of its Class C Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class A Convertible Preferred Stock. If at any time the number of authorized but unissued shares of Class C Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class A Convertible Preferred Stock, the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Class C Common Stock to such number of shares as shall be sufficient for such purpose.

               (j) Costs of Conversion. The Corporation shall pay all documentary, stamp or other similar taxes attributable to the issuance or delivery of Common Shares (or other shares or other securities) of the Corporation upon conversion of any of the Class A Convertible Preferred Stock. However, the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the Class A Convertible Preferred Stock in respect of which such shares are being issued.

               (k) Foreign Ownership Restrictions.

                   (i) Optional Conversions. If the holder of any shares of Class A Convertible Preferred Stock shall have elected to convert all or any portion of such shares pursuant to Subsection 4(a) and the issuance of any of the shares of Class C Common Stock issuable upon such conversion would result in a breach of any Foreign Ownership Restriction (as defined in the Note Purchase Agreement) existing at the time of such issuance (the incremental shares of Class C Common Stock resulting in such breach, "Excess Conversion Shares"), such holder will not be entitled to convert into shares of Class C Common Stock so many of such holder's shares of Class A Convertible Preferred Stock (the "Excess Preferred Shares") as would result in the issuance of Excess Conversion Shares and the Corporation will not give effect to such conversion and will give such holder notice thereof setting forth the number of Excess Preferred Shares and the basis for the determination that such shares constitute Excess Preferred Shares.

                   (ii) Automatic Conversion. If an event triggering the automatic conversion of the outstanding shares of Class A Convertible Preferred Stock as provided in Subsection 4(b)(i) shall have occurred and the issuance of any of the shares of Class C Common Stock issuable upon such conversion would result in a breach of any Foreign Ownership Restriction existing at the time of such issuance, the aggregate Excess Preferred Shares will not be converted pursuant to Subsection 4(b)(i) and will remain outstanding with all of the relative rights, preferences and limitations set forth herein, but only until such time (and each time from time to time) as any or all of such Excess Preferred Shares ("Shares Newly Eligible for Conversion") may be converted into Class C Common Stock without resulting in a breach of any Foreign Ownership Restriction, at which time (and each time from time to time) all such Shares Newly Eligible for Conversion shall convert to Class C Common Stock in accordance with the provisions of Subsection 4(b)(i). For the purposes of this Subsection 4(k)(ii) each holder of shares of Class A Convertible Preferred Stock then outstanding will be deemed to hold that number of such aggregate Excess Preferred Shares that is equal to the product obtained by multiplying (A) the number of such aggregate Excess Preferred Shares by (B) the quotient (such holder's "Pro Rata Share") obtained by dividing

(x) the number of shares of Class A Convertible Preferred Stock held by such holder by (y) the total number of shares of Class A Convertible Preferred Stock then outstanding. The Corporation shall set forth in the Automatic Conversion Notice the number of aggregate Excess Conversion Shares, the basis for the determination that such shares constitute Excess Preferred Shares and such holder's Pro Rata Share thereof.

                   (iii) Mandatory Conversion.

                         (A) If an event triggering an adjustment of the
Conversion Price as provided in this Subsection 4 shall have occurred and giving effect to such adjustment would result in a breach of any Foreign Ownership Restriction existing at the time of such adjustment, such adjustment shall nevertheless be made as provided in this Subsection 4 and the Corporation shall convert into Convertible Notes the number of shares of Class A Convertible Preferred Stock that would constitute Excess Preferred Shares (and such shares will constitute "Excess Preferred Shares" for the purposes of this Subsection 4(k)(iii)) if all shares of Class A Convertible Preferred Stock then outstanding were converted into shares of a nonvoting class of common stock of the Corporation. The aggregate principal amount of Convertible Notes into which such aggregate Excess Preferred Shares will be converted will be an amount equal to the product obtained by multiplying (x) the number of such aggregate Excess Preferred Shares by (y) the Redemption Price thereof. For the purposes of this Subsection 4(k)(iii) each holder of shares of Class A Convertible Preferred Stock then outstanding will be deemed to hold its Pro Rata Share of such aggregate Excess Preferred Shares.

                         (B) Upon the occurrence of any event causing a required
conversion of Class A Preferred Stock as provided in the preceding subparagraph
(A), (x) such conversion shall be deemed to have occurred as of the date of such event, (y) the Corporation will promptly give written notice to all holders of Class A Preferred Stock of such event setting forth the number of aggregate Excess Conversion Shares, the basis for the determination that such shares constitute Excess Preferred Shares and such holder's Pro Rata Share thereof and
(z) as soon as practicable after giving such notice and the determination of the Redemption Price of such Excess Preferred Shares, the Corporation shall issue and deliver or cause to be issued and delivered to each holder of such Excess Preferred Shares a Convertible Note or Convertible Notes in the aggregate principal amount of such holder's Pro Rata Share of the aggregate principal amount of Convertible

Notes to be issued upon conversion of all such Excess Preferred Shares, dated the date of such event requiring such conversion and registered in the name of such holder, in exchange for the certificates representing such holder's Excess Preferred Shares, together with proper assignments of such certificates.

         5.  Voting Rights.

             In addition to the voting rights expressly provided in Section 6 of this Article Fourth and as otherwise provided by law, for so long as any shares of Class A Convertible Preferred Stock remain issued and outstanding, each holder of Class A Convertible Preferred Stock shall be entitled to vote on (subject to the following sentence) all matters submitted to a vote of the holders of Common Shares and shall be entitled to that number of votes equal to the lesser of (a) the largest number of whole shares of Class C Common Stock (such holder's "As-Converted Votes") into which such holder's Class A Convertible Preferred Stock could be converted pursuant to the provisions of
Section 4 of this Article Fourth on the record date for the determination of shareholders entitled to vote on such matter or, if no record date is established, on the date such vote is taken or any written consent of shareholders is first executed and (b) such holder's Pro Rata Share of the Aggregate Preferred Votes (as defined in the following sentence). When voting together with the holders of Common Stock as a single class, the holders of Class A Preferred Stock shall be entitled in the aggregate in respect of the shares of Class A Preferred Stock they hold to no more than that number of votes (the "Aggregate Preferred Votes") equal to the lesser of (i) the aggregate As-Converted Votes of all such holders and (ii) such aggregate As-Converted Votes reduced by that number of votes which if such holders were then entitled to vote would result in a breach of any Foreign Ownership Restriction then in effect at the time of such vote. Notwithstanding the foregoing, or anything herein to the contrary, the rights of the Class A Convertible Preferred Stock to vote and elect directors on the Board of Directors of the Corporation shall be limited to the express provisions of Article SIXTH of this Restated Certificate of Incorporation. Except as otherwise expressly provided herein and as otherwise required by law, the holders of Class A Convertible Preferred Stock and Common Shares shall vote together as a single class on all matters to which such holders are entitled to vote.

         6. Restrictions and Limitations Requiring Holders of Class A Convertible Preferred Stock to Vote as a Class.

             So long as any Class A Convertible Preferred Stock remains outstanding, the Corporation must obtain the vote or written consent of at least sixty percent (60%) of the holders of the then outstanding Class A Convertible Preferred Stock (in addition to any other vote required by law) in order to:

             (i) authorize the issuance or sale of any senior or, except for a Qualified Transaction (as such term is defined in the Note Purchase Agreement) which does not include Class A Convertible Preferred Stock, of any pari passu equity securities, or any rights, options or warrants to acquire any such securities or any security convertible into such senior or pari passu equity securities, including without limitation, debt instruments convertible into such senior or pari passu equity;

             (ii) contract or incur any additional debt (other than a Qualified Transaction which does not include Class A Convertible Preferred Stock or refinancing of debt outstanding on the date hereof on terms substantially the same or more favorable to the Corporation than existing terms) on or after the date hereof for money borrowed in excess of an aggregate $1,000,000 (and any refinancing of such amount) prior to the termination of the Voting Trust Agreement, dated October 1, 1992 (the "Shareholders Agreement"), by and between the Voting Trustee and all Shareholders of the Class A and any previously authorized Class B Common Stock of the Corporation, at a time when the pro forma "Earnings Before Fixed Charges and Taxes" to "Fixed Charge" ratio is less than
1.25 based on the Corporation's annualized performance over the preceding six months;

             (iii) alter, modify, amend or adversely affect any term of the Class A Convertible Preferred Stock as specified in this Restated Certificate of Incorporation;

             (iv) engage in any merger or consolidation or voluntary reorganization, restructuring, recapitalization, winding up, dissolution or liquidation or any sale lease, assignment or other disposition of all or substantially all of the assets of the Corporation; and

             (v) otherwise alter, modify or amend this Restated Certificate of Incorporation or the By-Laws of the Corporation as in effect on the date hereof in any way that adversely affects any term, right or preference of the Series A Convertible Preferred Stock.

         For the purposes of this Section 6(a) the following terms shall have the following meanings:

         "Earnings Before Fixed Charges and Taxes" shall mean, with reference to any period, the sum of the following for such period, all as determined in accordance with generally accepted accounting principles ("GAAP"): (A) the consolidated net earnings of the Corporation and its Subsidiaries, if any, excluding: (i) extraordinary gains, (ii) any equity interest of the Corporation in the unremitted earnings of any corporation not a Subsidiary and (iii) any gain on the sale, exchange or other disposition of assets plus (B) provisions for federal, state and local income taxes plus (C) Fixed Charges.

         "Fixed Charges" shall mean, with reference to any period, the sum of the following for such period, all as determined in accordance with GAAP: (A) all amounts which would be deducted in computing the consolidated net income of the Corporation and its Subsidiaries, if any, on account of interest on obligations for borrowed money, Capital Lease obligations and guarantees of the foregoing, including imputed interest in respect of Capital Lease obligations, amortization of debt discounts and expenses, fees and commissions for letters of credit and bankers' acceptance financing and the net interest costs of interest rate swaps and hedges plus (B) all payments by the Corporation and its Subsidiaries, if any, pursuant to any lease of real or personal property (other than Capital Lease obligations) minus the amount of any fixed rents paid to the Corporation or any Subsidiary under noncancellable subleases of one year or greater on the properties subject to such leases.

         "Capital Leases" shall mean any lease of property which in accordance with GAAP should be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

         "Subsidiary" shall mean any corporation of which the Corporation at the time owns, directly or indirectly, more than 50% of the Voting Stock which has the power to elect a majority of the board of directors.

         7. Preemptive Rights. (a) Subject to the provisions of this Section 7, each holder of Class A Convertible Preferred Stock shall, prior to the occurrence of a Qualifying Public Offering, have the preemptive right to purchase its pro rata share of any preferred or common securities offered by the

Corporation in a private unregistered transaction at a price or prices not less favorable to the holders of such Class A Convertible Preferred Stock than the price at which such shares or other securities are offered for sale to others.

             (b) Notwithstanding anything to the contrary in the foregoing
Section 7(a), no holder of Class A Convertible Preferred Stock shall have any preemptive right to purchase any shares (or Options to acquire shares) issued or issuable pursuant to offers, grants or sales made under the Employee Stock Plans; but only to the extent that each of the following is met:

                 (i) In any fiscal year, the number of shares of common stock issuable pursuant to grants made in such year under the Employee Stock Plans (other than shares issued pursuant to the Offerings) at a consideration per share less than the fair market value of a share of common stock at the time of such grants shall not exceed in the aggregate (A) in the case of fiscal year 1996, 2% of the then outstanding shares of common and preferred stock and (B) in the case of each fiscal year thereafter, 1% of the then outstanding shares of common and preferred stock. For grants made in fiscal year 1996, the determinations of fair market value and outstanding shares shall be made after giving effect to the Offerings and the purchase of Class A Convertible Preferred Stock contemplated hereby.

                 (ii) At no time shall the number of shares of common stock issued and issuable pursuant to grants made under the ISOP exceed in the aggregate 10% of the then outstanding shares of Common and Preferred Stock.

                 (iii) The total number of shares issued and issuable pursuant to grants made under the SPP (other than shares issued pursuant to the Offerings) will not exceed 1,000,000.

             (c) Notwithstanding anything to the contrary in the foregoing
Section 7(a), no holder of Class A Convertible Preferred Stock shall have any preemptive right or other right to purchase any Common Shares or other securities as a result of (A) the issuance of Common Shares upon conversion of any Class A Convertible Preferred Stock or any Convertible Notes or the issuance of Preferred Stock upon conversion of any Convertible Notes; (B) the issuance of up to 91,587 shares and like number of warrants issued pursuant to the 1994 Offering; (C) the offer or issuance of securities of the Corporation in connection with the Offerings; (D) the issuance of shares of Class C Common Stock upon conversion of Class A Common Stock into Class C Common Stock; and/or (E) the issuance of any Additional Securities (as such term is defined in the Note Purchase Agreement) including, without limitation, the issuance of up to $10,000,000 aggregate principal amount of Convertible Notes (inclusive of all Convertible Notes previously issued) and such additional Convertible Notes as may be issued pursuant to Subsection 4(k).

         FIFTH: The number of directors constituting the present Board of Directors is twelve (12), and the names and addresses of the current directors are as follows:

CAPT. JOHN P. ANDERSON                        CAPT. JAMES B. ROBBINS
16 Diann Drive                                1488 Gilbert Road
Montville, NJ 07045                           Kennesaw, GA 30152

CAPT. FRED L. BARBER                          DUMITRU CUCU, Romaero SA
4324 Autumn Hill Drive                        BLVD Ficusului, NO 44, Sector 1
Stone Mountain, GA 30083                      Bucharest, Romania 71544

CAPT. JACK E. GRAY II                         ALAN HALPERT
804 Oakdale Road, N.E.                        19 Fordham Road
Atlanta, GA 30307-1200                        Livingston, NJ 07039

CAPT. DON GRISHAM                             BERNARD MANN
3972 Estepona Avenue                          1145 Buckingham Road
Miami, FL 33178                               Fort Lee, NJ 07024

CECELIA HALLMAN                               RUSSELL THAYER
334 S. Route 100                              171 Hulfish Street
Breingsville, PA 18031                        Princeton, NJ 08542-3709

CAPT. JAMES B. HAWKS                          NORTON WALTUCH
210 Highridge Court                           180 South Woodland Street
Roswell, GA 30076                             Englewood, NJ 07631

JOHN G. MURPHY
35 Earle Avenue
Rockville Centre, NY 11570

         SIXTH: (a) From the date of effectiveness of this Restated Certificate of Incorporation until the earlier of (i) January 1, 1998 or (ii) a Qualifying Public Offering, the Board of Directors shall consist of not less than fourteen
(14) nor more than nineteen (19) directors and the exact number shall be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Type Class A, Type Class C and Type Preferred Class. Only shareholders owning Class A Common Stock voting as a class (or the trustees under the Shareholders Agreement) may vote to elect a Type Class A director; only shareholders owning Class C Common Stock voting as a class may vote to elect a Type Class C director; and only shareholders owning Convertible Preferred Stock voting as a class may vote to elect a Type Preferred Class director. Through and until January 1, 1998, a majority of the Board shall be comprised of Type Class A directors. Upon the issuance of Class A Convertible Preferred Stock, the Board of Directors shall appoint to the Board two (2) directors who shall be selected by the holders of not less than a majority of the issued and outstanding shares of Class A Convertible Preferred Stock, and the term of such two (2) directors shall continue to, and expire at, the Corporation's 1997 annual shareholders' meeting (the "1997 Shareholder Meeting"). Unless removed by a majority of the Class A Directors serving on the Board, the terms for the three Class A directors elected to the Board of Directors as then designated Class I directors prior to the effective date of this Restated Certificate of Incorporation, shall continue without interruption or termination until their expiration at the Corporation's 1998 annual shareholders' meeting (the "1998 Shareholder Meeting"). If any such Class A director's seats should become vacant prior to the 1998 Shareholder Meeting, such vacancies shall be filed by the vote of the remaining Type Class A directors on the Board and the term of such director filling such vacancies shall continue until the 1998 Shareholder Meeting (without the need for re-election or confirmation at any earlier shareholders' meeting). However, prior to January 1, 1998, the majority of Class A directors serving on the Board of Directors may vote to remove any Class A director with or without cause.

             (b) Effective as of the 1997 Shareholder Meeting (which shall occur on or before June 30, 1997), unless there shall have occurred a Qualifying Public Offering, members of the Board of Directors (including, without limitation, those members elected at such 1997 Shareholder Meeting) will consist of at least eight (8) Type Class A directors, five (5) (but no more than five) Type Class C directors and two (2) (but no more than two) Type Preferred Class directors. Of the Type Class A directors elected at the 1997 Shareholder Meeting, at least five (5) such Type Class A directors shall have terms expiring effective January 1, 1998. Of the Type Class C directors elected at the 1997 Shareholder Meeting, at least two (2) such Type Class C directors shall have terms expiring effective January 1, 1998, not more than three type Class C directors on the entire Board shall have terms expiring after January 1, 1998 and no such Type Class C directors shall have terms expiring after the 1998 Shareholder Meeting. The two Type Preferred Class directors elected at the 1997 Shareholder Meeting shall have terms expiring effective as of the date of the 1998 Shareholder Meeting.

             (c) On and after January 1, 1998, (i) unless otherwise determined by a vote of not less than three-fourths of the directors on the Board of Directors, the Board of Directors shall consist of either nine (9), twelve (12) or fifteen (15) directors and the exact number shall be determined from time to time by resolution adopted by affirmative vote of the majority of the entire Board of Directors, (ii) the holders of Common Stock (which as of January 1, 1998 shall consist solely of Class C Common pursuant to Article Fourth above) shall be entitled to vote as a class to elect the number of directors which is at least, but not more than, two thirds of the total number of directors on the Board of Directors (such Board members elected from time to time by the holders of Common Stock are designated herein as the "Common Directors"), and (iii) for so long as not more than fifty percent (50%) of the Class A Convertible Preferred Stock issued by the Corporation has been converted to Common Stock, the holders of Class A Convertible Preferred Stock shall be entitled to vote as a class, requiring the vote or written consent of at least fifty-one percent (51%) of such holders, in order to elect the number of directors which is at least, but not more than, one-third of the total number of directors on the Board of Directors (such Board members elected from time to time by the holders of Class A Convertible Preferred Stock are described herein as the "Preferred Directors"). Effective as of the 1998 Shareholder Meeting, the Common Directors and the Preferred Directors together shall be divided into three classes, designated Term Class I, Term Class II, and Term Class III. Each such class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors and shall consist, as nearly as possible, of directors two-thirds of which are Common Directors and one-third of which are Preferred Directors. The 1998 Shareholder Meeting shall occur on or before June 30, 1998. On or before January 1, 1998, the Board of Directors shall appoint to the Board such additional Type Preferred Class directors (if any) as may be necessary for the Corporation to be in compliance with clause (iii) above in this paragraph, and all such additional directors shall be appointed by the Type Preferred Class directors then serving on the Board of Directors.

             (d) At the 1998 Shareholder Meeting, Term Class I directors shall be elected for a one-year term, Term Class II directors for a two-year term and Term Class III directors for a three-year term. At each succeeding annual meeting of shareholders beginning in 1999, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the Term Classes (i.e. I, II and III) so as to maintain the number of directors in such Class as nearly proportionate as possible, but in no event shall the size of the Board be decreased to less than nine (9) directors.

             (e) Unless otherwise provided herein, a director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. A director may only be removed for cause by a majority vote of the votes cast by the holders of the class of stock entitled to vote for the election of such director. Any director of any Type Class (i.e. Class A, Class C or Preferred Class) elected to fill a vacancy on the Board resulting from the death, resignation, retirement, disqualification or removal of any director prior to the expiration of his or her term shall be appointed by those directors on the Board of Directors who are members of the same Type Class (i.e. Class A, Class C or Preferred Class) to which such former director creating the vacancy was a member. Any director elected to fill any such vacancy shall hold office for a term that shall coincide with the remaining term (i.e. Class I, II or III term) of the former director whose position he or she has filled. If the number of directors is changed prior to January 1, 1988, any increase or decrease shall be apportioned among the Classes (A, C and Preferred) so as to maintain the proportional balance among each Type Class as nearly as possible to that authorized and required as of the date of such change. Any such additional director elected to fill a vacancy resulting from such increase in the size of the Board of Directors shall hold office until the next annual meeting of the Corporation's shareholders, but in the case of any such increase occurring after the 1997 Shareholder Meeting but before January 1, 1998, such additional director shall hold office until January 1, 1998.

         SEVENTH: To the extent permitted by New Jersey law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders except that this Article shall not relieve a director or officer from liability for any breach of duty based on an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt of such person of an improper personal benefit. For purposes of the foregoing sentence, an act or omission in breach of a person's duty of loyalty means an act or omission which that person knows or believes to be contrary to the best interests of the Corporation or its shareholders in connection with a matter in which he has a material conflict of interest.

         EIGHTH: The Corporation shall indemnify each person who is or was a director, officer, employee or agent of the Corporation or of any constituent entity absorbed into the Corporation by consolidation or merger and any person who is or was a director, officer, trustee, employee or agent or any other enterprise service at the request of the Corporation or of such constituent entity against all liabilities and expenses incurred in any proceeding, whether or not a proceeding by or in the right of the Corporation, except that no indemnification shall be made to or on behalf of any such person if a judgment or other final adjudication adverse to that person establishes that his or her acts or omissions (a) were in breach of her or her duty of loyalty to the Corporation, (b) were not in good faith or involved a knowing violation of law, or (c) resulted in receipt by such person of an improper personal benefit. For purposes of the foregoing sentence, an act or omission in breach of a person's duty of loyalty means an act or omission which that person knows or believes to be contrary to the best interests of the Corporation or its shareholders in connection with a matter in which he has a material conflict of interest.

         NINTH: Pursuant to Subsection 14A:9-5(6) of the New Jersey Business Corporation Act, this Restated Certificate of Incorporation shall become effective on the date of filing of this Restated Certificate of Incorporation in the office of the Secretary of State.

         IN WITNESS WHEREOF, the undersigned has signed this Restated Certificate of Incorporation on this __ day of ___________, 1996.

                                                   KIWI INTERNATIONAL AIR LINES,
                                                   INC.

                                                   By:__________________________

                                                                       EXHIBIT C




                                RESTATED BY-LAWS

                                       OF

                       KIWI INTERNATIONAL AIR LINES, INC.

                                    ARTICLE I

                                  STOCKHOLDERS

         Section 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held either within or without the State of New Jersey, at such time and place as the Board of Directors may designate in the call or in a waiver of notice thereof, or in the absence of Board action designating the time for such meeting, on the last Thursday of April of each year (or if such day be a legal holiday, then on the next succeeding day not a holiday) at 10:00 o'clock in the forenoon, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

         Section 2. Delayed Annual Meeting. If for any reason the annual meeting of the stockholders shall not be held on the day designated pursuant to
Section 1 of this Article, or on any subsequent day to which it shall have been duly adjourned, such meeting may be called and held as a special meeting, and the same proceedings may be had and the same business may be transacted at such meeting as at any annual meeting.

         Section 3. Special Meetings. Special meetings of the stockholders may be called by the Board of Directors or by the President, at such times and at such place either within or without the State of New Jersey as may be stated in the call or in a waiver of notice thereof.

         Section 4. Notice of Meetings. Notice of the time, place and purpose of every meeting of stockholders shall be delivered personally or mailed not less than ten days nor more than sixty days previous thereto to each stockholder of record entitled to vote, at his post office address appearing upon the records of the Corporation or at such other address as shall be furnished in writing by him to the Corporation for such purpose. Such further notice shall be given as may be required by law or by these Restated By-Laws. Any meeting may be held without notice if all stockholders entitled to vote either are present in person or by proxy, or waive notice in writing, either before or after the meeting.

         Section 5. Quorum. The holders of record of at least a majority of the shares of the stock of the Corporation issued and outstanding and entitled to vote, present in person or by proxy, shall, except as otherwise provided by law or by the Corporation's Certificate of Incorporation (as the same is amended and restated from time to time the "Certificate of Incorporation") or by these Restated By-Laws, constitute a quorum at all meetings of the stockholders; if there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time until a quorum shall have been obtained.

         Section 6. Organization of Meetings. Meetings of the stockholders shall be presided over by the Chairman of the Board, if there be one, or if he is not present, by the President, or if he is not present, by a chairman to be chosen at the meeting. The Secretary of the Corporation, or in his absence an Assistant Secretary, shall act as Secretary of the meeting, if present.

         Section 7. Voting. At each meeting of stockholders, except as otherwise provided by statute or the Certificate of Incorporation, every holder of record of stock entitled to vote shall be entitled to one vote in person or by proxy for each share of such stock standing in his name on the records of the Corporation. Except as otherwise provided by statute, the Certificate of Incorporation, or these Restated By-Laws, elections of directors shall be determined by a plurality of the votes cast thereat (and in cases where the Certificate of Incorporation or applicable law requires that certain directors or class of directors be elected by a specific class of shareholders, then by a plurality of the votes of such shareholder class cast thereat) and all other action shall be determined by a majority of the votes cast at such meeting. Each proxy to vote shall be either in writing and signed, or given by telegram, radio, radiogram, cable or equivalent communication made by the stockholder or by his duly authorized agent.

         At all elections of directors, the voting shall be in such other manner as may be determined by the Board of Directors, unless a shareholder present in person or by proxy entitled to vote at such election demands election by ballot. With respect to any other matter presented to the stockholders for their consideration at a meeting, any stockholder entitled to vote may, on any question, demand a vote by ballot.

         A complete list of the stockholders entitled to vote at each such meeting, arranged in alphabetical order (within each class, series or group of shareholders maintained by the Corporation for convenience of reference) with the address of each, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 8. Inspectors of Election. The Board of Directors in advance of any meeting of stockholders may appoint one or more Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman of the meeting may, and on the request of any stockholder entitled to vote, shall, appoint one or more Inspectors of Election. Each Inspector of Election, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of Inspector of Election at such meeting with strict impartiality and according to the best of his ability. If appointed, Inspectors of Election shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

         Section 9. Action by Consent. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, if, prior to such action, a written consent or consents thereto, setting forth such action, is or are signed by the holders of record of all of the shares of stock of the Corporation or, in the alternative, by the holders of record of so many of the shares of the stock of the Corporation (whether as a whole, within each class of stock, or both) as are required by law or by the Certificate of Incorporation or by these Restated By-laws for the taking of such action by written consent, if, either the Corporation solicits for such consents or proxies for consents from the holders of all of the shares of stock of the Corporation, issued, outstanding and entitled to vote, or promptly notifies all non-consenting holders of stock of the Corporation as required by law. Any such solicitation or notice to non-consenting stockholders hereunder shall specify at least the action to which the consent relates, its proposed effective date, any conditions precedent to such action, the date of tabulation of consents, and the rights of all stockholders who are entitled to dissent from such action, if any, together with the requisite procedure for assertion and enforcement of those rights. In the case of a merger, consolidation, or sale, lease, exchange or other disposition of substantially all of the assets of the Corporation, any required or permitted stockholder action may be taken by a prior written consent or consents to such action, setting forth the action to be taken, signed either by the holders of all of the shares of every class of issued and outstanding stock of the Corporation, or by the holders of all of the shares of stock of the Corporation, issued, outstanding and entitled to vote, with the same notice to all other holders of stock of the Corporation as is required hereunder to be sent to non-consenting stockholders.

                                   ARTICLE II

                                    DIRECTORS

         Section 1. Number, Term, Vacancies, Quorum. The number of directors which shall comprise the Board of Directors, the term period for which directors shall hold office and the manner in which vacancies are filled on the Board shall be as provided in the Certificate of Incorporation.

         A majority of the members of the Board of Directors then holding office shall constitute a quorum, which in no case shall be less than one-third of the total number of directors or less than two directors, except that when the entire Board consists of one Director, then one director shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.

         Section 2. Meetings, Notice. Meetings of the Board of Directors shall be held at such place either within or without the State of New Jersey, as may from time to time be fixed by resolution of the Board, or as may be specified in the call or in a waiver of notice thereof. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board, and special meetings may be held at any time upon the call of three directors, the Chairman of the Board, if one be elected, or the President, by oral, telegraphic or written notice, duly served on or sent or mailed to each director not less than two days before such meeting. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting was held. Notice need not be given of regular meetings of the Board or of any special meeting when its time and place are determined in advance by a quorum of the Board. Any meeting may be held without notice, if all directors are present, or if notice is waived in writing, either before or after the meeting, by those not present. Any meeting of the Board may be held by means of conference telephone or any other means of communication by which all persons participating in the meeting are able to hear each other.

         Section 3. Committees. The Board of Directors may, in its discretion, by resolution passed by a majority of the whole Board, designate from among its members one or more committees which shall consist of one or more directors. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Such committees shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. A majority of any such committee may determine its action and fix the time and place of its meetings, including meetings by telephone conference call or similar means of communication, unless the Board of Directors shall otherwise provide. The Board shall have power at any time to change the membership of any such committee, to fill vacancies in it, or to dissolve it.

         Section 4. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent or consents thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent or consents is filed with the minutes of proceedings of the Board or committee.

         Section 5. Compensation. The Board of Directors may determine, from time to time, the amount of compensation which shall be paid to its members. The Board of Directors shall also have power, in its discretion, to allow a fixed sum and expenses for attendance at each regular or special meeting of the Board, or of any committee of the Board; in addition, the Board of Directors shall also have power, in its discretion, to provide for and pay to directors rendering services to the Corporation not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board from time to time.

                                   ARTICLE III

                                    OFFICERS

         Section 1. Titles and Election. The officers of the Corporation, who shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders, shall be a President, a Treasurer and a Secretary. The Board of Directors from time to time may elect a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as it shall deem necessary, and may define their powers and duties. Any number of offices may be held by the same person.

         Section 2. Terms of Office. The officers shall hold office until their successors are chosen and qualify.

         Section 3. Removal. Any officer may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the Board of Directors.

         Section 4. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the Secretary. Such resignations shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 5. Vacancies. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the directors may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred.

         Section 6. Chairman of the Board. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and of the stockholders, and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

         Section 7. President. The President shall be the chief executive officer of the Corporation and, in the absence of the Chairman, shall preside at all meetings of the Board of Directors, and of the stockholders. He shall exercise the powers and perform the duties usual to the chief executive officer and, subject to the control of the Board of Directors, shall have general management and control of the affairs and business of the Corporation; he shall appoint and discharge employees and agents of the Corporation (other than officers elected by the Board of Directors) and fix their compensation; and he shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have the power to execute bonds, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

         Section 8. Vice Presidents. If chosen, the Vice Presidents, in the order of their seniority, shall, in the absence or disability of the President, exercise all of the powers and duties of the President. Such Vice Presidents shall have the power to execute bonds, notes, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties incident to the office of Vice President and as the Board of Directors, or the President, shall direct.

         Section 9. Secretary. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all notes and the minutes of proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall affix the corporate seal to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer who may affix the seal to any such instrument in the event of the absence or disability of the Secretary. The Secretary shall have and be the custodian of the stock records and all other books, records and papers of the Corporation (other than financial) and shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed.

         Section 10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the directors whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

         Section 11. Duties of Officers may be Delegated. In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.

                                   ARTICLE IV

                                 INDEMNIFICATION

         Section 1. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer or trustee of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger or is or was serving at the request of the Corporation or of any absorbed constituent corporation as a director, officer, employee, agent of or participant in another corporation, partnership, limited liability company, joint venture, trust or other enterprise, or the legal representative of such a person against expenses, costs, disbursements (including attorneys' fees), judgments, fines and amounts actually and reasonably incurred by him in good faith and in connection with such action, suit or proceeding unless a judgment or other final adjudication adverse to such person establishes that his acts or omissions (a) were in breach of his duty of loyalty to the Corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit. As used in this Section, an act or omission in breach of a person's duty of loyalty means an act or omission which that person knows or believes to be contrary to the best interests of the Corporation or its shareholders in connection with a manner in which he has a material conflict of interest.

         Section 2.    Specific Authorization.  Any indemnification under
Section 1 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, trustee, employee, agent, or the legal representative thereof, is proper in the circumstances because he has met the applicable standard of conduct set forth in said Section 1. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         Section 3. Advance of Expenses. Expenses incurred by any person entitled to be indemnified under Section 1 shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the specific case, (such authorization to be made in the same manner as a determination that indemnification is proper under Section 2 of this Article), upon receipt of an undertaking by or on behalf of the director, officer, trustee, employee, or the legal representative thereof, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation pursuant to Section 1.

         Section 4. Right of Indemnity not Exclusive. The indemnification provided by this Article shall not exclude any other rights to which those seeking indemnification may be entitled under the certificate of incorporation of the Corporation or any By-Law agreement, vote of stockholders or otherwise, and shall continue as to a person who has ceased to be a director, officer, trustee, employee, agent or the legal representative thereof, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         Section 5. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation by consolidation or merger or the legal representative of such person or is or was serving at the request of the Corporation or of any absorbed constituent corporation as a director, officer, trustee, employee or agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, or the legal representative of any such person against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such or by reason of his being or having been such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article, Section 14A:3-5 of the New Jersey Business Corporation Act, or otherwise.

         Section 6. Invalidity of any Provision of this Article. The invalidity or unenforceability of any provision of this Article shall not affect the validity or enforceability of the remaining provisions of this Article.

                                    ARTICLE V

                                  CAPITAL STOCK

         Section 1. Certificates. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form (including punch cards, magnetically coded or otherwise treated forms to facilitate machine or automatic processing) as the Board of Directors may from time to time prescribe. Each certificate of stock shall in any event state upon its face all matters required by law. Each certificate of stock issued at any time the Corporation is authorized to issue shares of more than one class of stock shall set out on it the designations, rights, preferences and limitations of each class and series then authorized and the power of the Board of Directors to divide any such shares and to change such designations, rights, preferences and limitations. The certificates of stock shall be signed by the Chairman of the Board, if any, or by the President or a Vice President and by the Secretary, or the Treasurer, or an Assistant Secretary, or an Assistant Treasurer, sealed with the seal of the Corporation or a facsimile thereof, and countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe. Where any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or registered by a registrar other than the Corporation or its employee, the signature of any such officer may be a facsimile signature. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

         Section 2. Transfer. The shares of stock of the Corporation shall be transferred only upon the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.


         Section 3. Record Dates. The Board of Directors may fix in advance a date, not less than ten nor more than sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the distribution or allotment of any rights, or the date when any change, conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to receive any distribution or allotment of such rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote, at such meeting, or to receive payment of such dividend, or to receive such distribution or allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

         Section 4. Lost Certificates. In the event that any certificate of stock is lost, stolen, destroyed or mutilated, the Board of Directors may authorize the issuance of a new certificate of the same tenor and for the same number of shares in lieu thereof. The Board may in its discretion, before the issuance of such new certificate, require the owner of the lost, stolen, destroyed or mutilated certificate, or the legal representative of the owner, to make an affidavit or affirmation setting forth such acts as to the loss, destruction or mutilation as it deems necessary, and to give the Corporation a bond in such reasonable sum as it directs to indemnify the Corporation.

                                   ARTICLE VI

                      CONTRACTS AND FINANCIAL TRANSACTIONS

         Section 1. Contracts. When the execution of any contract, conveyance, or other instrument, has been authorized by the Board of Directors, or in the case of such contract, conveyance or other instrument, between the Corporation and any director or any corporation, firm, association or entity in which a director of the Corporation has a direct or indirect interest, has been authorized as set out in the New Jersey Business Corporation Act, without specification as to the executing officer, the President, or a Vice President may execute the same in the name and on behalf of the Corporation, and the Secretary, an Assistant Secretary or the Secretary-Treasurer may attest to that execution and affix the corporate seal thereto.

         Section 2. Checks, Notes, Etc. All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, may be signed by the President or any Vice President and may also be signed by such other officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.

         Section 3. Loans to Directors, Officers and Employees. The Board of Directors may authorize the loaning of money, guaranteeing of obligations or other assistance to any other officer or employee of the Corporation or of any subsidiary whenever in judgment of the Board such loan, guarantee or assistance may reasonably be expected to benefit the Corporation, provided, however, if such officer or employee is also a director, such loan, guarantee or assistance must be approved by a majority of the entire Board. Any such loan, guarantee or assistance may be made with or without interest, and may be unsecured, or secured in such manner as the Board shall approve.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         Section 1. Registered Office and Agent. The registered office of the Corporation shall be located at 721 Route 202-206, P.O. Box 1018, Somerville, New Jersey 08876. The Corporation may have other offices either within or without the State of New Jersey at such places as shall be determined from time to time by the Board of Directors or the business of the Corporation may require. The registered agent at such office is G. Robert Marcus, Esq.

         Section 2. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

         Section 3. Corporate Seal. The seal of the Corporation shall be circular in form and contain the name of the Corporation, and the year and state of its incorporation. Such seal may be altered from time to time at the discretion of the Board of Directors.

         Section 4. Books. There shall be kept at such office of the Corporation as the Board of Directors shall determine, within or without the State of New Jersey, correct books and records of account of all its business and transactions, minutes of the proceedings of its stockholders, Board of Directors and committees, and the stock book, containing the names and addresses of the stockholders, the number of shares held by them, respectively, and the dates when they respectively became the owners of record thereof, and in which the transfer of stock shall be registered, and such other books and records as the Board of Directors may from time to time determine.

         Section 5. Voting of Stock. Unless otherwise specifically authorized by the Board of Directors, all rights and powers, including any right to vote, incident to any stock owned by the Corporation, other than stock of the Corporation, shall be exercised in person or by proxy, by the President or any Vice President of the Corporation on behalf of the Corporation in no more restricted manner or limited extent than would apply to any owner thereof.

                                  ARTICLE VIII

                                   AMENDMENTS

         Section 1. Amendments. The vote of the holders of at least a majority of the shares of stock of the Corporation, issued and outstanding and entitled to vote, shall be necessary at any meeting of stockholders to amend or repeal these Restated By-Laws or to adopt new Restated By-Laws. These Restated By-Laws may also be amended or repealed, or new Restated By-Laws adopted, at any meeting of the Board of Directors by the vote of at least a majority of the entire Board; provided that any by-law adopted by the Board may be amended or repealed by the stockholders in the manner set forth above.

         Any proposal to amend or repeal these Restated By-Laws or to adopt new Restated By-Laws shall be stated in the notice of the meeting of the Board of Directors or the stockholders, or in the waiver of notice thereof, as the case may be, unless all of the directors or the holders of record of all of the shares of stock of the Corporation, issued and outstanding and entitled to vote, are present at such meeting.

                                                                     [Exhibit D]

================================================================================

                       RECOVERY EQUITY INVESTORS II, L.P.

                       KIWI INTERNATIONAL AIR LINES, INC.

                          REGISTRATION RIGHTS AGREEMENT

                            Dated as of July 1, 1996

================================================================================

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
1.  Definitions..............................................................1

2.  Registration under Securities Act, etc...................................5
         2.1  Registration on Demand.........................................5
         2.2  Incidental Registration........................................7
         2.3  Registration Procedures........................................8
         2.4  Underwritten Offerings. ......................................13
         2.5  Preparation; Reasonable Investigation.........................15
         2.6  Indemnification...............................................15

3.  Expenses................................................................18

4.  Rules 144 and 144A......................................................18

5.  Amendments and Waivers..................................................18

6.  Nominees for Beneficial Owners..........................................18

7.  Notices.................................................................19

8.  Remedies................................................................20

9.  No Inconsistent Agreements..............................................20

10. No Adjustments to Shares................................................20

11. Miscellaneous...........................................................20

                          REGISTRATION RIGHTS AGREEMENT

                  REGISTRATION RIGHTS AGREEMENT, dated as of July 1, 1996, among KIWI International Air Lines Inc., a New Jersey corporation (the "Company"), and Recovery Equity Investors II, L.P., a Delaware limited partnership (the "Purchaser").

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, the Company is a party to the Convertible Note Purchase and Option Agreement, dated as of July 1, 1996 (the "Note Purchase Agreement"), between the Company and the Purchaser, pursuant to which the Company has agreed to issue, and the Purchaser has agreed to purchase, $2,000,000 aggregate principal amount of the Company's 6% Convertible Notes due March 15, 1997 (the "Convertible Notes"; such Convertible Notes to be initially purchased by the Purchaser, the "Initial Convertible Notes");

                  WHEREAS, pursuant to the Note Purchase Agreement, the Purchaser has been granted the option to purchase from the Company (i) an additional $2,000,000 aggregate principal amount of Convertible Notes (the "Additional Convertible Notes"), and (ii) certain shares of KIWI's Class A Convertible Preferred Stock, no par value (the "Preferred Stock"), or, subject to certain conditions, in lieu thereof, an additional $6,000,000 aggregate principal amount of Convertible Notes (the "Substitute Convertible Notes");

                  WHEREAS, in order to induce the Purchaser to enter into the Note Purchase Agreement, the Company has agreed to provide the registration rights as set forth herein;

                  WHEREAS, the execution and delivery of this Agreement is a condition to the purchase by the Purchaser of the Initial Convertible Notes;

                  NOW, THEREFORE, the parties agree as follows:

                  1. Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:

                  Additional Convertible Notes: As defined in the second recital of this Agreement.

                  Business Day: Each day other than a Saturday, a Sunday or any other day on which banking institutions in the

City of New York are authorized or obligated by law or executive order to be closed.

                  Class C Common Stock: The Company's Class C Common Stock, no par value.

                  Commission: The Securities and Exchange Commission and any successor federal agency having similar powers.

                  Common Stock: The Company's Class A Common Stock, no par value and the Class C Common Stock.

                  Company: As defined in the introductory paragraph of this Agreement.

                  Company Shares: As defined in Section 2.1(d).

                  Convertible Notes: As defined in the first recital of this Agreement, including, but not limited to the Initial Convertible Notes, any Additional Convertible Notes and any Substitute Convertible Notes.

                  Demand Notice: As defined in Section 2.1(a).

                  Initial Convertible Notes: As defined in the first recital of this Agreement.

                  Initiating Holders: Any holder or holders of Registrable Shares holding at least 50% of the Registrable Shares outstanding at the time of any request pursuant to Section 2.1.

                  NASD: National Association of Securities Dealers, Inc.

                  NASDAQ: The NASDAQ Stock Market, Inc.

                  Note Purchase Agreement: As defined in the first recital of this Agreement.

                  Person: An individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organi zation or a government or any department or agency thereof.

                  Preferred Stock: As defined in the second recital of this Agreement.

                  Qualifying Public Offering: A public offering of Common Stock registered under the Securities Act in which the Company receives total gross proceeds of at least $15,000,000.

                  Registrable Shares: (a) Any shares of Common Stock issued or issuable upon conversion of Convertible Notes or Shares, (b) any shares of Common Stock otherwise issued in connection with any stock split or subdivision of, or dividend or distribution upon, Shares or (c) any shares of Common Stock purchased by the holder of any Convertible Notes or Shares pursuant to preemptive rights with respect to such Convertible Notes or Shares provided in the Restated Certificate of Incorporation and (d) any securities issued or issuable with respect to any shares of Common Stock referred to in the foregoing clauses (i) upon any conversion or exchange thereof, (ii) by way of stock dividend or stock split, (iii) in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or (iv) otherwise. Any particular Registrable Shares shall cease to be Registrable Shares when (x) a registration statement with respect to the sale of such Registrable Shares shall have become effective under the Securities Act and such Registrable Shares shall have been disposed of in accordance with such registration statement, (y) such Registrable Shares shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (z) such Registrable Shares shall have ceased to be outstanding.

                  Registration Expenses: All expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, all
(a) registration and filing fees, including National Association of Securities Dealers' fees and fees and expenses associated with filings required to be made with any national securities exchange or national computerized market system (including, if required, the fees and expenses of any "qualified independent underwriter" and its counsel), (b) fees and expenses of complying with securities or blue sky laws, including reasonable fees and disbursements of counsel effecting blue sky qualifications, (c) word processing, duplicating and printing expenses, messenger and delivery expenses, (d) fees and disbursements of counsel for the Company, of its independent public accountants (including the expenses of any special audits or "comfort" letters required by or incident to such performance and compliance), of underwriters and of any Person, including special experts, retained by the Company in connection with such performance and compliance, but not including (x) fees and disbursements of counsel for the holders of Registrable Shares or (y) any underwriting discounts or commissions attributable to the sale of Registrable Shares.

                  Required Holders: The holders of at least 75% of the Registrable Shares.

                  Restated Certificate of Incorporation: The Restated Certificate of Incorporation of the Company in the form of Exhibit B to the Note Purchase Agreement to be duly filed with the office of the Secretary of State of New Jersey upon approval thereof by the Company's shareholders.

                  Securities Act: The Securities Act of 1933, as amended or any similar replacement federal statute, as at the time in effect, and any reference to a particular Section of such Act shall include a reference to the comparable Section, if any, of any such similar replacement federal statute.

                  Shares: Any shares of Preferred Stock issued pursuant to the Note Purchase Agreement or issued or issuable upon conversion of Convertible Notes, and any other securities (other than Common Stock) issued in connection with any stock split or subdivision of, or distribution or dividend upon, the Preferred Stock.

                  Substitute Convertible Notes: As defined in the second recital of this Agreement.

                  2. Registration under Securities Act, etc.

                  2.1 Registration on Demand. (a) Demand. At any time after the occurrence of a Qualifying Public Offering, upon the written request of one or more Initiating Holders (such written request, a "Demand Notice") that the Company effect the registration under the Securities Act of all or a part of such Initiating Holders' Registrable Shares and specifying the intended method or methods of disposition thereof, the Company will promptly, but in any event within ten days, give written notice of such requested registration to all holders of Registrable Shares and thereupon will use its best efforts to effect the registration under the Securities Act of:

                  (i) the Registrable Shares which the Company has been requested to register pursuant to the Demand Notice, and

                  (ii) all other Registrable Shares which the Com pany has been requested to register by the holders thereof by written request given to the Company within ten days after the Company has given such written notice, which request shall specify the intended method of disposition of such Registrable Shares, all to the extent required to permit the disposition (in accordance with the intended methods thereof) of the Registrable Shares so to be registered.

                  (b) Limitation on Registration Rights. Not withstanding
Section 2.1(a), the Company shall not be required to effect a registration pursuant to Section 2.1(a):

                  (i) until a period of 180 days shall have elapsed from the effective date of the most recent registration previously effected pursuant to Section 2.1(a),

                  (ii) if the aggregate number of Registrable Shares to be included in such registration represent less than 25% of the aggregate Registrable Shares issued by the Company, and

                  (iii) if it has previously effected three registrations pursuant to Section 2.1(a).

                  (b) Registration Statement Form. Each registration requested pursuant to Section 2.1(a) shall be effected by the filing of a registration statement on Form S-1, Form S-2 or Form S-3 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such forms as presently constituted), unless the use of a different form is (i) required by law or (ii) permitted by law and agreed to in writing by the holders of more than 50% of the Registrable Shares to be included in such registration. The Company will use its best efforts to qualify for registration on Form S-2 or Form S-3 (or any other comparable form hereafter adopted).

                  (c) Effective Registration Statement. A registration requested pursuant to Section 2.1(a) shall not be deemed to have been effected unless it has become effective and remained effective for a period of at least 180 days or, if earlier, until all the Registrable Shares covered thereby have been sold.

                  (d) Registration Rights Exclusive. The Company will not register securities for sale for the account of any

Person other than holders of Registrable Shares, except for shares of Common Stock to be sold for the account of the Company to the extent permitted by
Section 2.1(f) (the "Company Shares"), and will not register any securities other than Registrable Shares in any registration of Registrable Shares effected pursuant to Section 2.1(a) (except for the Company Shares), unless permitted to do so by the written consent of the holders of more than 50% of the Registrable Shares to be included in such registration. Without the prior written consent of the holders of the Registrable Shares, the Company will not grant to any Person the right to demand a registration of securities prohibited by this Section 2.1(d).

                  (e) Other Requests. Upon the written request of one or more holders of Registrable Shares (other than Initiating Holders) received after a Qualifying Public Offering requesting that the Company effect the registration under the Securities Act of all or part of such holders' Registrable Shares and specifying the intended method or methods of disposition thereof, the Company will promptly, but in any event within ten days give written notice of such requested registration, including the names and addresses of such requesting holders, to all holders of Registrable Shares but shall not have any obligation to effect any registration pursuant to such request until it has received a request of Initiating Holders pursuant to Section 2.1(a).

                  (f) Pro Rata Allocation. If a registration pursuant to Section 2.1(a) involves an underwritten offering and the holders of a majority of the Registrable Shares to be included in such registration, in consultation with the managing underwriter, determine, and so advise the Company in writing (with a copy to each holder of Registrable Shares to be included in such registration), that the number of securities to be included in such underwritten offering should be limited due to market conditions or otherwise, the Company will include in such registration, to the extent of the number of securities which the Company is so advised should be included in such offering, (i) first, Registrable Shares requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares of Common Stock requested by such holders to be registered, (ii) second, securities that the Company proposes to issue and sell for its own account, if any, and (iii) third, if the holders of more than 50% of the Registrable Shares to be included in such registration have consented in writing pursuant to Section 2.1(d) to the inclusion of other securities in such registration, all other securities proposed to be registered, if any.

                  2.2 Incidental Registration. (a) Participation in Other Registrations. After the occurrence of a Qualifying Public Offering, any time the Company determines to register any of its equity securities under the Securities Act (other than pursuant to Section 2.1(a) or on Form S-8, Form S-4 or any successor forms thereto), whether or not for sale for its own account, it will each such time give prompt written notice to all holders of Registrable Shares of its intention to do so, which notice shall be given to all such holders at least 30 days prior to the date such registration is proposed to be consummated. Upon the written request of any such holder made within 30 days after the receipt of any such notice (which request shall specify the Registrable Shares intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Shares which the Company has been so requested to register by the holders thereof, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Shares so to be registered, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Shares and, thereupon, shall be relieved of its obligation to register any Registrable Shares in connection with such registration, without prejudice, however, to the rights of any holder or holders of Registrable Shares to request that such registration be effected as a registration upon request pursuant to Section 2.1(a).

                  (b) Underwriter. If the securities proposed to be registered by the Company are to be disposed of in an underwritten offering, such notice of the Company's intention to register such securities shall designate the proposed underwriters of such offering (which shall be one or more underwriting firms of recognized national standing) and shall contain the Company's agreement to use its best efforts, if requested to do so, to arrange for such under-writers to include in such underwriting the Registrable Shares which the Company has been so requested to register pursuant to Section 2.2(a).

                  (c) Effectiveness. No registration effected pursuant to
Section 2.2(a) shall relieve the Company from its obligation to effect registrations pursuant to Section 2.1(a).

                  (d) Pro Rata Allocation. If a requested registration pursuant to Section 2.2(a) involves an underwritten offering and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Shares requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a commercially reasonable price range (such writing to state the basis of such opinion and the approximate number of shares of securities which may be in cluded in such offering without such effect), the Company will include in such registration, to the extent of the number of securities which the Company is so advised can be sold in such offering, (i) first, securities that the Company proposes to issue and sell for its own account, (ii) second, Registrable Shares requested to be registered by the holders thereof pursuant to Section 2.2(a), pro rata among such holders on the basis of the number of shares of Common Stock requested by such holders to be registered, and (iii) third, all other securities proposed to be registered. The Company shall not grant to any other Person any right to participate in a registered offering other than on the terms described in the immediately preceding sentence.

                  2.3 Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Shares under the Securities Act as provided in Section 2, the Company will promptly:

                  (a) prepare and file with the Commission as soon as practicable (and in any event, within 75 days after receipt of a request for registration pursuant to Section 2.1(a) or the end of the period within which to request registration pursuant to Section 2.2(a), as the case may be) a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the Securities Act and the rules and regulations thereunder with respect to the disposition of all Registrable Shares and other securities covered by such registration statement until the earlier of (i) such time as all of such Registrable Shares have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration state-ment and (ii) the expiration of six months after such registration statement becomes effective; and will furnish to each such seller prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any such amendment or supplement to which any such seller or holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                  (c) furnish to each seller of such Registrable Shares such number of conformed copies of such regis tration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) in conformity with the requirements of the Securities Act, such documents, if any, incorporated by reference in such registration statement or prospectus, and such other documents, as such seller may reasonably request;

                  (d) promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after initial filing of the registration statement), provide copies of such document to counsel to each seller of Regis-trable Shares, make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling holders may reasonably request within 5 days of receipt thereof;

                  (e) use its best efforts to register or qualify all Registrable Shares and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller of such Registrable Shares shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and do any and all other acts and things which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of its Registrable Shares covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdi-vision (e) be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (f) cooperate with the sellers of such Registrable Shares to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company or similar depository institution, and enable such Registrable Shares to be registered in such names as such sellers may request at least two Business Days prior to any sale of Registrable Shares;

                  (g) use its best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable each seller thereof to consummate the disposition of such Registrable Shares;

                  (h) furnish to each seller of such Registrable Shares a signed counterpart, addressed to such seller, of (i) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement) and (ii) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in under written offerings of securities;

                  (i) immediately notify each seller of such Registrable Shares and (if requested by any such seller) confirm such advice in writing,
         (i) when or if the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amend-ment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the existence of any fact which makes any statement made in the registration statement, the prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the registration statement, the prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

                  (j) if any fact contemplated by clause (v) of Section 2.3(i) shall exist, prepare a supplement or post-effective amendment to the registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchaser of the Registrable Shares the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                  (k) use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

                  (l) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its shareholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

                  (m) provide and cause to be maintained transfer agents and registrars for all Registrable Shares covered by such registration statement from and after a date not later than the effective date of such regis-tration statement and obtain a CUSIP number for such Registrable Shares; and

                  (n) cause all Registrable Shares covered by such registration statement to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no such securities are then listed, on a national exchange selected by the Company, if such listing is then permitted under the rules of such exchange, or, if such listing is not practicable, to cause all such Registrable Shares to be designated as a NASDAQ "national market system security" within the meaning of Rule 11(A)(a)2-1 under the Exchange Act or, failing that, to secure NASDAQ authorization for such Registrable Shares and, without limiting the foregoing, to arrange for at least two market makers to register as such with respect to such securities within the NASD.

                  Each seller of Registrable Shares as to which any registration is being effected agrees by acquisition of such Registrable Shares to furnish the Company such information regarding such seller and the distribution of such Registrable Shares as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

                  The Company agrees not to file or make any amendment to any registration statement with respect to any Registrable Shares, or any amendment of or supplement to the prospectus used in connection therewith, which refers to any seller of any Registrable Shares covered thereby by name, or otherwise identify such seller as the holder of securities of the Company, without the consent of such seller, such consent not to be unreasonably withheld.

                  Each holder of Registrable Shares agrees by acquisition of such Registrable Shares that, upon receipt of any notice from the Company of the existence of any fact of the kind described in clause (v) of Section 2.3(i), such holder will forthwith discontinue disposition of Registrable Shares pursuant to the registration statement covering such Registrable Shares until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.3(j), or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's ex-pense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods regarding the effectiveness of registration statements set forth in Section 2.3(b) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (v) of Section 2.3(i) to and including the date when each seller of Registrable Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 2.3(j) or the Advice.

                  2.4 Underwritten Offerings.

                  (a) Underwriting Agreement. If requested by the underwriters for any underwritten offering of Registrable Shares on behalf of a holder or holders of Registrable Shares pursuant to a registration requested under pursuant to Section 2.1(a) or Section 2.2(a), the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities to the effect and to the extent provided in Section 2.6, provisions for the delivery of officers' certificates, opinions of counsel and accountants' "comfort" letters and hold-back arrangements. The holders on whose behalf Registrable Shares are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such holders of Registrable Shares and any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Shares. Such holders of Registrable Shares shall not be required by the Company to make any representations or warranties to or agreements with the Company or the underwriters other than reasonable representations, warranties or agreements re-garding such holder, such holder's Registrable Shares and such holder's intended method or methods of disposition and any other representation required by law.

                  (b) Selection of Underwriters. Whenever a registration requested pursuant to Section 2.1(a) is for an underwritten offering, the holders of a majority of the Registrable Shares included in such registration shall have the right to select the managing underwriter(s) to administer the offering, subject to the approval of the Com-pany, such approval not to be unreasonably withheld.

                  (c) Holdback Agreements. (i) If any registration pursuant to
Section 2.1(a) shall be in connection with an underwritten public offering, each holder of Registrable Shares agrees by acquisition of such Registrable Shares, if so required by the managing underwriter, not to effect any public sale or distribution of Registrable Shares (other than as part of such underwritten public offering) or other equity securities of the Company within seven days prior to the effective date of such registration statement or 90 days after the effective date of such registration statement.

                  (ii) The Company agrees not to effect any public sale or distribution of its equity securities during the seven days prior to and the earlier of 180 days after any underwritten registration pursuant to Section 2.1(a) has become effective and the date on which all securities under such registration statement are sold, except as part of such underwritten registration and except pursuant to registrations on Form S-8, Form S-4 or any successor forms thereto.

                  2.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Shares under the Securities Act, the Company will give the holders of Registrable Shares on whose behalf such Registrable Shares are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Com-mission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                  2.6 Indemnification. (a) Indemnification by the Company. In the event of any registration of any Registrable Shares under the Securities
Act pursuant to Section 2.1(a) or 2.2(a), the Company shall indemnify and hold harmless the seller of such Registrable Shares, its offi-cers, directors and employees and each Person, if any, who controls such seller within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a fact contained in any registration statement or prospectus (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission or alleged omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information furnished in writing to the Company by such holder expressly for use therein. If the offering pursuant to any registration statement provided for herein is made through underwriters, no action or failure to act on the part of such underwriters (whether or not such underwriter is an affiliate of any holder of Registrable Shares) shall affect the obligations of the Company to indemnify any seller of Registrable Shares or any other Person pursuant to the preceding sentence. If the offering pursuant to any registration statement provided for under this Agreement is made through underwriters, the Company agrees to enter into an underwriting agreement in customary form with such underwriters and the Company agrees to indemnify such underwriters, their officers, directors and employees and each Person, if any, who controls such underwriters within the meaning of Section 15 of the Securi-ties Act to the same extent as hereinbefore provided with respect to indemnification of the holders of Registrable Shares.

                  (b) Indemnification by the Sellers. In connection with any registration statement in which a holder of Registrable Shares is participating, each such holder agrees by acquisition of such Registrable Shares to indemnify and hold harmless the Company, its officers and directors and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities, (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a fact contained in any registration statement or prospectus (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission or alleged omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in or such omission is from information so furnished in writing by such holder expressly for use therein.

                  (c) Notice of Claims, etc. Any Person entitled to indemnification under the provisions of this Section 2.6 shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party; and if such defense is so assumed, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party and such indemnifying party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld); and any underwriting agreement entered into with respect to any registration statement provided for under this Agreement shall so provide. In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect of such claim. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a participating holder of Registrable Shares its officers, directors or any Person, if any, who controls such holder as aforesaid, and shall survive the transfer of such Shares by such holder.

                  (d) Other Indemnifications. Indemnification similar to that specified in the preceding subdivisions of this Section 2.6 (with appropriate modifications) shall be given by the Company to each seller of Registrable Shares, on the one hand, and by each seller of Registrable Shares to the Company, on the other hand, with respect to any required registration or other qualification of such Registrable Shares under any federal or state law or regulation of any governmental authority other than the Securities Act.

                  (e) Payment. The indemnification required by this Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                  (f) Other Remedies. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the offering of Registrable Shares (taking into account the portion of the proceeds of the offering realized by each such party) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.

                  3. Expenses. The Company will pay all Registration Expenses in connection with registrations of Registrable Shares pursuant to Section 2.1(a) and Section 2.2(a).

                  4. Rules 144 and 144A. The Company will file the reports required to be filed by it under the Securities Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Shares, make publicly available other information), and will take such further action as any holder of Registrable Shares may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (c) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Shares, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

                  5. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act of the Required Holders. Each holder of any Registrable Shares at the time shall be bound by any amendment, consent or waiver authorized by this Section 5, whether or not such Registrable Shares shall have been marked to indicate such amendment, consent or waiver.

                  6. Nominees for Beneficial Owners. In the event that any Registrable Shares are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Shares for purposes of any request or other action by any holder or holders of Registrable Shares pursuant to this Agreement or any determination of any number or percentage of Registrable Shares held by any holder or holders of Registrable Shares contemplated by this Agreement. If the beneficial owner of any Registrable Shares so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Shares.

                  7. Notices. All notices and other communications given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (a) on receipt, if delivered personally, (b) three Business Days after it has been mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (c) the next Business Day after it has been sent by nationally recognized overnight courier (appropriately marked for overnight delivery); or (d) upon transmission, if it is sent by telecopy (with request for immediate confirmation of receipt in a manner customary for communications of such type):

                  (i)      if to the Company:

                  KIWI International Air Lines, Inc.
                  Hemisphere Center
                  U.S. 1 & 9 South
                  Newark, N.J. 07114-0006

                  with a copy to:

                  Norris, McLaughlin & Marcus
                  P.O. Box 1018
                  Sommerville, N.J. 08826-1018

                  Telecopier: (708) 722-0755

                  Attention: Robert Marcus

                  (ii)     if to the Purchaser:

                  Recovery Equity Investors II, L.P.
                  901 Mariner's Island Blvd.
                  Suite 465
                  San Mateo, California 94404-1592

                  with a copy to:

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York 10022

                  Telecopier: (212) 909-6836

                  Attention: George Maguire

                  (iii) if to any other holder of Registrable Shares, to such address as shall have been provided in accordance with this
                  Section 7.

or, in each case, at such other address as may be specified in writing (in accordance with the terms of this Section 7).

                  8. Remedies. Each holder of Registrable Shares in addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  9. No Inconsistent Agreements. The Company will not, on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the holders of Registrable Shares in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the holders of Registered Shares hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any other agreements.

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
                  10. No Adjustments to Shares. The Company will not take any action, or permit any change to occur, with respect to the Registrable Shares which would materially adversely affect the ability of the holders of Registrable Shares to effect the registration and sale of Registrable Shares pursuant to Section 2 of this Agreement.

                  11. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by, and binding upon, any holder or holders of Registrable Shares. This Agreement embodies the entire agreement and understanding between the Company and the other parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW JERSEY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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
                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                 KIWI INTERNATIONAL AIRLINES, INC.

                                 By:
                                    --------------------------------------------
                                    Name: John G. Murphy
                                    Title: President & CEO

                                 RECOVERY EQUITY INVESTORS II, L.P.:

                                 By: Recovery Equity Partners II, L.P,
                                     its sole general partner

                                          By:
                                             -----------------------------------
                                             Name:  Jeffrey A. Lipkin
                                             Title:  General Partner

                                          By:
                                             -----------------------------------
                                             Name: Joseph J. Finn-Egan
                                             Title: General Partner

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